AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2007

Registration No. 333-126898
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. __)

ICEWEB, INC.
(Name of small business issuer in its charter)

Delaware	7389	13-2640971
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

205 Van Buren Street
Suite 150
Herndon, Virginia 20170
703-964-8000
(Address and telephone number of principal executive offices)

Same as above
(Address of principal place of business or intended principal place of business)
_________________________

Mr. John R. Signorello
Chief Executive Officer
IceWEB, Inc.
205 Van Buren Street
Suite 150
Herndon, Virginia 20170
703-964-8000
(Name, address and telephone number of agent for service)
______________________________
Copies of all communications to:

James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W.
Suite 210
Boca Raton, Florida 33431
Telephone: 561-362-9595
Facsimile No: 561-362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ࿇

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.࿇

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed to include updated financial, business and other information for IceWEB, Inc. and to update the section entitled "Selling Security Holders" beginning on page 62 of the prospectus which is a part of this registration statement to reflect earlier sales or dispositions made by the named Selling Security Holders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 29, 2007

PROSPECTUS

ICEWEB, INC.

5,644,167 Shares of Common Stock

This prospectus covers the resale of a total of 5,644,167 shares being offered by selling security holders listed in the section of this prospectus entitled "Selling Security Holders". Of the shares covered by this prospectus, 640,000 shares are presently outstanding, 1,256,667 shares are issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 3,747,500 shares are issuable upon exercise of warrants with exercise prices ranging from $0.35 to $1.00 per share. We will not receive any of the proceeds from the sale of the shares being offered by the selling security holders.

For a description of the plan of distribution of the shares, please see page 67 of this prospectus.

Our common stock is traded on the OTC Bulletin Board under the trading symbol "IWEB." On March 26, 2007 the last sale price for our common stock was $0.65.
__________________________

Investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about risks of investing in our common stock.
__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________________, 2007
The original date of this Prospectus is February 10, 2006

PROSPECTUS SUMMARY

We are an Internet technology company. Since our formation in 2000 our focus has consistently remained on providing small businesses enterprise-class applications via the Internet in a hosted service model or Software as a Service (SaaS). Our products and services are used by organizations in both the public and private sectors. Through internal software development and a series of acquisitions, we have developed a suite of hosted software application services that are accessed by our customers via the Internet. Our current online products include IceMAIL (messaging), IceVISTA (web hosting), and IcePORTAL (Intranet portal). Our goal is to bring this enterprise-class technology, normally affordable by only large corporations, to small business customers via a recurring monthly subscription model.

Complementing the online service offerings is our IceWEB Solutions Group. The IceWEB Solutions Group focuses on providing computer network security products such as access control, content filtering, email security, intrusion detection, and the latest layer seven firewall technology to the Federal government. Our key partners are Secure Computing, Internet Security Systems, RSA Security, Blue Coat and F5 Networks. We believe that the combination of our vendor partners/manufacturers, customers, and government contracting vehicles enables us to be successful in providing the industry’s best network security solutions to the Federal government and commercial integrators who service the government.

Our principal executive offices are located at 205 Van Buren Street, Suite 150, Herndon, Virginia 20170, and our telephone number is 703-964-8000. Our fiscal year end is September 30.

When used in this prospectus, the terms “IceWEB,” " we," "our," and "us" refers to IceWEB, Inc., a Delaware corporation, and our subsidiaries. The information which appears on our web sites not part of this prospectus.

All per share information contained in this prospectus gives effect to a one for eighty (1:80) reverse stock split effective April 27, 2005.

The Offering

This prospectus covers the resale of a total of 5,644,167 shares of our common stock by the selling security holders. Of the shares covered by this prospectus, 640,000 shares are presently outstanding, 1,256,667 shares are issuable upon the conversion of shares of our Series A Convertible Preferred Stock and 3,747,500 shares are issuable upon exercise of warrants with exercise prices ranging from $0.35 to $1.00 per share. The selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock

Outstanding Prior to this Offering:	10,367,514 shares at March 16, 2007

Outstanding After this Offering:
21,459,442 shares, including an aggregate of 18,681,533 shares which are reserved for possible issuance upon the conversion of outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, exercise of outstanding common stock purchase warrants or exercise of options granted under our 2000 Management and Director Equity Incentive and Compensation Plan.

Common Stock Reserved:	11,681,533 shares, including:

$1,256,667 shares issuable upon the conversion of our Series A Convertible Preferred Stock, the resale of which is covered by this prospectus,
$1,833,334 shares issuable upon the conversion of our Series B Convertible Preferred Stock,
$6,235,000 shares upon the exercise of outstanding warrants with exercise prices ranging from $0.35 to $9.60 per share, the resale of 3,747,500 shares of which is covered by this prospectus,
$
1,574,032 shares of our common stock underlying options which are presently outstanding under our 2000 Management and Director Equity Incentive and Compensation Plan with an average exercise price of $0.77 per share, and

$782,500 shares of our common stock reserved for issuance under our 2000 Management and Director Equity Incentive and Compensation Plan.

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

OTC Bulletin Board Symbol	IWEB.

Selected Consolidated Financial Data

The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus.

Selected Statement of Operations Data:

	Three Months Ended December 31,		Fiscal year ended September 30,
	2006	2005	2006	2005
	(unaudited)

Sales	$2,581,777	$1,491,216	$4,768,993	$6,809,590
Gross profit	286,367	249,807	1,306,277	2,056,314
Total operating expense	886,123	580,547	4,456,248	2,864,566
(Loss) from operations	(599,756)	(330,740)	(3,149,971)	(808,252)
Total other income (expense)	9,690	(20,918	(720,416)	(95,256)
Net (loss)	(590,066)	(351,658)	(3,870,387)	(903,508)
Beneficial conversion feature	-	(500,000)	(500,000)	(1,000,000)
Net (loss) attributable to common stockholders	$(590,066)	$(851,658)	$(4,370,387)	$(1,903,508)

Selected Balance Sheet Data:

	December 31, 2006	September 30, 2006
	(unaudited)
Working capital (deficit)	$(1,901,811)	$(1,626,966)
Cash	$288,901	$432,885
Total current assets	$1,729,490	$1,706,621
Total assets	$2,769,338	$2,595,875
Total current liabilities	$3,631,301	$3,333,587
Total liabilities	$3,949,450	$3,666,556
Total stockholders' (deficit)	$(1,180,112)	$(1,070,681)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to increase our revenues, develop our brands, implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control.

You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

We have an accumulated deficit and we anticipate continuing losses that will result in significant liquidity and cash flow problems absent a material increase in our revenues.

We have an accumulated deficit of approximately $11.5 million at December 31, 2006. For the years ended September 30, 2006 and 2005, we had a net loss of approximately $3.8 million and $900,000, respectively, and cash used in operations was approximately $1,010,000 and approximately $920,000, respectively. The report of our independent registered public accounting firm on our financial statements for the fiscal year ended September 30, 2006 contained a qualification expressing substantial doubt as to our ability to continue as a going concern as a result of our net losses. Our losses have continued into fiscal 2007. We reported a net loss of approximately $590,000 for the three months ended December 31, 2006 and cash used in operations for that period was approximately $391,000. As long as our cash flow from operations remains insufficient to fund our operations, we will continue depleting our cash and other financial resources. Our failure to achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. In this event, you could lose all of your investment in our company.

Our sales declined substantially for fiscal 2006 as compared to fiscal 2005 and we recently sold three of our subsidiaries which represented in the aggregate approximately 40% of our fiscal 2006 revenues. This reduction in our sales could adversely impact our ability to continue as a going concern.

Following the end of fiscal 2006, we sold three of our subsidiaries, The Seven Corporation, PatriotNet and Integrated Power Solutions. We had acquired The Seven Corporation in June 2003 and its sales for fiscal 2006 were approximately $1,074,000, or approximately 22.5%, of our total sales. We had acquired PatriotNet in March 2006 and sales from the date of acquisition through September 30, 2006 were approximately $316,000 and represented approximately 6.6% of our total sales in fiscal 2006. Additionally, Integrated Power solutions had sales of approximately $535,000 and represented 11.3% of our total sales in fiscal 2006. Through an analysis of operations, our board of directors determined that these subsidiaries were unprofitable and not aligned with the focus of our core competencies. Subsequent to September 30, 2006 we have acquired certain assets of True North Solutions used in its governmental customer business and we believe that those operations will generate greater revenues than The Seven Corporation, PatriotNet and Integrated Power Solutions combined. We have not owned this company for a sufficient period of time to demonstrate that the loss of the revenues from The Seven Corporation, PatriotNet and Integrated Power Solutions will not adversely affect our results of operations and liquidity in future periods.

We will need additional financing which we may not be able to obtain on acceptable terms. If we cannot raise additional capital as needed, our ability to execute our growth strategy and fund our ongoing operations will be in jeopardy.

Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary if we wish to acquire additional assets or companies and for the effective integration, operation and expansion of these businesses. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. At December 31, 2006, we had cash on hand of $288,901 and a working capital deficit of $1,901,811. We need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. As described below the terms of the sale of our Series B Convertible Preferred Stock may significantly restrict our ability to raise working capital as needed. We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs, make additional acquisitions, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

While the shares of our Series B Convertible Preferred Stock are outstanding we are prohibited from entering into certain types of equity and debt transactions which may adversely effect our ability to raise working capital as needed.

Under the terms of our sale of Series B Convertible Preferred Stock in December 2005, we agreed to a number of limitations on our future capital raising activities, including:

•	for a period of three years we will not issue any convertible debt or preferred stock,
•
for a period of two years we will not enter into any new borrowings of more than twice as much as the sum of EBITDA (earnings before income taxes, depreciation and amortization) from recurring operations over the past four quarters,

•	for so long as the shares are outstanding we will not issue any debt or equity securities with a floating conversion price or reset feature, and
•
for so long as the shares are outstanding we cannot issue any common stock or securities which are convertible into common stock at an effective price per share less than the conversion value of the Series B Convertible Preferred Stock which is initially $0.2727 per share.

These restrictions are likely to adversely effect our ability to raise working capital as needed in future periods as the types of financing transactions generally available to us and other comparably-sized public companies often involve the sale of a convertible security with a reset feature, or the sale of common stock at a discount to market.

While shares of our Series A Convertible Preferred Stock are outstanding we are prohibited from undertaking certain capital raising transactions which may materially adversely effect our ability to raise funds in future periods.

The designations of the Series A Convertible Preferred Stock prohibit us from selling common stock or any other security which is convertible into common stock or issuing any rights, options or warrants which entitle the holder to purchase shares of our common stock at a price less than $0.60 per share, subject to adjustment as described elsewhere in this prospectus. So long as shares of our Series A Convertible Preferred stock are outstanding, this prohibition will prevent us from raising additional capital at an effective offering price of less than $0.60 per share. While in recent periods the market value of our common stock has from time to time been greater than $0.60 per share, it has also been less than $0.60 per share and we do not know if the trading price of our common stock will remain above $0.60 per share in future periods, particularly in light of the fact that we may be significantly increasing the number of shares of our common stock which will be freely tradeable as a result of sales made by the selling security holders under this prospectus. If the market price of our common stock should remain in a price range which is near or below $0.60 per share we may be unable to raise capital in future periods as needed which could adversely effect our liquidity, operation of our company and ability to continue as a going concern.

In addition, under the terms of the Preferred Stock Purchase Agreement for the Series A Convertible Preferred Stock for a period of three years beginning March 30, 2005 we have contractually agreed not to issue any additional shares of preferred stock or any convertible debt, not to enter into any transactions which contain a reset provision which could result in additional shares being issued at some future date and not to enter into certain other types of financing transactions. These contractual limitations may limit our ability to raise capital as needed in future periods which could adversely effect our ability to continue our operations.

Our factoring agreement with Sand Hill Finance, LLC contains certain terms which may adversely affect our ability to raise capital in future periods.

In December 2005 we entered into a Finance Agreement with Sand Hill Finance, LLC for a $1.8 million accounts receivable factoring line. Under the terms of this agreement we agreed not to take certain actions including undertaking a transaction which would result in a change of control of our company or the transfer of more than 20% of our securities and incurring any indebtedness other than trade credit in the ordinary course of business. These restrictions may limit our ability to raise working capital as needed.

Our primary assets serve as collateral under our accounts receivable factoring line. If we were to default on this agreements, the lender could foreclose on our assets.

In December 2005 we entered into a $1.8 million accounts receivable factoring agreement with Sand Hill Finance, LLC. The revolving line is collateralized by a blanket security interest in our assets. If we should default under the terms of this agreement, the lender could seek to foreclose on our primary assets. If the lender was successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

We are reliant on revenues from two customers. Because we are not a party to long term agreements with either customer, the loss of one or both of these customers would be adverse to our financial results in future periods.

Sales to two customers represented approximately 21% of our total sales for the three months ended December 31, 2006 and approximately 42% of our total sales for the year ended September 30, 2006. In addition, approximately 51% of our accounts receivable at each of December 31, 2006 and September 30, 2006 were due from these two customers. Both of these customers purchase products and services from us on a purchase order basis and, accordingly, may elect at any time to purchase similar products or services from our competitors. Until such time, if ever, as we are able to sufficiently expand our sales efforts and remove this dependency on revenues from these two customers, if one or both of them should cease purchasing products and services from us our revenues and results of operations would be materially adversely affected.

We do not have a disaster recovery plan and we do not carry business interruption insurance.

Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins and similar events. Our headquarters are physically located in Fairfax County, Virginia, a Washington, DC suburb, in close proximity to the US Capitol, White House, Pentagon, CIA, and numerous other agencies within the intelligence community. All these government installations are considered potential targets of any future terrorist attacks. We do not currently have a disaster recovery plan, nor do we carry business interruption insurance to compensate our company for losses that may occur. We are also vulnerable to computer viruses and/or physical disruptions, which could lead to interruptions, delays, loss of data or the inability to accept orders. The occurrence of any of the foregoing events could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our management may be unable to effectively integrate our acquisitions and to manage our growth and we may be unable to fully realize any anticipated benefits of these acquisitions.

Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

Our common stock could be removed from quotation on the OTCBB if we fail to timely file our annual or quarterly reports. If our common stock was no longer eligible for quotation on the OTCBB, the liquidity of our stock may be further adversely impacted.

Under the rules of the Securities and Exchange Commission we are required to file our quarterly reports within 45 days from the end of the fiscal quarter and our annual report within 90 days from the end of our fiscal year. Under rules adopted by the National Association of Securities Dealers, Inc. (NASD) in 2005 which is informally known as the "Three Strikes Rule", an NASD member is prohibited from quoting securities of an OTCBB issuer such as our company if the issuer either fails to timely file these reports or is otherwise delinquent in the filing requirements three times in the prior two year period or if the issuer's common stock has been removed from quotation on the OTCBB twice in that two year period. We failed to file our 2006 annual report on a timely basis. If we were to fail to file three additional reports on a timely basis our stock would be removed from quotation on the OTCBB and would in all likelihood then be quoted on the Pink Sheets Electronic Quotation Service. Pink Sheets offers a quotation service to companies that are unable to list their securities on the OTCBB or an exchange. The requirements for listing on the Pink Sheets are considerably lower and less regulated than those of the OTCBB an exchange. If our common stock were to be quoted on the Pink Sheets, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock which would further adversely impact its liquidity.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange, we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Ethics and Business Conduct and our Board has established Audit and Compensation Committees, we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange. It is possible that if we were to adopt all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

The exercise of warrants and options and the conversion of shares of our Series A Convertible Preferred Stock will be dilutive to our existing stockholders.

At March 16, 2007 we had outstanding:

•	10,367,514 shares of our common stock,

•	1,256,667 shares of Series A Convertible Preferred Stock which is convertible into 1,256,667 shares of our common stock,

•	1,833,334 shares of our Series B Convertible Preferred Stock which is convertible into 1,833,334 shares of common stock,

•	common stock purchase warrants to purchase a total of 6,235,000 shares of our common stock with exercise prices ranging from $0.35 to $9.60 per share, and

•
options granted under our 2000 Management and Director Equity Incentive and Compensation Plan which are exercisable into 1,574,032 shares of our common stock with an average exercise price of $0.77 per share.

The conversion of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock and/or the exercise of outstanding options and warrants may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

Certain of our outstanding warrants contain cashless exercise provisions which means we will not receive any cash proceeds upon their exercise.

In March 2005 and December 2005, we issued five year common stock purchase warrants to purchase an aggregate of 6,950,000 shares of our common stock with exercise prices ranging from $0.35 to $9.60 per share in connection with the sales of shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. At March 16, 2007 of these warrants there are warrants to purchase 5,730,000 shares of our common stock with exercise prices of $.35 to $9.60 which remain unexercised. In December 2005 we also issued a seven year common stock purchase warrant to purchase 25,000 shares of our common stock with an exercise price of $1.00 per share in connection with our accounts receivable financing agreement with Sand Hill Finance, LLC. All of these warrants are exercisable on a cashless basis which means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The utilization of this cashless exercise feature will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

Provisions of our certificate of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporations Law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

In addition, our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. We presently have outstanding 1,256,667 shares of our Series A Convertible Preferred Stock and 1,833,334 shares of our Series B Convertible Preferred Stock. Our Board of Directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB. On April 27, 2005 our symbol was changed from ICEW to IWEB in connection with a 1:80 reverse split of our common stock effective on that date. The reported high and low bid prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
Fiscal 2005

First quarter ended December 31, 2004	$5.60	$2.40
Second quarter ended March 31, 2005	$3.20	$1.60
Third quarter ended June 30, 2005	$2.20	$0.80
Fourth quarter ended September 30, 2005	$1.30	$0.65

Fiscal 2006

First quarter ended December 31, 2005	$1.05	$0.65
Second quarter ended March 31, 2006	$1.70	$0.70
Third quarter ended June 30, 2006	$1.20	$0.67
Fourth quarter ended September 30, 2006	$0.90	$0.37

Fiscal 2007

First quarter ended December 31, 2006	$0.75	$0.35

On March 26, 2007, the last sale price of our common stock as reported on the OTCBB was $0.65. As of March 16, 2007, there were approximately 360 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Under the terms of both our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, we cannot pay dividends on our common stock so long as shares of our Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding or under the terms of our Financing Agreement with Sand Hill Finance, LLC. We do not anticipate that any cash dividends will be declared or paid on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under our 2000 Management and Director Equity Incentive and Compensation Plan and any compensation plan not approved by our stockholders as of September 30, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category

Plans authorized approved by stockholders:
2002 Stock Option and Stock Award Plan	1,574,032	$0.77	782,500

Plans not approved by stockholders	none	n/a	none

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

December 31, 2006
(unaudited)

Long-term liabilities	$318,149

Series A Convertible Preferred Stock, 1,256,667 shares issued and outstanding	1,257
Series B Convertible Preferred Stock, 1,833,334 shares issued and outstanding	1,833
Common stock, 9,777,909 shares issued and outstanding	9,779
Additional paid-in capital	10,558,462
Accumulated deficit	(11,461,108)
Deferred compensation	(277,335)
Treasury stock, at cost (162,500 shares)	(13,000)
Total stockholders' deficit	(1,180,112)
Total capitalization	$(861,963)

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of any proceeds from the exercise of warrants, the proceeds will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

OVERVIEW

We provide hosted web-based collaboration solutions that enable organizations to establish Internet, Intranet, and email/collaboration services immediately and with little or no up-front capital investment. Our portal and IceMAIL collaboration software services are available on a monthly or annual subscription basis to small and medium-sized businesses and non-profit and government organizations. We also provide consulting services to our larger enterprise and government customers including network infrastructure, enterprise email/collaboration, and Internet/Intranet portal implementation and support services. We offer pre-packaged and custom services, using proven best practices to help organizations define their online business objectives and quickly deploy their Internet, Intranet, and email/collaboration systems. Although most of our small to medium-sized business customers purchase and activate our solutions online, our professional services teams work closely with our government, non-profit and larger customers to deploy customized solutions. We also market an array of information technology services and third party computer hardware and software.

Beginning in 2001, we began a series of strategic acquisitions and divestitures which have resulted in our current business and operations, including:

• in June 2001, we acquired the assets of Learning Stream, Inc., a provider of digital content streaming services, which coincided with the transition of our business model to a focus on e-learning. Learning Stream had developed custom streaming solutions which we believed were more efficient and effective than the solutions we had implemented at that time. We considered the software we acquired to be competitive because it helped remove the complexity and unnecessary cost from the implementation of the streaming technology,

• in June 2003, we acquired all of the outstanding stock of Interlan Corporation, a provider of data communications and networking solutions for business, government, and education. Interlan provided technical services including presales design and consulting, installation, troubleshooting, and long term maintenance and support contracts,

• in June 2003, we also acquired all of the outstanding stock of The Seven Corporation, a provider of network engineering services to commercial and government customers throughout the United States,

• in October 2003, we acquired the software ownership rights and customers of Iplicity, Inc. of Virginia. Iplicity had developed a complete content management software platform based on open source architecture to run in any operating environment. In this transaction we acquired software licenses, source code, potential patents and trademarks,

• in May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, a professional IT consultancy firm that designs, develops and implements web-based productivity solutions for the customers. In this transaction we acquired software licenses, source code, potential patents and trademarks, as well as some cash and tangible assets, and

• in March 2006, we acquired substantially all of the assets and some liabilities of PatriotNet, Inc., a professional Internet Service Provider (ISP) servicing over 3,500 customers with T-1, DSL, dial up lines and email services.

In August 2006, after multiple quarters of collapsing revenue and higher than anticipated losses in fiscal 2006, our board of directors and senior management implemented a strategy of re-focusing our company on hosted software services and network security sales. Through an analysis of operations, we determined that The Seven Corporation, PatriotNet and Integrated Power Solutions activities were not profitable or in line with our core focus and competencies. We acquired The Seven Corporation in June 2003 in exchange for 37,500 shares of our common stock and cash consideration of $123,000. On February 16, 2007 we sold The Seven Corporation to PC NET for the waiver of approximately $11,000 we owned that company and the assumption of approximately $67,000 in liabilities associated with it. Sales from The Seven Corporation were approximately $1,074,000, or approximately 22.5% of our total sales for fiscal 2006.

We had acquired substantially all of the assets of PatriotNet in March 2006 for total consideration of $290,000 of which $190,000 was paid in cash and $100,000 through the issuance of 100,000 shares of our common stock. At the time of the acquisition, the fair value of the assets acquired exceeded the purchase price by $390,600 which we treated as goodwill for accounting purposes. From the date of acquisition through September 30, 2006 revenues from PatriotNet were approximately $316,000 and represented approximately 6.6% of our consolidated sales for fiscal 2006. On December 1, 2006 we sold PatriotNet to Leros Online, Inc., a third party, for $150,000 in cash and the assumption of $60,000 in liabilities. At September 30, 2006 we recorded goodwill impairment of $180,000 related to this transaction.

We had originally organized Integrated Power Solutions, Inc. which was our wholly-owned subsidiary in 2003. Integrated Power Solutions sold large uninterruptible power supplies and other power equipment primarily to government purchasers. On December 1, 2006, we sold 100% of the capital stock of Integrated Power Solutions to Mr. John Younts, a key employee and Vice President Integrated Power Solutions, for the assumption of approximately $180,000 in liabilities and the payment of $12,000 we owed Mr. Younts. For fiscal 2006 sales from Integrated Power Solutions were approximately $535,000 or approximately 11.3% of total sales for fiscal 2006.

On November 15, 2006, we acquired certain assets of True North Solutions related to its governmental customer business for $350,000 of which $250,000 was paid in cash at closing and the balance was paid through the delivery of a $100,000 principal amount promissory note secured by collateral pledge of the assets, payable immediately upon accomplishment of the novation of the GSA Schedule. Under the terms of the agreement, we acquired the customers, forecast, contract renewals, and GSA schedule of True North Solutions. We permitted True North Solutions to use the purchased assets until December 31, 2006 pursuant to which we acted as the seller's subcontractor until the novation of the GSA Schedule was complete. Since its acquisition the revenue generated to us from this division, which we operate under the name IceWEB Solutions Group, has exceeded the revenue from The Seven Corporation, PatriotNet and Integrated Power Solutions operations during fiscal 2006. We believe that these divestitures will also enable us to focus our limited sales and marketing budgets on the remaining core business activities to achieve more success.

We currently generate revenues from sales of software services, application development, network integrated technology, and third party hardware sales. We believe that the key factors to our continued growth and profitability include the following:

• Further marketing of IceMAIL, a packaged service that provides a network-hosted groupware, email, calendaring, and collaboration solution utilizing Microsoft Exchange, the most widely used enterprise system available. Customers are able to leverage the full capabilities of Microsoft Exchange 2003 and Outlook without the initial implementation and maintenance costs associated with such an advanced system,

• Continued focus on developing strategic partnerships with key retail and small business solution providers such as CompUSA, Simply Wireless, and Intelligent Office--all of which entered into sales and marketing agreements with us during fiscal 2006,

• Continued growth in network security sales to existing Federal customers as a result of our acquisition of certain assets related to the governmental customer business of True North Solutions in October 2006,

• Raising approximately $4 million of additional working capital through the sale of securities to expand our marketing, for general working capital and to pay down our debt.

• Hiring additional qualified, technical employees, and

• Improving our internal financial reporting systems and processes.

In addition, we face continuing difficulties in locating sufficient, qualified technical personnel. Our company is located in the "Tech Corridor" of Northern Virginia and we compete with a number of companies for employees, many of which have been in business longer than we have and which are more attractive to prospective employees. Our inability to accomplish one or more of these key goals and to hire sufficient, qualified technical personnel may limit our growth in future periods.

RESULTS OF OPERATIONS

Three months ended December 31, 2006 as compared to the three months ended December 31, 2005.

The following table provides an overview of certain key factors of our results of operations for the three months ended December 31, 2006 as compared to the three months ended December 31, 2005:

	Three Months Ended December 31,
	2006	2005
	(unaudited)		$ Change	% Change

Sales	$2,581,777	$1,491,216	1,090,561	+ 73%
Gross profit	286,367	249,807	36,560	+15%
Operating expenses:
Marketing and selling	60,216	47,189	13,027	+ 28%
Depreciation and amortization	65,541	19,371	46,170	+ 238%
General and administrative	760,366	513,987	246,379	+ 48%
Total operating expenses	886,123	580,547	305,576	+ 53%
(Loss) from operations	(599,756)	(330,740)	269,016	+ 81%
Total other income (expense)	9,690	(20,918)	30,608	+ 146%
Net (loss)	(590,066)	(351,658)	238,408	+ 68%
Beneficial conversion	-	(500,000)	(500,000)	- 100%
Net (loss) - common stockholders	$(590,066)	$(851,658)	(261,592)	- 31%

Other key indicators:

	Three Months Ended December 31,		% of change
	2006	2005

Cost of sales as a percentage of sales	88.9%	83.2%	+ 5.7%
Gross profit margin as a percentage of sales	11.1%	16.8%	- 5.7%
Total operating expenses as a percentage of sales	34.3%	38.9%	- 4.6%
Total operating expenses as a percentage of gross profit	309%	232%	+ 77%

Revenues

For the three months ended December 31, 2006, we reported revenues of $2,581,777 as compared to revenues of $1,491,216 for the prior three months ended December 31, 2005, an increase of $1,090,561 or approximately 73%. The increase is primarily due to an increase in sales of our third party product sales which accounted for approximately 49% of our revenue and service income from primarily our custom development services which accounted for 51% of our revenue.

Cost of Sales

Our cost of sales consists of products purchased for resale, salaries of technical personnel, and third party contractors. For the three months ended December 31, 2006, cost of sales was $2,295,410, or approximately 89% of revenues, compared to $1,241,409, or approximately 83.2% of revenues, for the three months ended December 31, 2005. The increase in costs of sales as a percentage of revenue and the corresponding decrease in our gross profit margin for the three months ended December 31, 2006 as compared to the three months ended December 31, 2005 was the result of an increase during the three months ended December 31, 2006 in infrastructure and hardware revenues as a percentage of total revenue compared to infrastructure and hardware revenue in the previous period.

Total Operating Expenses

Our total operating expenses increased approximately 53% to $886,123 for the three months ended December 31, 2006 as compared to $580,547 for the three months ended December 31, 2005. These increases include:

Marketing and Selling. For the three months ended December 31, 2006, marketing and selling costs were $60,216 as compared to $47,189 for the three months ended December 31, 2005, an increase of $13,027 or approximately 28%. The increases were the result of an increase in online web marketing, advertising and print advertising during the three months ended December 31, 2006 and $43,750 relates to the amortization of the stock issued to CompUSA.

Depreciation and amortization expense. For the three months ended December 31, 2006, depreciation and amortization expense amounted to $65,541 as compared to $19,371 for the three months ended December 31, 2005, an increase of $46,170 or 238%. Depreciation expense is provided by use of the straight-line method over the estimated useful lives of the assets. The increase in depreciation was attributable to the amortization of capitalized software development costs. Amortization expense is related to a software library which are intangible assets that we acquired through our previous acquisitions. The decrease in amortization expense of $5,000, or approximately 50%, for the three months ended December 31, 2006 as compared to the three months ended December 31, 2005 reflects previous amortizations of this intangible asset.

General and administrative expense. For the three months ended December 31, 2006, general and administrative expenses were $760,366 as compared to $513,987 for the three months ended December 31, 2005, an increase of $246,379 or approximately 48%. For the three months ended December 31, 2006 and 2005, general and administrative expenses consisted of the following:

	Three months ended December 31,		$ Change	% Change
	2006	2005

Salaries and related taxes	$492,635	$250,029	242,606	+ 97%
Professional fees	62,692	37,020	25,672	+ 69%
Rent	61,108	60,735	373	NM
Consulting fees	13,058	3,579	9,479	+ 265%
Insurance	13,779	52,347	(38,568)	- 74%
Other operating expenses	117,094	110,277	6,817	+ 6%
Total	$760,366	$513,987	246,379	+ 48%

NM = not meaningful

For the three months ended December 31, 2006, salaries and related taxes increased to $492,635 as compared to $250,029 for the three months ended December 31, 2005, an increase of $242,606 or 97%. The increase was attributable to an increase in executive and office salaries for the three months ended December 31, 2006 and the granting of stock options during the three months ended December 31, 2006 to employees which were valued using FASB 123R and resulted in stock-based compensation of $88,385.

For the three months ended December 31, 2006, professional fees amounted to $62,692 as compared to $37,020 for the three months ended December 31, 2005, an increase of $25,672 or 69%. The increase was primarily attributable to an increase in legal fees incurred of $16,232 and accounting fees $9,440.

For the three months ended December 31, 2006, rent expense amounted to $61,108 as compared to $60,735 for the three months ended December 31, 2005, an increase of $373 or 1%.

For the three months ended December 31, 2006, consulting expense amounted to $13,058 as compared to $3,579 for the three months ended December 31, 2005, an increase of $9,479. The increase was attributable to an increase in business development initiatives and an increase in investor relations expense during the three months ended December 31, 2006.

For the three months ended December 31, 2006, insurance expense amounted to $13,779 as compared to $52,347 for the three months ended December 31, 2005, a decrease of $38,568. The decrease was attributable to a decrease in health insurance expense resulting from the reduction of our staff by approximately nine employees.

For the three months ended December 31, 2006, other operating expenses amounted to $117,094 as compared to $110,277 for the three months ended December 31, 2005, an increase of $6,817 or 6%. The increase was primarily attributable to an increase in operations.

Loss From Operations

We reported a loss from operations of $599,756 for the three months ended December 31, 2006 as compared to a loss from operations of $330,740 for the three months ended December 31, 2005, an increase of $269,016 or approximately 81%.

Other Income (Expenses)

Gain from sales of net assets. During the three months ended December 31, 2006, we sold our subsidiary Integrated Power Solutions, Inc. to a related party for the payment of cash to the related party of $12,000, the assignment to the purchaser of accounts receivable of $54,609, and assumption by the purchaser of approximately $180,000 in accounts payable. In connection with this sale, we recorded a gain of $138,586.

Interest Expense. For the three months ended December 31, 2006, interest expense amounted to $130,205 as compared to $20,918 for the three months ended December 31, 2005, an increase of $109,287 or 522%. The increase in interest expense is attributable to the following: (i) In December 2005, we entered a financing agreement with Sand Hill Finance LLC for the financing of our accounts receivable balances with an annual interest rate of 24% and incurred interest expense for the three months ended December 31, 2006 of approximately $98,707; (ii) In July 2006, we entered into a sale-leaseback equipment financing arrangement whereby we borrowed $300,000 and (iii) During three months ended December 31, 2006, we amortized deferred financing costs of $4,999.

Net Loss

Our net loss was $590,066 for the three months ended December 31, 2006 compared to $351,658 for the three months ended December 31, 2005.

Deemed Preferred Stock Dividend

During the three months ended December 31, 2006 and 2005, we recorded a deemed preferred stock dividend of $0 and $500,000, respectively, which relates to our Series A and B Convertible Preferred Stock. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in capital.

Net Loss Attributable To Common Stockholders

We reported a net loss attributable to common stockholders of $590,066 for the three months ended December 31, 2006 as compared to a net loss attributable to common stockholders of $851,658 during the three months ended December 31, 2005. This translates to an overall per-share loss available to stockholders of $.06 for the three months ended December 31, 2006 compared to per-share loss of $.13 for the three months ended December 31, 2005.

Fiscal year ended September 30, 2006 as compared to fiscal year ended September 30, 2005

The following table provides an overview of certain key factors of our results of operations for the fiscal year ended September 30, 2006 as compared to the fiscal year ended September 30, 2005:

	Fiscal Year Ended September 30,
	2006	2005	$ Change	% Change

Sales	$4,768,993	$6,809,590	(2,040,597)	- 30%
Gross profit	1,306,277	2,056,314	(750,037)	- 36%
Operating expenses:
Marketing and selling	225,338	56,538	168,800	+ 299%
Depreciation and amortization	219,024	813,860	(594,836)	- 73%
General and administrative	3,791,086	1,994,168	1,796,918	+ 90%
Total operating expenses	4,456,248	2,864,566	1,591,682	+ 56%
(Loss) from operations	(3,149,971)	(808,252)	2,341,719	+ 290%
Total other income (expense)	(720,416)	(95,256)	625,160	+ 656%
Net (loss)	(3,870,387)	(903,508)	2,966,879	+ 328%
Beneficial conversion	(500,000)	(1,000,000)	(500,000)	- 50%
Net (loss) - common stockholders	$(4,370,387)	$(1,903,508)	2,466,879	+ 130%

Other key indicators:

	Fiscal Year Ended September 30,		% of change
	2006	2005

Cost of sales as a percentage of sales	72.6%	69.8%	+ 2.8%
Gross profit margin as a percentage of sales	27.4%	30.2%	- 2.8%
Total operating expenses as a percentage of sales	93.4%	42.0%	+ 51.4%
Total operating expenses as a percentage of gross profit	341%	139%	+ 202%

Revenues

For the year ended September 30, 2006, we reported revenues of $4,768,993 as compared to revenues of $6,809,590 for the prior year ended September 30, 2005, a decrease of $2,040,597 or approximately 30%.

The decrease in the revenues during the year ended September 30, 2006 when compared to the prior year is due to a number of factors. We were not successful in attracting new Federal customers to resell our third party equipment and relied too heavily on small number of large customers. The cyclical nature of Federal hardware/software sales and our failure to obtain new customers was the cause for reduced revenues. During this time, the reduced cash flow prevented our company from executing on a marketing plan for our online services such as IceMAIL. This prevented these newer products from gaining sufficient new customers to impact revenue.

With the renewed focus and divestiture of The Seven Corporation, Integrated Power Solutions and PatriotNet, and acquisition of certain assets related to the governmental customer business of True North Solutions which we now operate under the name IceWEB Solutions Group, we believe that we have greatly improved revenues while reducing operational costs. We expect revenues to grow from additional IceWEB online products as well as additional sales of third-party network security hardware/software.

Cost Of Sales

Our cost of sales consists of products purchased for resale, salaries of technical personnel, and third party contractors. For the year ended September 30, 2006, cost of sales was $3,462,716, or approximately 72.6% of revenues, compared to $4,753,276, or approximately 69.8% of revenues, for the year ended September 30, 2005. The increase in costs of sales as a percentage of revenue and the corresponding decrease in our gross profit margin for fiscal 2006 as compared to fiscal 2005 was the results of an increase during the year in hardware/software resell revenues as a percentage of total revenue. As hardware/software resell produces less profit margin, the cost of sales increased.

Total Operating Expenses

Our total operating expenses increased approximately 53.1% to $4,456,248 for the year ended September 30, 2006 as compared to $2,864,566 for the year ended September 30, 2005. These increases include:

Marketing and Selling. For the year ended September 30, 2006, marketing and selling costs were $225,338 as compared to $56,538 for the year ended September 30, 2005, an increase of $168,800 or approximately 298.6%. This increase was due to an increase in stock-based marketing expense of $50,998 during fiscal 2006 as a result of the issuance of 350,000 shares on our common stock to CompUSA in connection with a 24-month Retailer Marketing Agreement. Additional increases were the result of an increase in online web marketing, advertising and print advertising during fiscal 2006. We did not have sufficient sales personnel, marketing, and liquidity to effectively sell the wide variety of products and services, many of which were unrelated to each other.

Depreciation expense. For the year ended September 30, 2006, depreciation and amortization expense amounted to $219,024 as compared to $813,860 for the year ended September 30, 2005, a decrease of $594,836 or 73.1%. Depreciation expense is provided by use of the straight-line method over the estimated useful lives of the assets. For the year ended September 30, 2006, depreciation expense was $199,022 as compared to $51,096 for the prior year ended September 30, 2005. The increase in depreciation was attributable to the amortization of capitalized software development costs of approximately $208,000 related to software developed during fiscal 2006. Amortization expense is related to the customer relationships and software library which are intangible assets that we generated through our acquisitions of DevElements, Inc. and Iplicity, Inc. The decrease in amortization expense of $742,764, or approximately 97.3%, for fiscal 2006 as compared to fiscal 2005 reflects previous amortizations of this intangible asset which has been fully amortized.

General and administrative expense. For the year ended September 30, 2006, general and administrative expenses were $3,791,086 as compared to $1,994,168 for the year ended September 30, 2005, an increase of $1,796,918 or approximately 90.1%. For the year ended September 30, 2006 and 2005, general and administrative expenses consisted of the following:

	Fiscal year ended September 30,		$ Change	% Change
	2006	2005

Salaries and related taxes	$2,298,551	$1,239,641	1,058,910	+ 85%
Professional fees	133,059	186,833	(53,774)	- 29%
Rent	225,214	201,124	24,090	-12%
Consulting fees	217,484	4,000	213,484	NM
Insurance	211,918	168,753	42,445	+ 25%
Bad debt	78,778	3,167	75,611	NM
Other operating expenses	626,082	190,650	435,432	+ 228%
Total	$3,791,086	$1,994,168	1,769,918	+ 90%

NM = not meaningful

For the year ended September 30, 2006, salaries and related taxes increased to $2,298,551 as compared to $1,239,641 for the year ended September 30, 2005, an increase of $1,058,910 or 85.4%. The increase was attributable to an increase in executive and office salaries in 2006, the granting of stock options in fiscal 2006 to employees which was valued using FASB 123R and resulted in stock-based compensation of $429,913, the issuance of common stock to employees in fiscal 2006 resulting in stock-based compensation of $196,536. In August 2006, we reduced our staff by approximately nine employees and expect salaries and related taxes to decrease in future periods. These reductions were implemented by management as a cost cutting measure after the August 2006 restructuring.

For the year ended September 30, 2006, professional fees amounted to $133,059 as compared to $186,833 for the year ended September 30, 2005, a decrease of $53,774 or 28.8%. The decrease was primarily attributable to a decrease in legal fees incurred due to fewer acquisitions. For the year ended September 30, 2006, rent expense amounted to $225,214 as compared to $201,124 for the year ended September 30, 2005, an increase of $24,090 or 12%.

For the year ended September 30, 2006, consulting expense amounted to $217,484 as compared to $4,000 for the year ended September 30, 2005, an increase of $213,484. The increase was attributable to a increase in investor relations expense, including stock-based consulting expense of $57,417 recorded in fiscal 2006 from the issuance of 100,000 shares of our common stock.

For the year ended September 30, 2006, insurance expense amounted to $211,918 as compared to $168,753 for the year ended September 30, 2005, an increase of $43,165. The increase was attributable to an increase in health insurance expenses.

For the year ended September 30, 2006, bad debt expense amounted to $78,778 as compared to $3,167 for the year ended September 30, 2005, an increase of $75,611. The increase was primarily attributable to the write-off of an employee advance of $65,202 to Mr. John Younts, Vice President Integrated Power Solutions, which was deemed impaired due to the subsequent sale of Integrated Power Solutions to Mr. Younts.

For the year ended September 30, 2006, other operating expenses, which includes credit card fees, office expenses and supplies, travel, telephone and communications, and equipment rental, amounted to $626,082 as compared to $190,650 for the year ended September 30, 2005, an increase of $435,432 or 228%. The increase was primarily attributable to an increase in operations. We expect these expenses to decrease in fiscal 2007 due to cost cutting measures.

Impairment of goodwill. For the year ended September 30, 2006, we recorded an impairment of goodwill of $220,800 as compared to $0 for the year ended September 30, 2005, an increase of $220,800 or 100%. In connection with the sale of our PatriotNet subsidiary subsequent to September 30, 2006, we determined that goodwill of $180,000 attributable to the acquisition of PatriotNet was impaired. Additionally, in fiscal 2006, we recorded an impairment of goodwill related to prior acquisitions of $40,800.

Loss From Operations

We reported a loss from operations of $3,149,971 for the year ended September 30, 2006 as compared to a loss from operations of $808,252 for the year ended September 30, 2005, an increase of $2,341,719 or approximately 289.7%.

Other Income (Expenses)

Rental Revenue. During fiscal 2005, we sub-leased excess space at our principal executive offices to third parties. Rental revenue represents revenue from this sub-lease arrangement. Rental revenue for fiscal 2006 decreased $19,284 or 100%, from fiscal 2005 as a result of the termination of the sub-leasing arrangement in mid-fiscal 2005. As a result of our move to other offices we will not have comparable revenue in future periods.

Interest Expense. For the year ended September 30, 2006, interest expense amounted to $728,619 as compared to $114,540 for the year ended September 30, 2005, an increase of $614,079 or 536.1%. The increase in interest expense is attributable to the following:

•
In December 2005, we entered a financing agreement with Sand Hill Finance LLC for the financing of our accounts receivable balances with an annual interest rate of 24% and incurred interest expense of approximately $83,000;

•
In connection with certain notes payable, we issued 676,120 shares of our common stock to related parties and recorded interest expense $351,805 and accrued interest expense of $169,803 in connection with common shares issuable under a loan agreements;

•	In July 2006, we entered into a sale-leaseback equipment financing arrangement whereby we received net proceeds of approximately $270,000, and
•	During fiscal 2006, we amortized deferred financing costs of $20,000.

Net Loss

Our net loss was $3,870,387 for the fiscal year ended September 30, 2006 compared to $903,508 for the year ended September 30, 2005.

Beneficial Conversion Feature - Preferred Stock

During fiscal 2006 and 2005, we recorded a deemed preferred stock dividend of $500,000 and $1,000,000, respectively, which relates to our Series A and B Convertible Preferred Stock. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid in capital.

Net Loss Attributable To Common Stockholders

We reported a net loss attributable to common stockholders of $4,370,387 for fiscal 2006 as compared to a net loss attributable to common stockholders of $1,903,508 in fiscal 2005. This translates to an overall per-share loss available to stockholders of $.60 for fiscal 2006 compared to per-share loss of $.32 for fiscal 2005.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides an overview of certain selected balance sheet comparisons between December 31, 2006 and September 30, 2006:

	DECEMBER 31, 2006	SEPTEMBER 30, 2006	$ OF CHANGE (2006 V 2005)	% O CHANGE (+/-) 2006 V 2005
Working capital (deficit)	$(1,901,811)	$(1,626,966)	(274,845)	+ 16.9%
Cash	$288,901	$432,885	(143,984)	-33.3%
Accounts receivable, net	$1,433,302	$1,264,065	169,237	+ 13.4%
Total current assets	$1,729,490	$1,706,621	22,869	NM
Property and equipment, net	$365,892	$424,559	(58,667)	- 13.8%
Goodwill	$430,000	$211,600	218,400	+ 103%
Total assets	$2,769,338	$2,595,875	173,463	+ 6.7%
Notes payable	$1,242,811	$1,200,770	42,041	+ 3.5%
Notes payable - related parties	$181,599	$178,099	3,500	NM
Accounts payable	$1,529,424	$894,390	635,034	+ 71%
Accrued expenses	$581,842	$933,722	(351,880)	- 37.7%
Advances from related party	$19,860	$8,123	11,737	+ 144%
Total current liabilities	$3,631,301	$3,333,587	297,714	+ 8.9%
Total long-term liabilities	$318,149	$332,969	(14,820)	- 4.4%
Total liabilities	$3,949,450	$3,666,556	282,894	+ 7.7%

NM = not meaningful

Net cash used in operating activities was $391,006 for the three months ended December 31, 2006 as compared to net cash used in operating activities of $434,936 for the three months ended December 31, 2005, a decrease of $43,930. For the three months ended December 31, 2006, we used cash to fund our net loss of $590,066 offset by non-cash items such as stock-based compensation of $158,635, depreciation and amortization expense of $65,541, amortization of deferred financing cost of $5,000, and a gain on sale of net assets of $138,586, and as well as changes in assets and liabilities of $108,471. For the three months ended December 31, 2005, we used cash to fund our net loss of $351,658 offset by non-cash items such as depreciation expenses of $9,371, amortization of deferred financing cost of $5,000 and as well as add back of other non-cash items such as changes in assets and liabilities of $97,649.

Net cash used in investing activities for the three months ended December 31, 2006 was $113,874 as compared to net cash used in investing activities of $239,991 for the three months ended December 31, 2005. During the three months ended December 31, 2006, we had an asset purchase and in connection therewith used cash of $250,000. Additionally, we used cash of $1,874 for property and equipment purchases and received net cash from the sale of net assets of one of our subsidiaries of $138,000 during the three months ended December 31, 2006. During the three months ended December 31, 2005, we purchased equipment and software amounting to $239,991 which represented the cash used in investing activities. We did not have any company acquisitions or similar transactions during the three months ended December 31, 2005.

Net cash provided by financing activities for the three months ended December 31, 2006 was $360,896 as compared to $299,599 for the three months ended December 31, 2005, an increase of $61,297. For the three months ended December 31, 2006, net cash provided by financing activities related to proceeds received from the exercise of stock options and warrants of $322,000, proceeds received from notes payable of $242,041, proceeds received from related party notes and advances of $41,737 offset by repayments on notes payable of $200,000, payments on related party advances of $26,500 and repayments of equipment financing of $18,382. For the three months ended December 31, 2005, net cash provided by financing activities related to proceeds from bank financing of $339,476 offset by payment of placement fees of $46,398, and proceeds received from related party note payable of $6,521.

At December 31, 2006 we had an accumulated deficit of $11,461,108 and the report from our independent registered public accounting firm on our audited financial statements at September 30, 2006 contained an explanatory paragraph regarding doubt as to our ability to continue as a going concern as a result of our net losses in operations.

Historically, our revenues have not been sufficient to fund our operations and we have relied on capital provided through the sale of equity securities, and various financing arrangements and loans from related parties. At December 31, 2006 we had cash on hand of $288,901. In fiscal 2006, we entered into a receivable factoring agreement with Sand Hill Finance, LLC under which we can sell certain accounts receivable to the lender on a full recourse basis at 80% of the face amount of the receivable up to an aggregate of $1.8 million. We agreed to pay Sand Hill Finance, LLC an annual commitment fee of $10,000 and a monthly finance fee of 2% of the average daily balance under the line. We granted Sand Hill Finance, LLC a blanket security interest in our assets and agreed to refrain from certain actions while the line is outstanding.

While we do not have any working capital commitments, we do not presently have any external sources of working capital other than what may be available under the factoring agreement and loans from related parties. Our working capital needs in future periods primarily relies on the rate at which we can increase our revenues while controlling our expenses and decreasing the use of cash to fund operations. Additional capital may be needed to fund acquisitions of additional companies or assets, although we are not a party to any pending agreements at this time and, accordingly, cannot estimate the amount of capital which may be necessary, if any, for acquisitions.

As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. In March 2005 we sold shares of our Series A Convertible Preferred Stock and in December 2005 we sold shares of our Series B Convertible Preferred Stock to the same purchaser. The designations of these shares included a restriction that so long as the shares are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value which is presently $0.60 per share for the Series A Convertible Preferred Stock and $0.2727 for the Series B Convertible Preferred Stock. Under the terms of the Series B Convertible Preferred Stock transaction, we also agreed not to issue any convertible debt or preferred stock. Finally, under the terms of the financing agreement with Sand Hill Finance, LLC we agreed not to incur any additional indebtedness other than trade credit in the ordinary course of business. These covenants may limit our ability to raise capital in future periods.

There can be no assurance that acceptable financing can be obtained on suitable terms, if at all. Our ability to continue our existing operations and to continue growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues and maintain profitable operations in the future. If we are unable to secure the necessary additional working capital as needed, we may be forced to curtail some or all of our operations.

TRANSACTIONS DURING FISCAL 2006 AND THE THREE MONTHS ENDED DECEMBER 31, 2006 WHICH RESULTED IN WORKING CAPITAL TO US.

Barron Partners warrant exercises

On December 28, 2005, we sold Barron Partners LP, an accredited investor, 1,833,334 shares of our Series B Convertible Preferred Stock and Common Stock Purchase Warrants "D", "E" and "F" to purchase an aggregate of 2,250,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share, for an aggregate purchase price of $ 500,000. In February 2006, we reduced the exercise price of common stock purchase warrants to purchase 4,500,000 shares of common stock held by Barron Partners LP to $1.00 per share through December 31, 2006. On March 17, 2006, we further reduced the exercise price of 500,000 warrants to purchase 500,000 shares of common stock to $.80 during the period from March 17, 2006 through March 31, 2006. On October 20, 2006, we further reduced the exercise price of warrants to purchase 1,000,000 shares of common stock to $.35 during the period from October 17, 2006 through November 10, 2006. To the extent that those warrants were not exercised by 5:30 PM, Eastern Time, on November 10, 2006, the exercise price of those warrants reverted to $1.00 per share through December 31, 2006 and at that time the warrants reverted back to the original exercise price. During the three months ended September 30, 2006, the warrant holder exercised 500,000 warrants at an exercise price of $.80 for net proceeds of $400,000. Additionally, during November 2006, in connection with the exercise of 720,000 stock warrants, we issued 720,000 shares of common stock for cash proceeds of $252,000.

Exercise of Stock Options

In May and June 2006, in connection with the exercise of stock options, we issued 47,500 shares of common stock for cash proceeds of $32,000.

During November 2006, in connection with the exercise of stock options, we issued 100,000 shares of common stock for cash proceeds of $35,000.

Related Party Transactions

During June 2006 to December 2006, Blue Point Financial LLC, a company of which Mr. John Signorello, our CEO, and the brother of one of our directors are stockholders, lent funds to us for working capital purposes. The loan was due no later than 30 days from that date of funding. As consideration for providing the funding, we agreed to issue 1.54 shares of common stock for each dollar lent under the loan. During the three months ended December 31, 2006, we borrowed $30,000 under this loan agreement and repaid approximately $26,500. At December 31, 2006, we owed this related party $181,599. Additionally, the related party is due 339,606 common shares under the loan agreement. In October 2006, the related party waived any further common shares on funds received subsequent to September 30, 2006. At December 31, 2006, in connection with the common shares due under this agreement, we have reflected an accrued interest payable of $169,803 on the accompanying consolidated balance sheet.

On September 29, 2006, we borrowed $200,000 from a Mr. Robert Druzak, a principal stockholder. The note was payable on October 29, 2006 and bears interest at 12% per annum. At September 30, 2006, principal amount due under this note amounted to $200,000. As additional consideration we issued the note holder 500,000 shares of our common stock valued at $225,000 which we recorded as interest expense in fiscal 2006. We repaid this loan in October 2006.

Sale Leaseback

On July 6, 2006, we entered into what is in essence a sale and leaseback agreement with respect to certain computer and office equipment. We received net proceeds of approximately $270,000 from the sale of the equipment to a third party. As part of the same transaction, we entered into an agreement to lease the equipment back from the third party for 36 monthly rent payments of $10,398 until August 2009. We accounted for this equipment financing arrangement as a capital lease. In connection with the agreement, we made an initial security deposit of $30,000 which is included in deposits in the balance sheet at December 31, 2006. The equipment had a net book value of $37,846 on the date of the transaction. At December 31, 2006, amount due under this equipment financing arrangement amounted to $243,914.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, which was released by the U.S. Securities and Exchange Commission, encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates - Management's Discussion and Analysis or Plan of Operations is based upon our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable, the carrying value of property and equipment and long-lived assets, and the value of stock-option based compensation. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition - We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collect ability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

• Revenues from sales of products are generally recognized when products are shipped unless we have obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

• Revenue from services is recorded as it is earned. Commissions earned on third party sales are recorded in the month in which contracts are awarded. Customers are generally billed every two weeks based on the units of production for the project. Each project has an estimated total which is based on the estimated units of production and agreed upon billing rates. Amounts billed in advance of services being provided are recorded as deferred revenues and recognized in the consolidated statement of operations as services are provided.

Accounting for Stock Based Compensation - Effective October 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, we recognize the cost resulting from all stock-based payment transactions including shares issued under our stock option plans in the financial statements. The adoption of SFAS No. 123R will have a negative impact on our future results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new accounting pronouncements:

• In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on our financial position and results of operations.

• In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on our future reported financial position or results of operations.

• In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We do not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

• In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We are currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

OUR BUSINESS

Overview

We are an Internet Technology Company headquartered in Herndon, Virginia. Since our organization in 2000 our focus has consistently remained on providing small businesses enterprise-class applications via the Internet in a hosted service model (Software as a Service or SaaS). Our products and services are used by organizations in both the public and private sectors. Through internal software development and a series of acquisitions, we have developed a suite of hosted software application services that are accessed by our customers via the Internet. Our current online products include IceMAIL (messaging), IceVISTA (web hosting), and IcePORTAL (Intranet portal). Our goal is to bring this enterprise-class technology, normally affordable by only large corporations, to small business customers via a recurring monthly subscription model.

Complementing the online service offerings is our IceWEB Solutions Group. The IceWEB Solutions Group focuses on providing computer network security products such as access control, content filtering, email security, intrusion detection, and the latest layer seven firewall technology to the Federal government. Our key partners are Secure Computing, Internet Security Systems, RSA Security, Blue Coat and F5 Networks. We believe that the combination of our vendor partners/manufacturers, customers, and government contracting vehicles enables our company to be successful in providing the industry’s best network security solutions to the Federal government and commercial integrators who service the government.

For the fiscal year ended September 30, 2006 approximately 48% of total sales were generated by our IceWEB Solutions Group’s reselling of third-party hardware and software and approximately 52% of our total sales were generated by online products and services. For the three months ended December 31, 2006, these two lines of business represented approximately 91% and approximately 9%, respectively, of our total sales.

Market and Trends

The market for hosted network applications and wireless access to web content is expanding exponentially. More and more small businesses are selecting “hosted applications” instead of purchasing and deploying internal network servers. Our IceMAIL, IcePORTAL, and IceVISTA products are specifically targeted to these small business customers.

According to IDC, a global provider of market intelligence, advisory services, and events for the information technology, telecommunications, and consumer technology markets, the Software as a Service market will be $8.0 billion by 2007 with an annual growth rate of 25%. More businesses are outsourcing their software services to hosted providers such as our company in order to reduce their up-front capital expenditures for software technology.

Our Products and Services

We believe that our two lines of business, online products and services and our IceWEB Solutions Group, have many common technologies and permit us to better leverage our personnel and vendor/manufacturer relationships. A brief description of our two lines of business is as follows.

Online Products And Services

Overview

Our focus is providing enterprise-class applications via the Internet in a hosted service model (Software as a Service or SaaS). Our goal is to have all of the IceWEB online service offerings automatically provision new accounts and offer our customers web-based control panels for “self service” account management. Customers can purchase products/services via our web site and have their new account/service automatically created without human intervention or manual steps taken by IceWEB Customer Service. The web-based control panel enables IceWEB Customer Service to manage all services/products via a single interface, adjust customer billing information, view reports, and control resellers. Customers use a version of this same control panel system to view all of their online services, adjust their billing information, view past bills, and activate new services. This “self service” is coupled with IceWEB Customer Service via telephone, email, and live chat to complete our online service offerings.

Starting with enterprise messaging (IceMAIL), collaboration (IcePORTAL), and web hosting (IceVISTA) services, we will continue to add additional software systems to our server farms. Each application and service has the goal of bringing enterprise-level applications, normally cost effective for only large corporations, to small business customers through a monthly/annual subscription plan. We believe that this recurring revenue business model has the ability to bring more consistent profits to our with a much higher customer retention rate than any other service we has ever offered. We currently have an over 90% retention rate.

IceMAIL

In December 2005, we launched IceMAIL, a packaged service that provides a network-hosted groupware, email, calendaring, and collaboration solution utilizing Microsoft Exchange, the most widely used enterprise system available. Customers are able to leverage the full capabilities of Microsoft Exchange and Microsoft Outlook without the initial implementation and maintenance costs associated with such an advanced system. In addition to providing hosted Exchange services, we focus on providing wireless PDA/smartphone synchronization services that enable our customers to have everything in Outlook/Exchange available while traveling away from their office. We can function as a single-source provider of wireless PDA/smartphones, GoodLink or Blackberry software, and the cellular carrier services through agent/reseller arrangements with those companies. We also forms marketing initiatives with PDA/smart phone manufacturers to create demand for our subscription based services while driving sales of those manufacturers’ devices.

IceMAIL is based on the advanced Microsoft Exchange platform which provides industry-leading features such as calendars, group scheduling, contact management, task management, notes, and shareable public folders. Using the latest in network hosting, wireless, and Internet technologies, IceMAIL is accessible from anywhere on the Internet via Microsoft Outlook or a web-browser. For the true "road warrior", we will also offer wireless handheld PDA access using a Palm Treo, RIM Blackberry, Windows PocketPC, or smartphone devices.

Features of IceMAIL include:

•	Use your own professional email domain name,
•	Manage your personal/business calendar. See when employees are available for meetings,
•	Share your calendar with people you choose or delegate permissions to your assistant,
•	Schedule shared resources such as conference rooms, projectors, vehicles, technicians, etc.,
•	Spam and virus protection,
•	Assign tasks to employees and track progress,
•	Track all calls, emails, or documents relating to a person contained within your contacts list,
•	Optional inbound/outbound faxing from Outlook or your wireless PDA,
•	IceMAIL handles all system maintenance, daily backups, security updates, and end-user support,
•	Real-time synchronization of email, calendar, contacts, and tasks to your cellular PDA using ActiveSync, GoodLink, or Blackberry,
•	View or edit file attachments from your PDA, and
•	All users receive the latest Microsoft Outlook software free (a $110 value each)

IcePORTAL

IcePORTAL leverages the power of Microsoft SharePoint to provide customers with a complete Intranet portal for their company. Customers can share and manage announcements, tasks, events/calendars, document libraries, pictures, discussion threads, and more through a single web-based portal with no need to purchase their own network file server.

Features of IcePORTAL include:

•	Provide a central location for all of employees to log into via a web browser for all of a company’s company news, announcements, document libraries, and phone directories,
•	Enables access to a company’s Intranet securely from anywhere in the world via the Internet and no VPN configuration is required,
•	Eliminates the need to purchase and maintain a network file server within a company which could cost $20,000 or more each year,
•
Stores all of a company’s files and documents within multiple document libraries and directories. Assign read/write/delete permissions to some or all employees for each document library, the customer has complete control of who can access each section of their Intranet portal,

•	Search for information or documents/files right from within the Intranet portal’s main page,
•	Post company news, announcements, calendars/events, or track tasks all via the Intranet portal,
•
Create sub-portals or sections within a customer’s Intranet portal for vendor/partners or customers with complete control of account and passwords so the customer controls what they can see/view/edit and what portions of the Intranet portal they can access, and

•	Customize the portal layout, colors, theme, and specific modules/features to a customer’s liking—include company stock quotes and news that is automatically updated from the Internet.

IceVISTA

IceVISTA provides web hosting services. Customers leverage IceVISTA’s network security, servers, and redundant data center environment for their critical web hosting needs. Typically, customers have both a public facing web site which is the focus of IceVISTA and also an internal Intranet web site which is serviced by our IcePORTAL product. IceVISTA includes a combination of web technologies from Microsoft and open source software providers. Specific web hosting needs vary depending on what operating system platform and web programming language is used by the web developer. IceVISTA supports all of the most popular web platforms and technologies thus providing customers with flexibility and reliability for their web hosting needs. IceVISTA provides both shared and dedicated web services solutions and currently hosts numerous content management and database-driven solutions for our customers.

Learningstream.Com

LearningStream.com is an online business education portal that offers subscription-based online classes to consumers and corporate customers such as managers, employees, and associations. Business professionals can choose among many different subjects such as making presentations, managing people and learning software applications from training developers such as Fred Pryor Seminars, CareerTrack and Evelyn Woods. LearningStream currently hosts 13 online video training classes and will expand to more than 100 in Q2 2007.

IceWEB Solutions Group

IceWEB’s Solutions Group specializes in network infrastructure security solutions. Through our team of engineers and our partners Secure Computing, RSA Security, ISS, Blue Coat, F5 Networks, McAfee and Cisco, we provide government agencies with the firewall, authentication, PKI, encryption, and traffic filtering products and services to protect our client's network infrastructure.

Features include:

•	Firewall implementation and management/monitoring
•	Intrusion Detection System implementation and management/monitoring (IDS or IPS)
•	Security Information Management System implementation and management/monitoring
•	Load Balancing and High Availability Solutions
•	User Authentication
•	Remote Access Control
•	Anti-Virus/Anti-Spam
•	Content Filtering and URL Filtering
•	E-mail Security

With our offices located just outside of Washington, D.C., we have specialized in Federal government and civilian agencies solutions for over six years. We have multiple General Services Administration (GSA), Government Wide Acquisition Contract (GWAC), and Blanket Purchase Agreement (BPA) agreements with key agencies to make purchasing simple.

Principal Customers

For the fiscal year ended September 30, 2006 and the three months ended December 31, 2006 two of our customers represented approximately 21% and approximately 43%, respectively, of total sales and these two customers represented approximately 51% of our accounts receivable at each of December 31, 2006 and September 30, 2006. Both of these customers purchase products and services from us on a purchase order basis and, accordingly, may elect at any time to purchase similar products or services from our competitors.

Technology

Our online products are web-based systems available from any computer in the world via the Internet. We are leveraging the Internet as the transport mechanism to deliver our services due to its wide availability and relatively low cost for connectivity. We also leverage commercial off-the-shelf (COTS) software whenever possible for its three primary advantages, including quick time to market and delivery, reduced upgrade and maintenance costs, and reduced internal development or research and development costs.

The specific software systems we host include IceMAIL, IcePORTAL, and IceVISTA. Each of these systems is hosted in a tier-one data center located in Northern Virginia technology corridor area. With redundant Internet connections, power systems, fire suppression, 24x7 security guards, biometric scanners, and network security systems, we believe that our services are very well protected and exceed what individual small business customers could afford if they were to host a similar system of their own.

IceMAIL is a customized implementation of Microsoft Exchange that is specialized for multi-tenant (multiple customers and domains) use. The IceMAIL server farm consists of redundant Microsoft Windows servers, Active Directory Servers, front-end Exchange servers, SMTP servers, back-end database servers, Storage Area Networks (SANs), GoodLink, Blackberry, ActiveSync, and backup systems. Network security is provided by multiple firewalls and/or gateways and filtering systems. The online purchasing, provisioning, and web-based management consoles are based on technology from SWsoft who is a leader in software/control systems for Internet and application services providers (ASPs) such as our company.

IcePORTAL is a customized implementation of Microsoft SharePoint. The IcePORTAL data is stored using Microsoft SQL and a Storage Area Network (SAN). Services are provided to customers via the Internet and each customer’s “portal” is available through a standard web browser such as Internet Explorer. As it is integrated with IceMAIL, the same network security and redundant servers and data center systems are leveraged. This enabled our company to deploy IcePORTAL for minimal additional costs.

IceVISTA consists of several web hosting technologies and servers. Customers are hosted on individual dedicated servers and also shared-host web servers depending on their need and specialized applications. There are several DotNetNuke (DNN) based web sites with some custom-developed modules as well as static web sites hosted on Microsoft Internet Information Server (IIS) (Windows operating system) and Apache running on the Linux operating system.

LearningStream is running on numerous web servers and streaming media servers. Course content is streamed via the Internet from Real and Windows Media servers while online purchasing and the course catalog are hosted on Microsoft-based web servers. Additional course content to be added in fiscal year 2007 may reside outside of our server farms and be streamed directly from the course content provider/partner that we have contracted.

Sales and Marketing

We sell our products and services through our direct sales force, online marketing and through strategic channel partners. Our direct sales process typically includes a demonstration of our product capabilities followed by one or more detailed technical reviews. Our employees utilize our software to generate leads, sales, demos and references. Our internal operations and sales tracking all run on our IceMAIL and IcePORTAL platforms.

On June 16, 2006, we signed a Retailer Marketing Agreement with CompUSA, a national retailing organization, under which it agreed to promote and sell our IceMAIL service. The terms of the Marketing Agreement provide that we pay a commission on sales of our IceMail service originated by CompUSA and create, host and maintain a co-branded website in a mutually agreed format. In connection with the Marketing Agreement, we issued CompUSA 350,000 shares of our common stock with a fair value of $350,000. The Marketing Agreement also granted CompUSA with pro rata preemptive rights with respect to private placements in which we sell any equity securities, any debt securities that are convertible or exchangeable for any equity security, or any option, warrant or other right to purchase equity securities other than options that may be issued to our employees. Under the terms of the Marketing Agreement we also agreed to issued CompUSA additional common stock with a fair value of up to $350,000 in return for meeting milestones as defined in the Marketing Agreement related to sales and availability of product in such retailers’ stores. As of September 30, 2006, none of the additional milestones have been met and none of the additional equity incentive has been paid.

Customers may now purchase IceMAIL subscriptions in person at any CompUSA location or via CompUSA’s website. We have conducted training at CompUSA corporate and retail stores as well as provided marketing collateral, online presentations, and a sales training video. We are one of the first hosted exchange providers to enter the retail market so we cannot reliably predict the success of this and other potential retail partnerships.

During fiscal 2006, we did not have an effective marketing strategy in place and relied mostly upon direct sales and marketing through radio and print advertisements in regional markets within the Washington, D.C. area. While these efforts succeeded in publicity for our name, these efforts did not produce significant revenues. The CompUSA partnership took several months to train their employees, update their web site, and begin in store sales so this channel relationship provided no revenue in fiscal 2006. During the first quarter of 2007, revenue continues to be insignificant from the CompUSA transaction.

Our marketing plan for fiscal 2007 includes more concise Internet marketing of the IceMAIL and IcePORTAL products along with magazine or print advertisements in primary and secondary markets throughout the U.S. We have also contracted with a professional marketing firm to further enhance our product marketing and improve our Internet search engine optimization, pay-per-click advertising, and direct marketing sales pitch. Our marketing efforts also produce materials in support of prospective sales to new customers, including brochures, data sheets, white papers, presentations and demonstrations.

For the fiscal years ended September 30, 2006 and 2005 we spent $225,338 and $56,538, respectively, on marketing. For the three months ended December 31, 2006 we spent $60,216 on marketing.

Our Strategy for Fiscal 2007

During fiscal 2007 we plan on greater automation for IceMAIL, IcePORTAL, and IceVISTA products. By using internal and external technical resources we will seek to enable customers to manage and control their own environment (self service) or working with IceWEB Customer Service. We believe we will be one of the few companies that allow customers almost total control of their features via web-based account management tools. All of our service offerings will have online purchasing and automated provisioning (account creation) that reduced human intervention for these repeatable tasks. This also helps customers with the desire for “immediate satisfaction” by having their product or service immediately available upon purchase.

The IceWEB Solutions Group’s focus on network security and the Federal government will continue. We are carefully evaluating new technology products and manufacturers. By continuous training of our employees and partnering with our key vendor partners, we can continue to accelerate our growth in this market.

Subject to the availability of sufficient capital we also plan on continuing to pursue strategic acquisitions that will broaden our product offerings and customer base, advance and expand our technological abilities, increase our cash flow and profitability, and diversify our operations.

Intellectual Property

Our success depends in part on our ability to protect our intellectual property. The source codes, object codes, and documentation related to our products are all proprietary to us and as to which copyright in favor of our company arose from the date of creation of the products or the date on which the products were assigned to us, whichever is later. We also rely on common law rights to our trademark and service mark "IceWEB" in both block letters and stylized form. To protect our proprietary rights, we rely generally on copyright and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our intellectual property.

It is also possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology that we rely upon to conduct our business.

In the future we may pursue copyright protection of our source codes, object codes and documentation as well as the registration of certain of our trademarks and service marks in the United States. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our content. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

We have also obtained the right to the Internet addressees www.iceweb.com, icemail.com, icewebsg.com, learningstream.com, fedzoo.com, and federalinbox.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use these Internet addressees; however, there can be no assurance in this regard and as the Internet addresses are part of our brand and marketing the loss of one or more of these addressees may have a material adverse effect on our financial position and results of operations.

Competition

Our competitors include portal vendors, application service providers, software vendors, systems integrators and information technology consulting service providers who offer some or all of the same products as we do. Our competitors, particularly for IceMAIL, IcePORTAL, and IceVISTA, include InterMedia.net, MailStreet, Mi8 Inc, and USA.net. Our competitive strategy is to undercut the pricing model of our competitors while delivering a higher value to customers and building brand name recognition for our company and our products. We are also pursuing retail channels for sales, beginning with our recent CompUSA partnership, which to our knowledge, our competitors have not attempted. In addition, there are relatively low barriers to entry into our business, and we do not believe our proprietary technology would preclude or inhibit competitors from entering our markets. As such, we anticipate that new entrants will try to develop competing products and services that could be deemed competitors. We face significant competition from these and other companies, most of which have greater brand recognition, are better capitalized than us and can obtain financing on more favorable terms. We may never be able to successfully compete in our target market.

Employees

As of March 16, 2007, we employed a total of 17 employees, all of whom work full-time. We have no collective bargaining agreements with any unions and believe that the overall relations with its employees are satisfactory.

Our History

We were originally formed under the laws of the State of Delaware in February 1969. For many years, we were a wholesaler of custom one, two, three and four-color processed commercial printing, as well as disposable and durable office equipment including stock paper, fax paper, fax and copy machines, computers, file cabinets and safes. We conducted our business throughout the United States of America and Puerto Rico from our headquarters in New York.

In March 1999, we changed the focus of our business and closed a transaction by which we acquired 100% of the outstanding capital stock of North Orlando Sports Promotions, Inc., a privately held Florida corporation. From 1999 until July 2001, we operated a variety of Internet-related services, however, we were unable to generate positive cash flow from these Internet-related businesses.

In May 2001, we executed an Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I., Inc. Under the terms of the agreement, we acquired 100% of the issued and outstanding stock of Disease S.I., Inc. in exchange for 750,000 shares of our common stock. The transaction was accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies was recorded as a recapitalization of Disease S.I., Inc., pursuant to which Disease S.I., Inc. was treated as the continuing entity. Disease S.I., Inc. was a developmental stage biopharmaceutical clinical diagnostics company planning to employ a broad array of technologies to detect, identify and quantify substances in blood or other bodily fluids and tissues. It intended to derive revenues from patent sub-licensing fees, royalties from pharmaceutical sales, appropriate milestone payments and research and development contracts.

Following completion of the acquisition of Disease S.I., Inc., it became apparent to us that it would be in our best long-term interest that the Internet operations be conducted apart from the biopharmaceutical clinical diagnostics operations. On July 24, 2001, we sold a former officer and director 100% of our subsidiary North Orlando Sports Promotions, Inc., in exchange for the assumption of all liabilities related to North Orlando Sports Promotions, Inc. and its operations estimated at approximately $112,000, and which included the forgiveness of $91,500 in accrued compensation. Included in the sale along with the capital stock of North Orlando Sports Promotions, Inc. were fixed assets, rights to several domain names and various contractual rights and obligations.

On November 27, 2001, we acquired 9,050,833 shares of the common stock of Healthspan Sciences, Inc., a privately held California corporation in exchange for 5,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act. This agreement was rescinded on March 21, 2002. Pursuant to the rescission, Healthspan Sciences, Inc. returned all 5,000 shares of our common stock issued in the exchange and we returned all 9,050,833 shares of Healthspan Sciences, Inc. we had received.

On March 21, 2002, we executed an Agreement and Plan of Merger with IceWEB Communications, Inc., a Delaware corporation and its stockholders. Founded in 2000, IceWEB Communications, Inc. enabled interactive communications and education on the web. In June 2001, it had acquired the assets in bankruptcy of Learning Stream, Inc., a provider of streaming services. Pursuant to the agreement, each of the 22,720,500 shares of common stock of IceWEB Communications, Inc. issued and outstanding immediately prior to the merger were converted into the right to receive 0.13375 shares of our common stock, for an aggregate of 303,888 shares of common stock. Each of the warrants to purchase an aggregate of 680,125 shares of IceWEB Communications, Inc. common stock issued and outstanding immediately prior to the merger were converted into the right to receive one warrant to purchase 0.13375 shares of our common stock upon exercise of said warrant.

In June 2003, we acquired 100% of the capital stock of Interlan Communications, Inc., a privately held corporation, in exchange for 25,000 shares of our common stock. In June 2003, we also acquired 100% of the capital stock of Seven Corporation in exchange for 37,500 shares of our common stock and cash consideration of $123,000. As described later in this section, we sold that company in February 2007.

In October 2003, we acquired 19% of the capital stock of Iplicity, Inc. of Virginia, together with substantially all of its assets including software licenses, source code, potential patents and trademarks for a combined stock and cash value of approximately $632,000 which included the issuance of 191,381 shares of our common stock and cash consideration of $65,500.

In May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, including software licenses, source code, potential patents and trademarks, cash, hardware, and equipment. As consideration for the purchase of the assets, we paid DevElements $100,000 and agreed to the assumption of liabilities up to an aggregate of $150,000. In exchange for the 19% interest in DevElements, we issued to the stockholders of DevElements 187,500 shares of our common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. We issued to the stockholders options to purchase 6,250 shares, which were contingently exercisable upon the satisfaction of certain performance criteria. The performance criteria, which required contracts, task orders and other work assignments involving billing of at least $840,000 during the six-month period ending November 13, 2004, was not met and the options were cancelled.

On October 18, 2004, we entered into a non-binding letter of intent to acquire 100% of the issued and outstanding stock of Plan Graphics, Inc. The transaction was subject to approval by the Plan Graphics, Inc. stockholders, and certain terms and conditions, including terms and conditions which are customary to this type of transaction. On April 29, 2005 the letter of intent expired with a definitive agreement having been executed or all conditions precedent to the closing having been completed.

In March 2006 we acquired PatriotNet, Inc., an Internet service provider, for total consideration of $290,000 of which $190,000 was paid in cash and $100,000 was paid through the issuance of 100,000 shares of our common stock. We granted Patriot Computer Group, Inc., the seller in the transaction, certain piggyback registration rights for the 100,000 shares of our common stock issued as partial consideration in the transaction. At the time of the acquisition, the fair value of the assets acquired exceeded the purchase price by $390,600 which we treated as goodwill for accounting purposes. From the date of acquisition through September 30, 2006 revenues from PatriotNet were approximately $316,000 and represented approximately 6.6% of our consolidated revenues. On December 1, 2006 we sold PatriotNet to Leros Online, Inc., a third party, for $150,000 in cash and the assumption of $60,000 in liabilities. At September 30, 2006 we recorded goodwill impairment of $180,000 related to this transaction.

On December 1, 2006 we sold 100% of the capital stock of our wholly-owned subsidiary, Integrated Power Solutions, Inc. to Mr. John Younts, our Vice President of Integrated Power Solutions and a key employee, for the assumption of approximately $180,000 in liabilities and the payment of $12,000 we owed him. For the fiscal year ended September 30, 2006, revenues for Integrated Power Solutions were approximately $535,000, or approximately, 11.3%, of our total sales.

On November 15, 2006, we acquired certain of the assets of True North Solutions related to its governmental customer business for $350,000 of which $250,000 was paid in cash and the balance was paid through the delivery of a $100,000 principal amount promissory note secured by collateral pledge of the assets, payable immediately upon accomplishment of the novation of the GSA Schedule. Under the terms of the agreement, we acquired the customers, forecast, contract renewals, and GSA schedule. Under the terms of the agreement, we acquired the customers, forecast, contract renewals, and GSA schedule of True North Solutions. We permitted True North Solutions to use the purchased assets until December 31, 2006 pursuant to which we acted as the seller's subcontractor until the novation of the GSA Schedule was complete.

On February 16, 2007 we sold 100% of the outstanding stock of our subsidiary, The Seven Corporation of Virginia, Inc., to PC NET in exchange for the waiver of approximately $11,000 we owed PC NET. Under the terms of the agreement we may not engage in any staffing services businesses as The Seven Corporation had conducted for a period of at least two years. For the fiscal year ended September 30, 2006 revenues from The Seven Corporation were approximately $1,074,000 or approximately 22.5%, of our total sales.

Our Properties

In November 2005, we entered into a three year lease for approximately 7,900 square feet of office space which provides for annual base rental of approximately $202,000 which escalates to approximately $215,000 annually in the third year of the lease term. We are also responsible for our pro rata share of certain pass through costs. We have the option to renew this lease for one additional five year term and we have a right of first refusal to lease an additional 7,200 square feet of adjoining office space should it become available.

Legal Proceedings

In October 2005 two related lawsuits have been filed against us in the Circuit Court of Fairfax County, Virginia, captioned Bonnie Edenfield vs. IceWEB, Inc., et al., Chancery No. CH 2005 4303; and Christopher MacDonald vs. IceWEB, Inc., et al., Chancery No. CH 2005 4304. Both suits are brought by former stockholders of DevElements, Inc., the assets of which were purchased by us. Ms. Edenfield and Mr. MacDonald were parties to the asset purchase agreement with DevElements. The plaintiffs seek money damages from us in the aggregate amount of $18,000 for alleged breach of the asset purchase agreement, rights to exercise options for 100,000 shares of our common stock and damages related to stock options. We have filed a response and intend to vigorously defend this litigation as we believe the litigation is without merit.

MANAGEMENT

Directors and executive officers

Name	Age	Positions

John R. Signorello	41	Chairman and Chief Executive Officer
James M. Bond	36	Chief Technology Officer
Mark B. Lucky	48	Chief Financial Officer
Harold F. Compton [1,2]	57	Director
Raymond Pirtle [2]	64	Director
Joseph L. Druzak [1]	53	Director
Jack Bush [1]	70	Director

[1]	Member of the Compensation Committee
[2]	Member of the Audit Committee

John R. Signorello. Mr. Signorello has served as Chairman of the Board and CEO since March 2000. Mr. Signorello also functions as our principal financial and principal accounting officer. From 1991 until September 1997, Mr. Signorello served as the Chief Executive Officer of STMS -"Solutions That Make Sense" - a private technology company he founded that specialized in computer networks, systems integration and information technology. In 1996, STMS was ranked the 17th fastest growing technology company in America by The National Technology Council's "The Fast Five Hundred". In September 1997, the company was acquired by Steelcloud (Nasdaq: SCLD), and Mr. Signorello remained as Vice President of Sales and Marketing until November 1998. From 1998 through 2000, Mr. Signorello served as a Director for a publicly traded Internet Venture Fund. Mr. Signorello is an accomplished musician, and serves as a principal in New York City Lights Entertainment. Mr. Signorello received a B.B.A. in Marketing from Radford University in 1989.

James M. Bond. Mr. Bond has served as our Chief Information Officer since August 2005 and our Vice President of Program Services since June 2003. His responsibilities include management of our consulting services practice which is focused on network infrastructure and enterprises messaging services. Mr. Bond is also responsible for developing new services and product offerings. From August 2000 until our acquisition of the company in June 2003, Mr. Bond was President of The Seven Corporation, which was our consulting services division until our sale of that company in February 2007. Mr. Bond has over 16 years of information technology design and implementation experience. He has been the architect of and has implemented solutions for medium and large corporate and government organizations with some multi-year projects exceeding $50M. Mr. Bond served as Vice President with Steelcloud from 1997 until 2000 where he ran the Professional Services division with over 50 consulting engineers and revenues exceeding $15M annually. Mr. Bond's earlier work experience includes senior engineering, architecture/design, and project management responsibilities with companies such as Electronic Data Systems (EDS) and Computer Sciences Corporation (CSC). Mr. Bond holds a Bachelor degree from the University of Maryland in Computer Science and is currently pursuing a Master's Degree. He has been a certified engineer for products and companies including Microsoft, Novell, 3Com, NetFRAME, Tricord, and served on the Microsoft Architect's Council for the Mid-Atlantic region. Mr. Bond is also a certified Project Management Professional (PMP).

Mark B. Lucky, CPA. Mr. Lucky has served as our Chief Financial Officer since March 2007. He has over 20 years professional experience in high growth/start-up ventures and established companies with multi-industry experience including financial services, technology, software, real estate, biotech and entertainment and media. Prior to joining our company, from 2005 to March 2007, while employed at Callaway Partners, LLC, an Atlanta, Georgia-based company, he consulted at Bearing Point on a contract administration, revenue recognition and financial restatement project. From 2004 to 2005 he was Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia informatics/ technology and medical research services company and from 2001 to 2004 he was Vice President of Finance and Administration of MindShare Design, Inc., a San Francisco, California-based internet technology company. While at both Galt Associates, Inc. and MindShare Design, Inc. Mr. Lucky was the senior financial officer for the company, providing strategic and tactical analysis and managing day to day finance, accounting, cash management, reporting and human resource responsibilities. From 1999 to 2001 Mr. Lucky was Senior Director of Finance, Controller/Director of Financial Planning/Analysis of Axys Pharmaceuticals, Inc., a San Francisco, California-based each stage drug discovery biotech company. He also served as acting CFO of the company from March 2000 to November 2000, which was then a Nasdaq-listed company (AXPH), and was responsible for internal and external reporting, technical accounting issues, annual budgeting processes and a five year strategic plan. During his career Mr. Lucky has also been employed by PriceWaterhouseCoopers, LLC (Senior Manager/Consultant February 1999 to November 1999), COMPASS Management and Leasing, Inc. (Vice President - Finance 1997 to 1998), Jazz Interactive, Inc. (Vice President - Operations/Finance 1996 to 1997), Mindscape, Inc. (Director of Financial Planning and Analysis 1995 to 1996), The Walt Disney Company (Manager, Operations Planning & Analysis, Manager of Corporate Planning 1991 to 1995), IDM Corporation (Division Controller 1986 to 1991) and KPMG (Senior Auditor 1983 to 1986). Mr. Lucky received his B.A., Economics, from the University of California.

While he has no employment agreement, Mr. Lucky's initial annual base salary is $150,000 which increases to $170,000 on June 1, 2007. On that date we will also grant him options to purchase 50,000 shares of our common stock with an exercise price equal to the then fair market value.

Harold F. Compton. Mr. Compton has been a member of our Board of Directors since May 2005. Mr. Compton has been a retailer for more than 30 years. Mr. Compton joined CompUSA Inc. in 1994 as Executive Vice President-Operations, becoming Executive Vice President and Chief Operating Officer in 1995, President of CompUSA Stores in 1996 and Chief Executive Officer of CompUSA Inc. in 2000, a position he held until his retirement in 2004. Prior to joining CompUSA, Inc., from 1993 until 1994 he served as President and COO of Central Electric Inc., Executive Vice President Operations and Human Resources, and Director of Stores for HomeBase (1989 to 1993), Senior Vice President Operations and Director of Stores for Roses Discount Department Stores (1986 to 1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation from 1965 to 1986. Since 1998 Mr. Compton has been a member of the Board of Directors of Linens ‘N Things, Inc., and is a member of its Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors of that company.

Raymond Pirtle, Jr. Mr. Pirtle has been a member of our Board of Directors since June 2005. Mr. Pirtle is a veteran of the financial services industry, having spent the past three decades in a variety of senior roles in corporate finance, institutional sales, investment banking, and equity research. From 1966 until 1989 he was employed by J.C. Bradford & Co., a large regional investment banking and brokerage, departing as a general partner. From 1989 until 2001 he was a Director and co-head of institutional sales of Equitable Securities Corp., a banking and institutional brokerage firm later known as SunTrust Equitable. In 2001 he was one of the founding partners of Avondale Partners, LLC, an institutional equity research and investment banking firm focusing on small companies generally with a market cap in the range of $200 million to $2 billion. Mr. Pirtle presently serves as a member of Avondale Partners' Advisory Board Committee. In March 2005 Mr. Pirtle founded Clairidge Company, LLC., a consulting firm that represents micro-cap to small-cap companies with a public equity valuation under $200 million or larger companies that are seeking to attract broad attention from institutional portfolio managers, research analysts or investment bankers. Since 1985 Mr. Pirtle has been serving on the board of both public and private companies. He currently serves on the board of Premier Global Services, Inc. (NYSE: PGI), a provider of business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents, and eNucleus, Inc. (OTCBB: ENUI), a provider of supply chain software applications.

Joseph L. Druzak. Mr. Druzak has been a member of our Board of Directors since June 2005. After first joining the company more than 20 years ago, since 1985 Mr. Druzak has served President and CEO of Kreher Steel Company, LLC., a large, privately-held specialty steel distribution company serving such diverse markets as automotive, rail, construction, oil and gas, aerospace and defense.

Jack Bush. Mr. Bush has been a member of our Board of Directors since August 2005. Mr. Bush has served as the President of Raintree Partners, Inc., a management consulting company, since September 1995. He is also currently Chairman and Director of IdeaForest.com (Joann.com), Vice Chairman and Director of FPE Corporation (Framed Picture Enterprises) and Co-Chairman of Country Sampler stores. From 1995 to 1999 he served as Chairman of Aaron Brothers Holding Company and of Carolina Art & Frame Co. He was a founder, Chief Concept Officer and Director of Artistree Art, Frame & Design Company. During this time he was also a Director of Cyberplay, New York Coffee & Bagels, Bradlees Stores, Stage Stores, Telequip and Jumbo Sports Company. He served on the board of Bradlees during a successful reorganization and served as special assistant to the board of Stage Stores during a successful reorganization. From 1997 to 1999 he served as Chairman, CEO and President of Jumbo Sports Co. From 1991 to August 1995, he was President and Director of Michaels Stores, Inc. and was Chairman of Michaels of Canada. The company grew from 136 to 530 stores and became the largest arts and crafts retailer in the world. Upon leaving the Nasdaq-quoted company, sales reached $1.5 billion and had 22,000 associates. From 1990 to 1991 he served as Executive Vice President, Director of Operations and Stores for Ames Department Stores. From 1985 to 1990 Mr. Bush was President and Director of Roses stores, a Nasdaq-quoted company. During his tenure the company grew to 226 stores with $1.6 billion in sales and 25,000 associates. From 1980 to 1985 he served as Vice President of Zayre Corporation, an NYSE-listed company responsible for 105 stores and $750 million in sales. From 1958 to1980 he served in a variety of potions with J.C. Penney Company, an NYSE-listed company. Mr. Bush was a U.S. Air Force Reserve officer and holds a Bachelor of Science from the University of Missouri.

There are no family relationship between any of the executive officers and directors. Directors are elected at our annual meeting of stockholders and hold office for one year or until his or her successor is elected and qualified.

Director Compensation

Messrs. Signorello, Compton, Pirtle, Druzak and Bush are the members of our Board of Directors. We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. The following table provides information concerning the compensation of Messrs. Signorello, Compton, Pirtle, Druzak and Bush for their services as members of our Board of Directors for the fiscal year ended September 30, 2006. The information for Mr. Signorello excludes compensation he received for his services as our Chief Executive Officer. This compensation is set forth in the Summary Compensation Table appearing later in this section.

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
John R. Signorello	0	0	15,808	0	0	0	15,808
Harold F. Compton	0	0	15,808	0	0	0	15,808
Raymond Pirtle, Jr.	0	0	15,808	0	0	0	15,808
Joseph L. Druzak	0	0	15,808	0	0	0	15,808
Jack Bush	0	0	15,808	0	0	0	15,808

In September 2006 we granted each of our directors options to purchase 50,000 shares of our common stock expiring in September 2011 with an exercise price of $0.47 vesting in September 2007. The value ascribed to these options grants in the foregoing table was calculated in accordance with FAS 123(R).

Director independence, Committees Of The Board Of Directors

Messrs. Compton, Pirtle, Druzak and Bush are “independent” within the meaning of Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. We do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Our Board of Directors has created both an Audit Committee and a Compensation Committee.

Audit Committee. The Audit Committee of our Board of Directors was formed to assist the Board of Directors in fulfilling its oversight responsibilities for the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and independent auditors. The Audit Committee will also prepare the report that SEC rules require be included in our annual proxy statement. The Audit Committee has adopted a charter which sets forth the parameters of its authority. The Audit Committee Charter provides that the Audit Committee is empowered to:

• Appoint, compensate, and oversee the work of the independent registered public accounting firm employed by our company to conduct the annual audit. This firm will report directly to the audit committee;

• Resolve any disagreements between management and the auditor regarding financial reporting;

• Pre-approve all auditing and permitted non-audit services performed by our external audit firm;

• Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

• Seek any information it requires from employees - all of whom are directed to cooperate with the committee’s requests - or external parties;

• Meet with our officers, external auditors, or outside counsel, as necessary; and

• The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full committee at its next scheduled meeting.

Each Audit Committee member is required to:

• satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and

• meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Each committee member is required to be financially literate and at least one member is to be designated as the “financial expert,” as defined by applicable legislation and regulation. Neither Mr. Pirtle nor Mr. Compton, who are the members of our audit committee, are considered an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

▪	understands generally accepted accounting principles and financial statements,
▪	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
▪	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
▪	understands internal controls over financial reporting, and
▪	understands audit committee functions.

No committee member is permitted to simultaneously serve on the audit committees of more than two other public companies.

Since our formation we have relied upon the personal relationships of our CEO to attract individuals to our Board of Directors. While we would prefer that one or more of our directors be an audit committee financial expert, the individuals whom we have been able to attract to our Board do not have the requisite professional backgrounds. We are seeking to expand our Board of Directors to add additional independent directors. As we expand our Board of Directors with additional independent directors the number of directors serving on the Audit Committee will also increase and it is our intention that one or more of these additional independent directors will also qualify as an audit committee financial expert.

Compensation Committee. The Compensation Committee was appointed by the Board to discharge the Board’s responsibilities relating to:

• compensation of our executives,

• equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and

• arrangements with executive officers relating to their employment relationships with our company, including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.

The Compensation Committee charter provides that the Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of our company, as well as all equity-based compensation plans and policies. In addition, the Compensation Committee oversees, reviews and approves all of our ERISA and other employee benefit plans which we may establish from time to time. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy statement and assisting in the preparation of certain information to be included in other periodic reports filed with the SEC.

Each Compensation Committee member is required to:

• satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and

• meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

No committee member is permitted to simultaneously serve on the audit committees of more than two other public companies. Messrs. Compton, Druzak and Bush, all of whom are considered independent directors, are the members of our Compensation Committee. As we expand our Board of Directors with additional independent directors the number of directors serving on the Compensation Committee will also increase.

Code of Ethics

In May 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the Code.

A copy of our Code of Business Conduct and Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices.

Executive compensation
Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at September 30, 2006. The value attributable to any option awards is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

John R. Signorello [1]	2006	150,000	0	0	15,800	0	0	2,661	168,461
	2005	120,000	0	0	0	0	0	0	120,000

James M. Bond [2]	2006	120,000	0	0	42,600	0	0	415	163,015
	2005	120,000	0	0	0	0	0	0	120,000

Tim McNamee [3]	2006	36,090	0	0	165,850	0	0	1,638	203,578

John Younts [4]	2006	53,854	0	111,536	0	0	0	3,325	168,715

1 Mr. Signorello is our Chief Executive Officer. All other compensation in fiscal 2006 represents the value of health insurance premiums we pay for Mr. Signorello. In fiscal 2006 we granted him options to purchase 50,000 shares of our common stock with an exercise price of $0.47 per share exercisable until September 6, 2011 as additional consideration related to his position as a member of our Board of Directors. The value of these options is included in "Option Awards" in the foregoing table as well as in the earlier table entitled Director Compensation.

2 Mr. Bond is our Chief Technology Officer. All other compensation for Mr. Bond in fiscal 2006 represents the value of health insurance premiums we pay for Mr. Bond. In fiscal 2006 we granted Mr. Bonds options to purchase 40,000 shares of our common stock with an exercise price of $0.65 per share expiring on August 13, 2010 and options to purchase 50,000 shares of our common stock with an exercise price of $0.51 per share expiring on August 24, 2011. The value of these options is included in "Option Awards" in the foregoing table.

3 Mr. McNamee is our Vice President of Business Development and Sales. All other compensation for Mr. McNamee is fiscal 2006 represents the value of health insurance premiums we pay for Mr. McNamee. In fiscal 2006 we granted Mr. McNamee options to purchase 100,000 shares of our common stock with an exercise price of $0.72 per share expiring on June 6, 2011, options to purchase 100,000 shares of our common stock with an exercise price of $0.71 per share expiring on June 14, 2011 and options to purchase 50,000 shares of our common stock with an exercise price of $0.70 per share expiring on August 10, 2011. The value of these options is included in "Option Awards" in the foregoing table.

4 Mr. Younts served as Vice President of Integrated Power Solutions until our sale to him of that company in November 2006. All other compensation for Mr. Younts in fiscal 2006 represents the value of health insurance premiums we paid for Mr. Younts. In fiscal 2006 we issued Mr. Younts an aggregate of 110,031 shares of our common stock as additional compensation. The value of these shares is included in "Stock Awards" in the foregoing table. Excluded for compensation paid to Mr. Younts in fiscal 2006 is the extinguishment of a $65,202 employee advanced previously made to Mr. Younts which we deemed impaired due to the subsequent sale of Integrated Power Solutions to him.

How Mr. Signorello's compensation is determined

Mr. Signorello, who as served as our CEO since March 2000, is not a party to an employment agreement with our company. His compensation is determined by the Compensation Committee of our Board of Directors. The Compensation Committee considered a number of factors in determining Mr. Signorello's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Compensation Committee did not consult with any experts or other third parties in fixing the amount of Mr. Signorello's compensation. During fiscal 2006 Mr. Signorello's compensation package included a base salary of $150,000 and company provided health care benefits. The amount of compensation payable to Mr. Signorello can be increased at any time upon the determination of the Compensation Committee of our Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

John R. Signorello	50,000			1.60	03/21/2007
	75,000			3.20	09/28/2008
			50,000	0.47	09/06/2011

James M. Bond	45,625			0.88	06/09/2008
	40,000			0.65	12/13/2010
	50,000			0.51	08/24/2011

John Younts	5,000			$1.20	05/11/2008
	75,000			$0.88	05/30/2008
	40,000			$0.65	12/13/2010

Tim McNamee	100,000			$0.72	06/06/2011
	12,000			$0.71	06/14/2011
			88,000	$0.71	06/41/2011
	50,000			$0.70	08/10/2011

Stock Option Plan

In August 2000, our Board of Directors adopted our 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”). The Plan was approved by our stockholders in August 2001. As amended, we have reserved an aggregate of 2,500,000 shares of common stock for issuance under the Plan. At March 16, 2007 we have granted options to purchase 1,717,500 shares of our common stock under the Plan. Until such time as we have completed an initial public offering, our Board of Directors (or at their discretion a committee of our Board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted share or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan.

The purpose of the Plan is to advance our interests and those of our stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe the Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the Plan in the form of Plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives ("performance shares") and shares subject to a vesting schedule based on the recipient's continued employment ("restricted shares"). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under our Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are our officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under our Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either:

•	cash, or
•	delivery of unrestricted shares of our common stock having a fair market value on the date of delivery equal to the exercise price, or
•	surrender of shares of our common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or
•	a combination of the foregoing methods.

All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. At the discretion of the Board of Directors, it may approve the irrevocable transfer, without payment, of non-qualified options to the option holder's spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more such persons, or to a partnership whose partners are one or more of such persons. If an optionee's employment is terminated for any reason, other than due to his or her death, disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his or her service as a director is terminated for any reason, other than due to his or her death or disability, the Plan option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee's death. If the optionee's employment, membership on the Board of Directors or engagement as a consultant terminates by reason of the optionee's retirement, then the Plan option granted may be exercised until the earlier of 90 days following the date of termination or the expiration date. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

At the time of the restricted share grant, the Board of Directors may determine the vesting schedule of such shares and that after vesting, such shares may be further restricted as to transferability or be subject to repurchase by us or forfeiture upon the occurrence of certain events. Awards of restricted shares must be accepted by the participant within 30 days of the grant.

At the time of the award of performance shares, the Board of Directors shall establish a range of performance goals to be achieved during the performance period, including, without limitation, earnings, return on capital, or any performance goal approved by our stockholders in accordance with Section 162(m) of the Internal Revenue Code. Attainment of the highest performance goal for the performance period will earn 100% of the performance shares awarded for the performance period; failure to attain the lowest performance goal will result in the participant earning no performance shares. Attainment of the performance goals will be calculated from our financial statements, excluding changes in federal income tax rates and the effect of non-recurring and extraordinary items. The performance goals may vary for different performance periods and need not be the same for each participant receiving an award during a performance period.

If the participant's employment by us, membership on our Board of Directors, or engagement by us as a consultant is terminated before the end of any performance period, or upon the participant's death, retirement or disability, the Board of Directors, taking into consideration the performance of such participant and our performance over the performance period, may authorize the issuance to the participant or his or her legal representative or designated beneficiary all or a portion of the performance shares which would have been issued to him or her had the participant's employment, Board membership or consulting engagement continued to the end of the performance period. If the participant's employment, Board membership or consulting engagement terminates before the end of the performance period for any other reason, all performance shares are forfeited.

Notwithstanding the foregoing, but subject to any stockholder approval or other requirements of Section 162(m) of the Internal Revenue Code, the Board of Directors in its discretion and as determined at the time of award of the performance shares, may provide the participant with the option of receiving cash in lieu of the performance shares in an amount determined at the time of award including, without limitation, by one or more of the following methods:

•	the fair market value of the number of shares subject to the performance shares agreement on the date of award, or
•	part or all of any increase in the fair market value since such date, or
•	part or all of any dividends paid or payable on the number of shares subject to the performance share agreement, or
•	any other amounts which in the Board's sole discretion are reasonably related to the achievement of the applicable performance goals, or
•	any combination of the foregoing.

The purchase price for restricted shares or performance shares granted under the Plan shall be set by the Board of Directors but may not be less than par value. Payment of the purchase price for the restricted shares or performance share may be made in either,

•	cash, or
•	by delivery of unrestricted shares of our common stock having a fair market value on the date of such delivery equal to the total purchase price, or
•	a combination of either of these methods.

The restricted stock awards, performance stock awards and stock options are subject to accelerated vesting in the event of our change of control. We may, at our option, terminate all unexercised stock options 30 days after a change in control and pay to the participant holding these unexercised options cash in an amount equal to the difference between fair market value and the exercise price of the stock option. If the fair market value is less than the exercise price, we may terminate the options without payment to the holder. The per share purchase price of shares subject to Plan options granted under the Plan or related to performance share awards or restricted share awards may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of such option or award. No participant in our Plan has any rights as a stockholder until the shares subject to the Plan options or stock awards have been duly issued and delivered to him or her.

We have an option to purchase any shares of our common stock which have been issued to Plan participants pursuant to restricted stock awards, performance stock awards or stock options if the participant ceases to be our employee, a member of our Board of Directors or a consultant to us for any reason. We must exercise our repurchase right at the time of termination. The purchase price for any shares we repurchase will be equal to the fair market value of the our total stockholders' equity divided by the total outstanding shares of our common stock on the last day of that calendar month, calculated on a fully-diluted basis. If we exercise our repurchase right, we much close the transaction within 20 days from the termination date. At closing, we are entitled to delivery a one-year promissory note as payment for the purchase price or at our option, we may pay same in cash at closing.

We also have a right of first refusal to meet the offer if the holder of any shares of our common stock awarded or issued pursuant to our Plan desires to sell such shares to a third party.

The Board of Directors may amend, suspend or terminate our Plan at any time, except that no amendment shall be made which:

•	increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization), or
•	affects outstanding Plan options or any exercise right thereunder, or
•	extends the term of any Plan option beyond 10 years, or
•	extends the termination date of the Plan.

Unless the Plan shall be earlier suspended or terminated, the Plan shall terminate 10 years from the date of the Plan's adoption by our stockholders. Any such termination of our Plan shall not affect the validity of any Plan options previously granted thereunder.

Limitation on liability and indemnification matters

As authorized by the Delaware General Corporation Laws, our certificate of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director's duty of loyalty to our company or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock redemptions or repurchases; and
•	any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Our certificate of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time we have borrowed funds from Mr. Signorello, our Chairman and CEO, for working capital. At September 30, 2006 and December 31, 2006 we owed Mr. Signorello $8,123 and $19,860, respectively. These advances are short-term and non-interest bearing. We will repay Mr. Signorello this amount as working capital is available to us.

In April 2002 we issued Mr. Signorello a demand promissory note in the principal amount of $150,000. This note bore interest at 12.5% per annum. At March 31, 2005 we owed Mr. Signorello $93,177. Under the terms of the Preferred Stock Purchase Agreement with Barron Partners, L.P. as described later in this prospectus Mr. Signorello was required to convert the principal and interest due under this note into shares of our common stock. In April 2005, Mr. Signorello sold this note to Mr. Robert Druzak, then a principal stockholder of our company. In April 2005 we issued 416,667 shares of our common stock in exchange for a $50,000 subscription receivable to our company and the satisfaction of this note payable. In fiscal 2006 we wrote off this subscription receivable.

During June 2006 to December 2006, Blue Point Financial LLC, lent funds to us for working capital purposes. The stockholders of Blue Point Financial LLC include Mr. Robert Druzak, a principal stockholder of our company the brother of Mr. Joseph Druzak, a member of our Board of Directors, and Mr. John R. Signorello, our Chairman and CEO. The loan was due no later than 30 days from that date of funding. As consideration for providing the funding, we agreed to issue 1.54 shares of common stock for each dollar lent under the loan. During the year ended September 30, 2006, we borrowed approximately $335,000 under this loan agreement and repaid approximately $157,000. At September 30, 2006, we owed this related party $178,099. In connection with this agreement, in June 2006, we issued 176,120 shares of common stock. We valued these common shares at the fair market value on the dates of grant of $.72 per share or $126,805 based on the trading price of common shares. Accordingly, we recorded interest expense of $126,805. During the three months ended December 31, 2006, we borrowed $30,000 under this loan agreement and repaid approximately $26,500. At December 31, 2006, we owed this related party $181,599.

Additionally, the related party is due 339,606 common shares under the loan agreement. At September 30, 2006, we valued these common shares at the fair market value on the dates of grant of $.50 per share or $169,803 based on the trading price of common shares. Accordingly, during fiscal 2006 we recorded additional interest expense of $169,803 and an accrued interest payable of $169,803. In October 2006, the related party company waived any further common shares on funds received subsequent to September 30, 2006. In March 2006 we issued the 339,606 shares to Blue Point Financial LLC.

On September 29, 2006, we borrowed $200,000 from Mr. Robert Druzak, a principal stockholder. The note was payable on October 29, 2006 and bore interest at 12% per annum. In the event of default, we agreed to pay the note holder liquidating damage of 2% of the principal amount of the note for every 30 days the note remained unpaid. In connection with the note, we issued the note holder 500,000 shares of common stock valued at $225,000 which we recorded as interest expense. We repaid this loan in October 2006.

In November 2006 we sold 100% of the capital stock of our wholly-owned subsidiary, Integrated Power Solutions, Inc. to Mr. John Younts, Vice President Integrated Power Solutions and a key employee, for the assumption of approximately $180,000 in liabilities and the payment of $12,000 we owed him. In fiscal 2006 we wrote-off of an employee advance of $65,202 to Mr. John Younts which was deemed impaired due to the subsequent sale of Integrated Power Solutions to him.

PRINCIPAL STOCKHOLDERS

At March 16, 2007, there were 10,367,514 shares of our common stock issued and outstanding. Our common stock is the only outstanding class of our voting securities. The following table sets forth, as of March 16, 2007, information known to us relating to the beneficial ownership of these shares by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
•	each director;
•	each executive officer; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 205 Van Buren, Suite 150, Herndon, Virginia 20170.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from March 16, 2007 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of March 16, 2007, have been exercised or converted. Unless otherwise noted, the address of each of these principal stockholders is our principal executive offices.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

John R. Signorello [1]	2,520,967	23.7%
James M. Bond [2]	235,125	2.2%
Mark B. Lucky	0	*
Harold F. Compton [3]	20,833	*
Raymond H. Pirtle [4]	20,833	*
Joseph L. Druzak [5]	223,959	2.2%
Jack Bush [6]	20,833	*
All officers and directors as a group (seven persons)[1,2,3,4,5,6]	3,042,550	28.4%

* represents less than 1%

1 The number of shares beneficially owned by Mr. Signorello includes 2,226,264 shares which are issued and outstanding, options to purchase 50,000 shares of our common stock at an exercise price of $1.60 per share expiring in March 2007 and options to purchase 75,000 shares of our common stock at an exercise price of $3.20 per share expiring in September, 2008.. The number of shares beneficially owned by Mr. Signorello includes 169,803 shares of our common stock which represents a 50% interest in the 339,606 shares of our common stock owned of record by Blue Point Financial LLC. Mr. Signorello is a 50% owner of Blue Point Financial, LLC. See "Certain Relationships and Related Transactions" appearing earlier in this prospectus. The number of shares beneficially owned by Mr. Signorello excludes options to purchase 50,000 shares of our common stock at an exercise price of $0.47 per share expiring in September, 2011 which have not yet vested.

2 The number of shares beneficially owned by Mr. Bond includes 99,500 shares of our common stock which are presently outstanding, options to purchase 45,625 shares of our common stock at an exercise price of $0.88 per share expiring in June, 2008, options to purchase 40,000 shares of our common stock at an exercise price of $0.65 per share expiring in December, 2010 and options to purchase 50,000 shares of our common stock at an exercise price of $0.51 per share expiring in August, 2011.

3 The number of shares beneficially owned by Mr. Compton includes options to purchase 20,833 shares of our common stock at an exercise price of $0.80 per share expiring in April 2010. The number of shares beneficially owned by Mr. Compton excludes 9,167 shares underlying options with an exercise price of $0.80 per share expiring in April 2010 and options to purchase 50,000 shares of our common stock at an exercise price of $0.47 per share expiring in September 2011 which have not yet vested.

4 The number of shares beneficially owned by Mr. Pirtle includes options to purchase 20,833 shares of our common stock at an exercise price of $0.80 per share expiring in April 2010. The number of shares beneficially owned by Mr. Pirtle excludes 9,167 shares underlying options with an exercise price of $0.80 expiring in April 2010 and options to purchase 50,000 shares of our common stock at an exercise price of $0.47 per share expiring in September, 2011 which have not yet vested.

5 The number of shares beneficially owned by Mr. Druzak includes 203,126 shares of our common stock which are presently outstanding, of which the resale of 150,000 shares are covered by this prospectus, and options to purchase 20,833 shares of our common stock at an exercise price of $0.80 per share expiring in April 2010. The number of shares beneficially owned by Mr. Druzak excludes 9,167 shares underlying options with an exercise price of $0.80 expiring in April 2010 and options to purchase 50,000 shares of our common stock at an exercise price of $0.47 per share expiring in September, 2011 which have not yet vested.

6 The number of shares beneficially owned by Mr. Bush includes options to purchase 20,833 shares of our common stock at an exercise price of $0.80 per share expiring in April 2010. The number of shares beneficially owned by Mr. Bush excludes 9,167 shares underlying options with an exercise price of $0.80 expiring in April 2010 and options to purchase 50,000 shares of our common stock at an exercise price of $0.47 per share expiring in September, 2011 which have not yet vested.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 1,666,667 shares have been designated as Series A Convertible Preferred Stock and 1,833,334 shares have been designated as Series B Convertible Preferred Stock. As of March 16, 2007, there are 10,367,514 shares of common stock, 1,256,667 shares of Series A Convertible Preferred Stock and 1,833,334 shares of Series B Convertible Preferred Stock issued and outstanding. We have not included 437,502 shares of common stock listed as outstanding on our transfer records in the number of common shares which are currently issued and outstanding. Although the certificates have not been cancelled, these shares were contributed to our capital by agreement at the time of our reverse merger in March 2002 and may not be voted.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our Board of Directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

Series A Convertible Preferred Stock

Our Board of Directors has created a series of 1,666,667 shares of preferred stock designated as Series A Convertible Preferred Stock. We sold these shares in a transaction described later in this prospectus under "Selling Security Holders." In June, 2006, Barron Partners LP, the holder of our Series A Convertible Preferred Stock, converted 410,000 shares into 410,000 shares of our common stock. As of the date of this prospectus there remain 1,256,667 shares of Series A Convertible Preferred Stock issued and outstanding. The designations, rights and preferences of the Series A Convertible Preferred Stock provide:

•
no dividends are payable on the Series A Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can we redeem any shares of our common stock,

•	the shares of Series A Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,

•
so long as the shares are outstanding, we cannot change the designations of the Series A Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series A Convertible Preferred Stock or increase the number of authorized shares of Series A Convertible Preferred Stock,

•	the shares carry a liquidation preference of $0.60 per share,

•
each share of Series A Convertible Preferred Stock is convertible at the option of the holder into shares of our common stock, subject to adjustment in the event of stock splits and stock dividends, based upon a conversion value of $0.60 per share, and

•
so long as the shares of Series A Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value.

No conversion of the Series A Convertible Preferred Stock may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such conversion.

Series B Convertible Preferred Stock

Our Board of Directors has also created a series of 1,833,334 shares of preferred stock designated as Series B Convertible Preferred Stock. On December 28, 2005, we sold Barron Partners LP, an accredited investor, 1,833,334 shares of our Series B Convertible Preferred Stock and Common Stock Purchase Warrants "D", "E" and "F" to purchase an aggregate of 2,250,000 shares of our common stock, for an aggregate purchase price of $ 500,000. Barron Partners LP had previously purchased shares of our Series A Convertible Preferred Stock in a transaction which closed in March 2005

Under the terms of the Preferred Stock Purchase Agreement, we agreed:

• that all convertible debt in our company would be cancelled and that for a period of three years from the closing date we will not issue any convertible debt or preferred stock. In addition, we agreed to cause all reset features related to any shares of our outstanding common stock to be cancelled and for a period of three years from the closing date to refrain from entering into any transactions that have reset features,

• to maintain a majority of independent directors on our Board of Directors, and that these independent directors will make up a majority of the audit and compensation committees of our Board. If at any time we should fail to maintain these independent majority requirements, we are required to pay Barron Partners LP liquidated damages of 24% of the purchase price of the securities ($120,000) per annum, payable monthly in kind,

• that if within 24 months from the closing date we consummate the sale of debt or equity securities with a conversion price less than the then effective conversion price of the Series B Convertible Preferred Stock we will make a post-closing adjustment in the conversion price of the Series B Convertible Preferred Stock to such lower conversion price,

• that for a period of three years all employment and consulting agreements must have the unanimous consent of the compensation committee of our Board, and any awards other than salary are usual and appropriate for other officers, directors, employees or consultants holding similar positions in similar publicly held-companies,

• that for a period of two years from the closing we will not enter into any new borrowings of more than twice as much as the sum of EBITDA from recurring operations over the past four quarters, subject to certain exceptions,

• that for long as Barron Partners LP holds any of the securities we will not enter into any subsequent financing in which we issue or sell any debt or equity securities with a floating conversion price or containing a reset feature, and

• that we will submit a proposal at our next annual meeting of stockholders to amend our Certificate of Incorporation to require the consent of the holders of a designated percentage of a designated class of our securities to waive or amend the terms of any rights, options and warrants approved by our Board.

Mr. John R. Signorello, our CEO, agreed not to sell any shares of our common stock that he many own in excess of 1% per quarter or at a price of less than $1.50 per share for a period ending August 30, 2007, and that the earliest any other insiders could sell their shares would be beginning two years from the closing date.

We granted Barron Partners LP a right of first to participate in any subsequent funding we may undertake on a pro rata basis at 94% of the offering price.

We have agreed to file a registration statement with the Securities and Exchange Commission within 30 days to register for resale the shares of common stock issuable upon the possible conversion of the Series B Convertible Preferred Stock and the exercise of the warrants, and to use our best efforts to cause such registration statement to be declared effective within 120 days from the closing date. We have also granted Barron Partners LP demand registration rights covering these securities, as well as piggy-back registration rights for a period of two years from the closing date. We agreed to pay all costs associated with these registration statements and have indemnified Barron Partners LP with respect thereto for any losses or claims related to material misstatements or material omissions by us in the registration statement(s).. Barron Partners LP subsequently waived any rights to receive any registration rights penalties.

The warrants issued in this transaction are described later in this section. The designations, rights and preferences of the Series B Convertible Preferred Stock provide:

●
no dividends are payable on the Series B Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can we redeem any shares of our common stock,

●	the shares of Series B Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,

●
so long as the shares are outstanding, we cannot change the designations of the Series B Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B Convertible Preferred Stock or increase the number of authorized shares of Series B Convertible Preferred Stock,

●	the shares carry a liquidation preference of $0.2727 per share,

●
each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of our common stock. The conversion ratio is also subject to adjustment in the event we should sell any shares of our common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduce to the lesser price. No conversion of the Series B Convertible Preferred Stock may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion. Barron Partners LP may waive this provision only with the consent of all of the Series B Preferred Stockholders and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates,

●
so long as the Series B Convertible Preferred Stock is outstanding, we have agreed not to issue any rights, options or warrants to holders of our common stock entitling the holders to purchase shares of our common stock at less than the conversion ratio with out the consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. If we should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if we should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,

●	the shares of Series B Convertible Preferred Stock automatically convert into shares of our common stock in the event of change of control of our company, and

●
so long as the shares of Series B Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B Convertible Preferred Stock.

Common Stock Purchase Warrants

At March 16, 2007 we had outstanding an aggregate of 6,235,000 common stock purchase warrants as follows:

Warrants issued in the Series A Convertible Preferred Stock transaction

In connection with the sale of shares of our Series A Convertible Preferred Stock in March 2005, we issued the purchaser Barron Partners LP the following five-year common stock purchase warrants:

•	Common Stock Purchase Warrants "A" to purchase an aggregate of 2,000,000 shares of our common stock at an original exercise price of $2.00 per share,

•	Common Stock Purchase Warrants "B" to purchase an aggregate of 1,250,000 shares of our common stock at an original exercise price of $4.80 per share, and

•	Common Stock Purchase Warrants "C" to purchase an aggregate of 1,250,000 shares of our common stock at an original exercise price of $9.60 per share.

We also issued Liberty Company LLC, a broker dealer which served as finder for us in the transaction, a Common Stock Purchase Warrant "A" to purchase 175,000 shares of our common stock at an exercise price of $0.70 per share. Other than the exercise price, all other terms of the warrant issued to Liberty Company LLC are identical to the Common Stock Purchase Warrant "A" issued to the purchaser.

In February 2006 we reduced the exercise price of all the foregoing warrants issued to Barron Partners LP to $1.00 per share. Subsequent thereto, we have further changed the exercise price of the warrants held by Barron Partners LP as follows:

• For the period of March 17, 2006 through March 31, 2006 we reduced the exercise price of 500,000 of those warrants to $0.80 per share. To the extent these warrants were not exercised by 5: 30 p.m. on March 31, 2006, the exercise price automatically reverted back to $1.00 per share. None of the warrants were exercised,

• For the period of October 17, 2006 through October 27, 2006 we reduced the exercise price of 300,000 of those warrants to $0.40 per share. To the extent these warrants were not exercised by 5: 30 p.m. on October 27, 2006, the exercise price automatically reverted back to $1.00 per share. None of the warrants were exercised, and

• For the period of October 17, 2006 through October 27, 2006 we reduced exercise price of 1,000,000 of those warrants to $0.35 per share. We subsequently extended the period of this reduced exercise price to November 10, 2006. To the extent these warrants were not exercised by 5: 30 p.m. on November 10, 2006, the exercise price automatically reverted back to $1.00 per share through December 31, 2006. Warrants to purchase 500,000 shares of our common stock were exercised in March 2006 resulting in proceeds to us of $400,000 and warrants to purchase an additional 720,000 shares of our common stock were exercised in November 2006 resulting in cash proceeds to us of $252,000.

As a result of the foregoing, Barron Partners LP presently holds warrants to purchase an aggregate of 3,280,000 shares of our common stock with an exercise price of $1.00 per share which were originally issued in the Series A Convertible Preferred Stock transaction.

The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations.

In the event we issue any shares, options, warrants, or any instrument convertible into shares or equity in any form below the exercise price of the particular warrant, then the exercise price of the warrant will be reduced proportionately. For example, if we issue shares at $1.60 per share, or 20% below $2.00 per share exercise price of the Common Stock Purchase Warrant "A", then the warrant exercise price of that warrant will be reduced by 20%.

  No exercise of any warrant can occur if the exercise would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such exercise. Barron Partners LP may waive this provision upon 61 days prior notice to us, or it immediately terminates in the event of a sale or merger of substantially all of our company or upon an underwritten public offering.

Warrants issued in the Series B Convertible Preferred Stock transaction

In connection with the sale of shares of our Series B Convertible Preferred Stock, we issued the purchaser Barron Partners LP the following common stock purchase warrants:

•	Common Stock Purchase Warrants "D" to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $2.00 per share,

•	Common Stock Purchase Warrants "E" to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $4.80 per share, and

•	Common Stock Purchase Warrants "F" to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $9.60 per share.

We also issued Liberty Company LLC, a broker dealer which served as finder for us in the transaction, a Common Stock Purchase Warrant "G" to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. Other than the exercise price, all other terms of the warrant issued to Liberty Company LLC are identical to the Common Stock Purchase Warrants "E" and "F" issued to the purchaser.

The expiration date of the warrants is five years, or 18 months after effectiveness of a registration statement subsequent to the issuance hereof with such 18 months to be extended by one month for each month or portion of a month during which such registration statement's effectiveness has lapsed or been suspended, whichever is longer. The shares underlying these warrants were registered in the registration statement which was declared effective by the Securities and Exchange Commission on February 10, 2006; this prospectus is part of the post-effective amendment to that registration statement.

The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The holder cannot utilize the cashless exercise feature during the first six months of the term or so long as there is an effective registration statement covering the shares of common stock underlying the warrants. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, as well as if we issue common stock or securities convertible into common stock at an effective price less than the then current exercise price of the warrant.

As with the shares of Series B Convertible Preferred Stock, no exercise of these warrants may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such exercise. Barron Partners LP may waive this provision only with the consent of all of the Series B Preferred Stockholders and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates. This limitation, however, immediately terminates as to the warrants in the event of the sale of all or substantially all of our assets or a merger or consolidation in which we are not the surviving entity.

If our common stock trades at or above $2.85 per share for 20 consecutive trading days, upon notice from us the holder must exercise the Common Stock Purchase Warrant "D" within 45 days, or transfer the warrant to a third party. If the holder elects to so transfer the warrant, the new holder then has an additional 45 days to exercise the Common Stock Purchase Warrant "D". If we have called the warrants and all or any portion of the warrants are not exercised within these respective periods, the unexercised Common Stock Purchase Warrants "D" will terminate.

Series H and Series I Common Stock Purchase Warrants

In connection with our unit private placement of securities between December 2004 and January 2005, we issued the following common stock purchase warrants to the purchasers:

•	Series H Common Stock Purchase Warrant to purchase an aggregate of 250,000 shares of our common stock at an initial exercise price of $4.00 per share expiring on December 31, 2007, and

•	Series I Common Stock Purchase Warrants to purchase an aggregate of 250,000 shares of our common stock at an initial exercise price of $8.00 per share expiring on December 31, 2009.

We also issued Cove Partners LLC Series H Common Stock Purchase Warrants to purchase an aggregate of 37,500 shares of our common stock and Series I Common Stock Purchase Warrants to purchase an aggregate of 37,500 shares of our common stock as partial compensation for certain assistance and advisory services to the company, including the structure of financing, strategic planning and business combinations. Cove Partners LLC maintains that it has a right to a greater level of compensation based upon the completion of the private placement. We believe, however, that such claim is without merit.

In November 2006 we reduced the exercise prices of the Series H Common Stock Purchase Warrants and the Series I Common Stock Purchase Warrants to $0.35 per share.

These warrants contain anti-dilution protection for the holders in the event of reorganization, consolidation or merger. We can call the Series H Common Stock Purchase Warrants at a call price of $4.00 per underlying common share should our common stock trade at or above $4.00 per share for 10 consecutive trading days following 15 days' prior written notice of our intention to call this warrant. Likewise, we can call the Series I Common Stock Purchase Warrants at a call price of $8.00 per underlying common share should our common stock trade at or above $8.00 per share for 10 consecutive trading days following 15 days' prior written notice of our intention to call this warrant. In the event these warrants or warrant series subject to call have not been exercised by written notice within such 15-day notice period, these warrants will cease to exist.

Comerica Bank warrant

In July 2004, in connection with the granting of a revolving credit line to us we issued Comerica Bank a warrant to purchase 40,000 shares of our common stock at an initial exercise price of $0.38 per share. The warrant contained anti-dilution protection as described below. As a result of the anti-dilution protection and our subsequent sales of common stock and Series A Convertible Preferred Stock described later in this prospectus under "Selling Security Holders," the number of shares underlying the warrant and the exercise price of the warrant has been adjusted to 5,000 shares with an exercise price of $2.00 per share.

The warrant is exercisable until July 21, 2011. At the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of our common stock minus the aggregate exercise price of the warrant by the fair market value of one share of our common stock. In addition, Comerica Bank has right to put the warrant to us at any time on or after July 21, 2006 and we are obligated to pay Comerica Bank $15,000 upon the exercise of this put.

The exercise price of the warrant is subject to adjustment in the event we issue or sell shares of our common stock or securities exercisable or convertible into shares of our common stock at a price less than the then effective exercise price as well as in the event of stock splits, stock dividends or recapitalizations.

We granted Comerica Bank registration rights covering the shares of common stock issuable upon the exercise of this warrant. We have included those shares in the registration statement of which this prospectus is a part.

Sand Hill Finance, LLC Warrant

In connection with the Financing Agreement entered into in December 2005 for our accounts receivable factoring arrangement we issued Sand Hill Finance, LLC, the lender, a seven year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. The warrant also contains a cashless exercise provision similar to that which is contained in the Comerica warrant described above. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications.

Transfer agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Atlantic Highlands, NJ 07716, and its telephone number is 732-872-2727.

SELLING SECURITY HOLDERS

Background of the Transactions

This prospectus covers the resale of 5,644,167 shares of our common stock issued or issuable in connection with the following transactions:

Unit private placement

Between December 2004 and January 2005, we sold 250,000 units of our securities at a purchase price of $2.00 per unit to three accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. We issued these investors an aggregate of 250,000 shares of our common stock, 250,000 Series H Common Stock Purchase Warrants and 250,000 Series I Common Stock Purchase Warrants. The terms of the warrants are described earlier in this prospectus under "Description of Securities - Series H and Series I Common Stock Purchase Warrants." We received gross proceeds of $500,000 from this offering. Mr. Joseph Druzak, a member of our Board of Directors since June 2005, was one of the investors in this offering. He was not a member of our Board of Directors at the time of his investment and at the time of his investment there was no agreement or understanding that he would join our board following the investment. Cove Partners LLC, who previously entered into an agreement with the company to provide assistance and advisory services to the company, including the structure of financing, strategic planning and business combinations, introduced the company to two accredited investors and received fees of $20,000 in cash, 37,500 Series H Common Stock Purchase Warrants and 37,500 Series I Common tock Purchase Warrants. Cove Partners LLC maintains that it has a right to a greater level of compensation based upon the completion of the private placement. We believe, however, that such claim is without merit.

We agreed to file a registration statement covering the shares of common stock sold in this offering, including the shares issuable upon the exercise of the warrants, within 120 days from the closing date of the offering. We agreed that if we failed to timely file the registration statement, we would be subject to a delayed registration penalty requiring us to issue an additional 1.0% of the total number of shares of our common stock purchased by the investors, including the shares underlying the warrants.

Series A Convertible Preferred Stock transaction

On March 30, 2005, we entered into a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Under the terms of this agreement we sold Barron Partners LP, an accredited investor, 1,666,667 shares of our Series A Convertible Preferred Stock and issued the purchaser the Common Stock Purchase Warrants "A", "B" and "C" to purchase an aggregate of 4,500,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $1,000,000. We received net proceeds of $900,000 after payment of expenses of $35,000 and a finder's fee to Liberty Company LLC of $65,000. We also issued Liberty Company LLC, a broker-dealer, a Common Stock Purchase Warrant "A" exercisable into 175,000 shares of our common stock with an exercise price of $0.70 per share as additional compensation for its services. We intend to use these proceeds for general working capital and acquisitions. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The designations, rights and preferences of the Series A Convertible Preferred Stock and terms of the warrants are described earlier in this prospectus under "Description of Securities."

The Preferred Stock Purchase Agreement provides:

•
we were required to appoint or elect four additional directors, of whom three directors are required to be independent. In addition, the audit and compensation committees of our Board of Directors are to be comprised solely of independent directors. If at any time after the closing our Board of Directors is not comprised of a majority of qualified independent directors, these independent directors do not make up a majority of the members of the audit and compensation committees of the Board of Directors we are required to pay Barron Partners LP liquidated damages of 24% of the purchase price per annum, payable monthly,

•
Messrs. John R. Signorello and James Bond, executive officers of our company, agreed to exchange indebtedness in the principal amount of $325,000, of which approximately $170,000 principal amount was then outstanding, into an aggregate of 541,667 shares of our common stock,

•
for period of three years we agreed not to issue any preferred stock, convertible debt or other equity instruments containing reset features. In addition, while the securities issued in the transaction are outstanding, we are prohibited from entering into any financing involving a variable rate feature,

•	Barron Partners LP was given the right of first refusal to participate in any funding transaction by us on a pro rata basis at 94% of the offering price or funding amount received in the transaction,

•
if we sell notes, shares of our common stock or shares of any class of preferred stock within 24 months from the closing of the offering at an effective price per share of common stock less than the conversion price of the Series A Convertible Preferred Stock then in effect we are required to reduce the conversion price of the Series A Convertible Preferred Stock to this lower price,

•
Mr. Signorello agreed not to sell any shares of our common stock in excess of 1% of our outstanding shares per quarter or at a price less than $3.00 per share during the two-year period following the closing date. In addition, the remaining officers and directors of our company cannot sell any shares of common stock owned by them for the two year period following the closing date,

•
for a period of two years from the closing date we are prohibited from entering into employment or consulting agreements which provide for any bonus compensation not directly related to increases in our earnings, any car allowances which were not approved by the unanimous vote of our Board of Directors, any anti-dilution or reverse stock split protection, any deferred compensation, any unreasonable compensation or benefit clauses or any termination clauses which exceed one year of salary, unless specifically waived by Barron Partners LP, and

•
for a period of three years from the closing date we agreed not to enter into any new borrowings of more than twice the sum of our EBITDA (earnings before income taxes, depreciation and amortization) from recurring operations over the past four quarters, other than short-term borrowings to purchase products to be resold by us.

We agreed to file a registration statement within 30 days of the closing for the common shares underlying the securities sold in this offering and to use our best efforts to cause the registration statement to be declared effective by the SEC within 120 days of the closing date of the transaction. We agreed to pay Barron Partners liquidated damages of 36% per annum for each day we did not file this registration statement after the initial 30 day period. Barron Partners LP subsequently waived any rights to receive any registration rights penalties.

The Selling Security Holders

The following table sets forth

•	the name of each selling security holder,
•	the number of shares owned, and
•	the number of shares being registered for resale by each selling security holder.

The information presented herein is derived from a record list of our stockholders and warrant holders at March 16, 2007. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.

Name of Selling Security Holder	Number of shares owned	% owned before offering	Shares to be offered	Shares to be owned after offering	% owned after offering

Barron Partners LP (1)	930,388	4.9%	4,876,667	930,372	4.9%
Barbara Russo (2)	162,000	1.6%	150,000	12,000	*
Joseph Druzak (3)	223,959	2.2%	150,000	223,959	2.1%
Nite Capital LP (4)	250,000	2.5%	250,000	0	n/a
Comerica Bank (5)	5,000	*	5,000	0	n/a
Liberty Company LLC (6)	200,000	1.9%	175,000	25,000	*
Cove Partners LLC (7)	75,000	*	75,000	0	n/a
			5,644,667

* less than 1%

(1) Barron Partners LP holds 340,000 shares of our common stock, 1,256,667 shares of our Series A Convertible Preferred Stock which is convertible into 1,256,667 shares of our common stock, 1,833,334 shares of our Series B Convertible Preferred Stock which is convertible into 1,833,334 shares of our common stock and common stock purchase warrants exercisable into 5,530,000 shares of our common stock with exercise prices ranging from $1.00 to $9.60 per share The number of shares offered includes 340,000 shares of our common stock presently outstanding, 1,256,667 shares of our common stock issuable upon the conversion of the shares of Series A Convertible Preferred Stock and 3,280,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $1.00 per share. Mr. Andrew Barron Worden exercises investment and voting rights over the securities held by Barron Partners LP. Barron Partners LP has contractually agreed that if the number of shares of common stock issuable upon the conversion of the shares of Series A Convertible Preferred Stock and exercise of the related warrants is limited so that Barron Partners LP and any of its affiliates cannot beneficially own more than 4.99% of our outstanding common shares following such exercise or conversion. Barron Partners LP has also contractually agreed that if the number of shares of common stock issuable upon the conversion of the shares of Series B Convertible Preferred Stock and exercise of those related warrants is limited so that Barron Partners LP and any of its affiliates cannot beneficially own more than 4.9% of our outstanding common shares following such exercise or conversion. Barron Partners LP may waive this provision as it relates to the Series B Convertible Preferred Stock and related warrants to purchase 2,250,000 shares of common stock only with the consent of the holders of a majority of our issued and outstanding common stock who are not affiliates. As a result of these ownership limitations, at March 16, 2007 Barron Partners LP beneficially owns 930,388 shares of our common stock based upon the shares of our common stock it owns at March 16, 2007 together with the shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days.

(2) The number of shares owned by Ms. Russo includes 162,000 shares presently outstanding. The number of shares offered includes 150,000 shares of our common stock presently outstanding.

(3) The number of shares owned by Mr. Druzak includes 203,126 shares of our common stock which are presently outstanding and options to purchase 20,833 shares of our common stock at an exercise price of $0.80 per share expiring in April 2010. The number of shares beneficially owned by Mr. Druzak excludes 9,167 shares underlying options with an exercise price of $0.80 expiring in April 2010 and options to purchase 50,000 shares of our common stock at an exercise price of $0.47 per share expiring in September, 2011 which have not yet vested. The number of shares offered includes 150,000 shares of our common stock presently outstanding. Mr. Druzak has been a member of our Board of Directors since June 2005.

(4) The number of shares owned and offered includes 250,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.35 per share. Mr. Keith Goodman exercises investment and voting rights over the securities held by Nite Capital LP.

(5) The number of shares owned and offered includes 5,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $2.00 per share. Mr. Bryan Tom exercises investment and voting rights over the securities held by Comerica Bank. As described earlier in this prospectus under "Description of Securities - Comerica Bank warrant", this warrant was issued in connection with the granting of a credit line to us by the bank.

(6) The number of shares owned includes 175,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.70 per share and 25,000 shares of common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $1.00 per share. The number of shares offered includes 175,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.70 per share. Mr. Phil Seifert exercises investment and voting rights over securities held by Liberty Company, LLC.

(7) The number of shares owned and offered includes 37,500 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 37,500 shares of our common stock purchase warrants with an exercise price of $8.00 per share. Mr. Richard A. Mager exercises investment and voting rights over the securities held by Cove Partners LLC.

Liberty Company, LLC is a broker/dealer and a member of the National Association of Securities Dealers, Inc. As described earlier in this section, Liberty Company, LLC received a warrant to purchase 175,000 shares of our common stock as compensation for its services in the ordinary course of its business as a finder in the Series A Convertible Preferred Stock transaction. Liberty Company, LLC also received a warrant to purchase 25,000 shares of our common stock as partial compensation for its services in the ordinary course of its business as a finder in the Series B Convertible Preferred Stock Transaction. To our knowledge, this firm does not have any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section or earlier in this prospectus under "Certain Relationships and Related Transactions." We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION
General

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that he/it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Registration of Selling Security Holders’ Common Stock

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission to permit the selling security holders to resell the shares. In connection with any such sales, we have no obligation to assist or cooperate with the selling security holders in the offering or disposing of such shares; to indemnify or hold harmless the holders of any such shares, other than the selling security holders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

We will use our best efforts to file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

▪	the name of any broker-dealers;
▪	the number of common shares involved;
▪	the price at which the common shares are to be sold;
▪	the commissions paid or discounts or concessions allowed to broker-dealers, here applicable;
▪	that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

▪	any other facts material to the transaction.

Special considerations related to penny stock rules

Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	other information as the SEC may require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 16, 2007, we had 10,367,514 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 6,400,000 shares of our common stock are "restricted securities."  We have included 640,000 shares, which are considered restricted securities in the registration statement of which this prospectus is a part. These shares may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

In general, Rule 144 permits a stockholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, stockholders other than our officers, directors or 5% or greater stockholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

EXPERTS

Our financial statements as of and for the years ended September 30, 2006 and 2005 included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

IceWEB, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet
December 31, 2006 (Unaudited)..	F-26
Consolidated Statements of Operations (Unaudited)
For the Three Months Ended December 31, 2006	F-27
Consolidated Statements of Cash Flows (Unaudited)
For the Three Months Ended December 31, 2006	F-28

Notes to Unaudited Consolidated Financial Statements	F-29-F-42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
IceWEB, Inc.

We have audited the accompanying consolidated balance sheet of IceWEB, Inc. and Subsidiaries as of September 30, 2006 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended September 30, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IceWEB, Inc. and Subsidiaries, as of September 30, 2006 and the consolidated results of their operations and their cash flows for the years ended September 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had net losses of $3,870,387 and $903,508 respectively, for the years ended September 30, 2006 and 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
January 30, 2007

IceWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
September 30, 2006

CURRENT ASSETS:
Cash	$432,885
Accounts receivable, net of allowance for bad debt of $9,000	1,264,065
Prepaid expenses	9,671

Total current assets	1,706,621

OTHER ASSETS:
Property and equipment, net	424,559
Goodwill	211,600
Deposits	53,096
Intangible assets, net of accumulated amortization of $60,000	40,000
Deferred financing costs, net	159,999

Total Assets	$2,595,875

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$1,200,770
Note payable - related party	178,099
Current portion of equipment financing payable	79,327
Accounts payable	894,390
Accrued expenses	679,544
Accrued interest payable	254,178
Deferred revenue	39,156
Advances from related party	8,123

Total current liabilities	3,333,587

LONG-TERM LIABILITIES:
Equipment financing payable, net of current portion	182,969
Note payable - related party	150,000

Total long-term liabilities	332,969

Total Liabilities	3,666,556

STOCKHOLDERS' DEFICIT:
Preferred stock ($.001 par value; 10,000,000 shares authorized)
Series A convertible preferred stock ($.001 par value; 1,256,667 shares
issued and outstanding)	1,257
Series B convertible preferred stock ($.001 par value; 1,833,334 shares
issued and outstanding)	1,833
Common stock ($.001 par value; 1,000,000,000 shares authorized;
8,857,909 shares issued and 8,695,409 shares outstanding)	8,859
Additional paid-in capital	10,148,997
Accumulated deficit	(10,871,042)
Deferred compensation	(347,585)
Treasury stock, at cost, (162,500 shares)	(13,000)

Total Stockholders' Deficit	(1,070,681)

Total Liabilities and Stockholders' Deficit	$2,595,875

See accompanying notes to consolidated financial statements

IceWEB, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	September 30,
	2006	2005

Sales	$4,768,993	$6,809,590

Cost of sales	3,462,716	4,753,276

Gross profit	1,306,277	2,056,314

Operating expenses:
Marketing and selling	225,338	56,538
Depreciation and amortization expense	219,024	813,860
General and administrative	3,791,086	1,994,168
Impairment of goodwill	220,800	-

Total operating expense	4,456,248	2,864,566

Loss from operations	(3,149,971)	(808,252)

Other income (expenses):
Rental revenue	-	19,284
Interest income	8,203	-
Interest expense	(728,619)	(114,540)

Total other income (expenses):	(720,416)	(95,256)

Net loss	(3,870,387)	(903,508)

Beneficial conversion feature -preferred stock	(500,000)	(1,000,000)

Net loss attributable to common shareholders	$(4,370,387)	$(1,903,508)

Net loss per common share available to common shareholders:
Basic and diluted loss per share	$(0.60)	$(0.32)

Weighted average common shares outstanding - basic and diluted	7,325,021	5,865,935

See accompanying notes to consolidated financial statements

IceWEB, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the years ended September 30, 2006 and 2005

	Series A Preferred		Series B Preferred					Additional
	Stock		Stock		Common Stock		Subscription	Paid-In	Accumulated	Deferred	Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Compensation	Share	Amount	Total

Balance at September 30, 2004	-	$-	$-	$-	5,429,991	$5,430	$(52,000)	$4,574,373	$(4,597,147)	$-	(162,500)	$(13,000)	$(82,344)

Preferred stock issued for cash	1,666,667	1,667	-	-	-	-		844,169	-		-	-	845,836

Preferred A Stock Dividend	-	-	-	-	-	-	-	1,000,000	(1,000,000)	-	-	-	-

Common stock issued	-	-	-	-	503,129	503	-	469,477	-	-	-	-	469,980

Common stock issued in satisfaction of liabilities	-	-	-	-	541,667	542	(91,477)	403,230	-	-	-	-	312,295

Common stock issued for exercise of options	-	-	-	-	17,500	18	-	27,582	-	-	-	-	27,600

Net loss for the year	-	-	-	-	-	-	-	-	(903,508)	-	-	-	(903,508)

Balance at September 30, 2005	1,666,667	1,667	-	-	6,492,287	6,493	(143,477)	7,318,831	(6,500,655)	-	(162,500)	(13,000)	669,859

Preferred stock issued for cash, net	-	-	1,833,334	1,833	-	-	-	349,618	-	-	-	-	351,451

Preferred A stock dividend	-	-	-	-	-	-	-	500,000	(500,000)	-	-	-	-

Conversion of series A preferred to common stock	(410,000)	(410)	-	-	410,000	410	-	-	-	-	-	-	-

Cancellation of common shares	-	-	-	-	(31,875)	(31)	-	31	-	-	-	-	-

Common stock issued in connection with acquisition	-	-	-	-	100,000	100	-	99,900		-			100,000

Common stock issued for exercise of warrants	-	-	-	-	500,000	500	-	399,500	-	-	-	-	400,000

Common stock issued for services	-	-			663,877	664	-	651,872	-	(456,000)	-	-	196,536

Common stock issued in connection with notes payable	-	-			676,120	676	-	351,129	-	-	-	-	351,805

Common stock issued for exercise of options	-	-	-	-	47,500	47	-	31,953	-	-	-	-	32,000

Write off of subscription receivable	-	-	-	-	-	-	143,477	-	-	-	-	-	143,477

Grant of stock options to employees	-	-	-	-	-	-	-	429,913	-	-	-	-	429,913

Grant of warrants in connection with note payable	-	-	-	-	-	-	-	16,250	-	-	-	-	16,250

Amortization of deferred compensation	-	-	-	-	-	-	-	-	-	108,415			108,415

Net loss for the year	-	-	-	-	-	-	-	-	(3,870,387)	-	-	-	(3,870,387)

Balance at September 30, 2006	1,256,667	$1,257	1,833,334	$1,833	8,857,909	$8,859	$-	$10,148,997	$(10,871,042)	$(347,585)	(162,500)	$(13,000)	$(1,070,681)

See accompanying notes to consolidated financial statements

IceWEB, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATIONS:
Net Loss	$(3,870,387)	$(903,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	227,547	833,860
Interest expense from stock issued for note payable	351,805	37,500
Impairment of goodwill	220,800	-
Stock-based compensation	734,864	-
Interest expense from grant of stock warrants	16,250	-
Write off of subscription receivable	143,477	-
Loss on disposal of property and equipment	10,801	-
Amortization of deferred finance costs	20,001	-
Bad debt	78,778	3,167
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	299,819	(517,920)
Prepaid expense	53,878	(25,979)
Advances	(3,900)	(61,302)
Deposits	(36,926)	-
Increase (decrease) in:
Accounts payable	(109,131)	(156,489)
Accrued expense	642,056	(115,089)
Accrued interest payable	254,178	-
Deferred revenue	(43,431)	(14,755)

NET CASH USED IN OPERATING ACTIVITIES	(1,009,521)	(920,515)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(354,070)	(224,698)
Cash used in acquisitions, net	(185,247)	-
Increase in Intangibles	-	(8,526)

NET CASH USED IN INVESTING ACTIVITIES	(539,317)	(233,224)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from equipment financing transaction	300,000	-
Repayment of equipment financing	(24,164)
Proceeds from notes payable - related party	335,222	-
Repayment of notes payable - related party	(222,748)	-
Payments to related parties	(77,878)	(219,616)
Proceeds from preferred stock to be issued	-	408,836
Payment of placement fees and expenses	(57,385)	-
Proceeds from notes payable	739,501	-
Common stock issued for cash	-	469,477
Preferred stock issued for cash	-	845,836
Proceeds from exercise of common stock options	32,000	27,600
Proceeds from exercise of common stock warrants	400,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,424,548	1,532,133

NET INCREASE (DECREASE) IN CASH	(124,290)	378,394

CASH - beginning of year	557,175	178,781

CASH - end of year	$432,885	$557,175

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$122,636	$28,725
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for debt and interest	$-	$270,000
Common stock issued for subscription receivable	$-	$143,177
Warrants granted for debt discount and debt issuance costs	$208,004	$-
Preferred stock issued for liability	$408,836	$-

Acquisition details:
Fair value of assets acquired	$71,570	$-
Goodwill	$390,600	$-
Liabilities assumed	$98,611	$-
Deferred revenue	$78,312	$-
Common stock issued in connection with acquisition	$100,000	$-

See accompanying notes to consolidated financial statements

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

NOTE 1 - ORGANIZATION

IceWEB, Inc. (the “Company”) began trading publicly in April 2002. In June 2003, the Company added two subsidiaries, acquiring all of the outstanding stock of Interlan Communications Incorporated and The Seven Corporation. Interlan is a full service provider of computer equipment and integration services. The Seven Corporation provides network engineering services. On October 5, 2003, the Company acquired the software ownership rights and customers of Iplicity, Inc. of Virginia. Iplicity had developed a complete content management software platform based on open source architecture to run in any operating environment. Utilizing resources gained through acquisitions, the Company has developed two applications that are now available to the general public, IceWEB Vista which is a website portal development and management application, and IceMAIL which is a hosted Microsoft Exchange application service. In addition to the new application services, the Company also continues to provide customers with systems integration, network consulting, and customized software application services.

Complementing the online service offerings is the Company’s IceWEB Solutions Group. The IceWEB Solutions Group focuses on provided computer network security products such as access control, content filtering, email security, intrusion detection, and the latest layer 7 firewall technology.  IceWEB has certified technical and sales personnel who continuously build and maintain excellent relationships with key manufacturers of network security solutions. The combination of its vendor partners/manufacturers, customers, and Government contracting vehicles enables IceWEB to be successful in providing the industry’s best network security solutions to the Federal Government and commercial integrators who service the Government.

On April 27, 2005, the Company affected a 1:80 reverse split of its issued and outstanding common stock. All amounts have been retroactively adjusted to reflect this split.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to previously reported amounts to conform to 2006 amounts.

Going Concern

The Company’s auditors stated in their report on the consolidated financial statements of the Company for the years ended September 30, 2006 and 2005 that the Company is dependent on outside financing and has had losses since inception that raise doubt about its ability to continue as a going concern. In addition and as discussed further in Note 6, the Company is not in compliance with debt covenants under its Financing Agreements with Sand Hills Finance LLC. For the year ended September 30, 2006, the Company incurred a net loss of $3,870,387 and used cash in operations of $1,009,521. The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans intended to increase the sales of the Company’s products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that the Company will be able to raise any additional funds.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts, the valuation of stock-based compensation, the useful life of property and equipment, and the valuation of goodwill.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists of normal trade receivables. The Company recorded a bad debt allowance of $9,000 as of September 30, 2006. Management performs ongoing evaluations of its accounts receivable. Management believes that all remaining receivables are fully collectable. Bad debt expense amounted to $78,778 and $3,167 for the years ended September 30, 2006 and 2005, respectively.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided by using the straight-line method over the estimated useful lives of the related assets.

Property and equipment also includes costs incurred in connection with development on the Company’s software developed for internal use and website costs. The Company capitalized certain costs valued in connection with developing or obtaining internal use software in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. These costs, which consist of direct technology labor costs, are capitalized and amortized using the straight-line method over expected useful lives of three years.

Goodwill

Goodwill is recorded on a business combination to the extent the cost of an acquired entity exceeds the fair value of the net assets acquired.

The Company does not amortize goodwill but tests goodwill impairment at least on an annual basis, or earlier when events or changes in circumstances suggest the carrying amount may not be fully recoverable. Such evaluation is performed by comparing the implied fair value of a reporting unit to its carrying value, including goodwill. An impairment loss is recognized in the current period if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value. The Company performed its latest annual impairment test with regard to the carrying value of goodwill as of September 30, 2006. For the year ended September 30, 2006, the Company recorded an impairment to goodwill of $220,800 which has been reflected on the accompanying statement of operations.

Intangible Assets
.
Intangible assets, net consists of the cost of acquired customer relationships. The Company capitalizes and amortizes the cost of acquired intangible assets over their estimated useful lives on a straight-line basis. The estimated useful lives of the Company’s acquired customer relationships is five years.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenues from sales of products are generally recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

Revenue from services is recorded as it is earned. Commissions earned on third party sales are recorded in the month in which contracts are awarded. Customers are generally billed every two weeks based on the units of production for the project. Each project has an estimated total which is based on the estimated units of production and agreed upon billing rates. Amounts billed in advance of services being provided are recorded as deferred revenues and recognized in the consolidated statement of operations as services are provided.

Earnings per Share

The Company computes earnings per share in accordance with Statement of Accounting Standards No. 128, "Earnings per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive. At September 30, 2006, there were options and warrants to purchase 8,548,806 shares of common stock and 3,090,001 shares issuable upon conversion of Series A and B preferred stock which could potentially dilute future earnings per share.

Stock-Based Compensation

As more fully described in Note 12, the Company has a stock option plan that provides for non-qualified and incentive stock options to be issued to directors, officers, employees and consultants (the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”).

Prior to October 1, 2006, the Company accounted for stock options issued under the Plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation. No stock-based compensation cost related to employee stock options was recognized in the Consolidated Statement of Operations for the year ended September 30, 2005 as all options granted under the Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Effective October 1, 2005, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in the year ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of September 30, 2005, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Financial results for the year ended September 30, 2005 have not been restated.

As a result of adopting Statement 123(R) on October 1, 2005, the Company’s loss before income taxes and net loss for the year ended September 30, 2006, are approximately $429,900 higher than if it had continued to account for share-based compensation under Opinion 25. As a result of adopting Statement 123(R) on October 1, 2005, the Company’s reported basic and diluted loss per share for the year ended September 30, 2006, are $.06 lower than if it had continued to account for share-based compensation under Opinion 25.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

The following table illustrates the effect on net loss and earnings per share if the company had applied the fair value recognition provisions of Statement 123 to options granted under the Company’s stock option plan for the year ended September 30, 2005. For purposes of this pro forma disclosure, the value of the options is estimated using a Black-Scholes option-pricing formula and amortized to expense over the options’ vesting periods.

2005
Net loss as reported	$(903,508)

Less: total stock-based employee compensation expense determined under fair value based method, net of related tax effect	(380,479)

Pro forma net loss	$(1,283,987)

Basic and diluted loss per common share:
As reported	$(.15)
Pro forma	$(.22)

Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

Risk free interest rate	4%
Expected dividends	0
Volatility factor	111%

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3 - PROPERTY AND EQUIPMENT

At September 30, 2006, property and equipment consisted of the following:

	Estimated Life
Office equipment	5 years	$176,840
Computer software	3 years	672,265
Furniture and fixtures	5 years	30,133
Leasehold improvements	3 years	4,553
		883,791

Less: accumulated depreciation		(459,232)

		$424,559

Depreciation expense for the years ended September 30, 2006 and 2005 was $199,022 and $51,096 respectively.

NOTE 4 - INTANGIBLE ASSETS

At September 30, 2006, intangible assets consist of the following:

Acquired software library	$100,000

Less: accumulated amortization	(60,000)

$40,000

Amortization expense amounted to $20,000 and $762,764 for the years ended September 30, 2006 and 2005, respectively.

Amortization expense subsequent to the year ended September 30, 2006 is as follows:

Years ending September 30:
2007	$20,000
2008	20,000

$40,000

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

NOTE 5 - RELATED PARTY TRANSACTIONS

Note Payable - Related Party

During June to September 2006, a company that the Company’s chief executive officer is a shareholder in lent funds to the Company for working capital purposes. The loan was due no later than 30 days from that date of funding. As consideration for providing the funding, the Company agreed to issue 1.54 shares of common stock for each dollar lent under the loan. During the year ended September 30, 2006, the Company borrowed approximately $335,000 under this loan agreement and repaid approximately $157,000. At September 30, 2006, the Company owed this related party $178,099. In connection with this agreement, in June 2005, the Company issued 176,120 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant of $.72 per share or $126,805 based on the trading price of common shares. Accordingly, the Company recorded interest expense of $126,805. Additionally, the related party is due 339,606 common shares under the loan agreement. At September 30, 2006, the Company valued these common shares at the fair market value on the dates of grant of $.50 per share or $169,803 based on the trading price of common shares. Accordingly, the Company recorded additional interest expense of $169,803 and an accrued interest payable of $169,803 which has been reflected on the accompanying consolidated balance sheet.

Note Payable - Related Party - Long-term

At September 30, 2006, the Company owed $150,000 of principal under a promissory note to a shareholder of the Company. The note bears interest at the rate of 12.5% per annum and was due on demand. In May 2005, the Company issued to this stockholder 125,000 shares of common stock as consideration for the extension of the maturity date of the note by 10 years to September 30, 2014 which had been orally agreed to in fiscal 2004. The shares were valued at $200,000, the fair value at the date of issuance. The cost associated with these shares has been accounted for as deferred finance charges, and is being amortized over the life of the deferral period. For the years ended September 30, 2006 and 2005, amortization of deferred financing costs amounted to $20,000 and $20,000, respectively, and is included in interest expense on the accompanying consolidated statements of operation. The note remains outstanding and at September 30, 2006, the Company owed the stockholder the $150,000 principal plus accrued interest of approximately $84,375.

Advances from Related Party

The Company’s Chief Executive Officer provides advances to the Company from time-to-time for operating expenses. These advances are short-term in nature and are non-interest bearing. At September 30, 2006, amounts due to this related party amounted to $8,123.

NOTE 6 - NOTES PAYABLE

Sand Hill Finance, LLC

On December 19, 2005, the Company entered into a Financing Agreement with Sand Hill Finance, LLC pursuant to which, together with related amendments, the Company may borrow up to 80% on the Company’s accounts receivable balances up to a maximum of $1,800,000. Amounts borrowed under the Financing Agreement are secured by a first security interest in substantially all of the Company’s assets. At September 30, 2006, the principal amount due under the Financing Agreement amounted to $1,000,770.

Interest is payable at a rate of 2% per month on the average balance outstanding during the year, equal to an annual interest of approximately 24% per year. The Company also agreed to pay an upfront commitment fee of 1% of the credit line upon signing the Financing Agreement, half of which was due and paid upon signing (amounting to $9,000) and half of which is due on the first anniversary of the Financing Agreement. In addition, the Company is obligated to pay a commitment fee of 1% of the credit limit annually, such amounts payable on the anniversary of the agreement.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

In connection with the Financing Agreement, the Company issued Sand Hill Finance, LLC, a seven-year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $16,250 has been recorded as an addition to paid-in capital and interest expense.

The Financing Agreement contains a number of positive and negative covenants, including a requirement for the Company to provide monthly unaudited financial statements within 20 days of each month-end and audited financial statements together with an accountant’s opinion within 90 days of the end of each fiscal year. As of January 20, 2007, the Company has not provided such financial statement to such creditor and was in breach of this covenant.

The Financing Agreement has a term of one year, subject to mutual extension by both parties. As a result, the balance due to Sand Hill Finance, LLC is classified as a current liability on the accompanying consolidated balance sheet.

The terms of the Financing Agreement also restrict the Company from undertaking certain transactions without the written consent of the creditor including (i) permit or suffer a change in control involving 20% of its securities, (ii) acquire assets, except in the ordinary course of business, involving payment of $100,000 or less, (iii) sell, lease, or transfer any of its property except for sales of inventory and equipment in the ordinary course of business, (iv) transfer, sell or license any intellectual property, (v) declare or pay a dividend on stock, except payable in the form of stock dividends (vi) incur any indebtedness other than trade credit in the ordinary course of business and (vii) permit any lien or security interest to attach to any collateral.

Third party guarantee - In November 2006, the Company sold its interest in one of its subsidiaries (Integrated Power Solutions, Inc. or IPS) to a shareholder of the Company and related party. IPS is a party to the Financing Agreement and can borrow against receivables transferred to Sand Hill Finance, LLC under the terms of the Financing Agreement. The Company remains liable for any such amounts borrowed under the Financing Agreement by IPS which is no longer under the Company’s control. To date, IPS has not borrowed any funds under the Financing Agreement.

Comerica

In December 2005, the Company repaid the balance due Comerica under the Loan and Security Agreement which was in effect during 2005.

Note Payable - Other

On September 29, 2006, the Company borrowed $200,000 from a shareholder. The note was payable on October 29, 2006 and bears interest at 12% per annum. In the event of default, the Company shall pay the note holder a liquidating damage of 2% of the principal amount of the note for every 30 days the note remains unpaid. In connection with the note, the Company issued 500,000 restricted shares of common stock to the note holder. The Company valued these common shares at the fair market value on the dates of grant of $.45 per share or $225,000 based on the trading price of common shares. Accordingly, for the year ended September 30, 2006, the Company recorded interest expense of $225,000 related to these shares. At September 30, 2006, principal amount due under this note amounted to $200,000. The Company repaid this loan in October 2006.

NOTE 7 - EQUIPMENT FINANCING PAYABLE

On July 6, 2006, the Company entered into what is in essence a sale and leaseback agreement with respect to certain computer and office equipment. The Company received gross proceeds of $300,000 from the sale of the equipment to a third party. As part of the same transaction, the Company entered into an agreement to lease the equipment back from the third party for 36 monthly rent payment of $10,398 until August 2009. The Company is accounting for this equipment financing arrangement as a capital lease. In connection with the agreement, the Company made an initial security deposit of $30,000 and is included in deposits in the balance sheet at September 30, 2006. The equipment had a net book value of $37,846 on the date of the transaction. In connection with the financing, the Company did not record any gain or loss. Imputed interest on this financing is 20% per annum. At September 30, 2006, amount due under this equipment financing arrangement amounted to $262,296. As of January 15, 2007, the Company is in default.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

NOTE 8 - COMMITMENTS

The Company leases office space in Herndon, Virginia under a three-year operating lease that expires on February 28, 2009. The office lease agreement has certain escalation clauses and renewal options. Additionally, the Company has lease agreements with for computer equipment an office copy and fax machine. Future minimum rental payments required under these operating leases are as follows:

Year ending September 30:
2007	$260,515
2008	245,743
2009	35,764

$542,022

NOTE 9 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

As of September 30, 2006 the Company had unused net operating loss carry forwards of approximately $7,760,000 available to reduce its future federal taxable income. Net operating loss carryforwards expire between 2021 and 2026. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

Deferred Tax Asset:
Tax benefit of net operating loss carry forward	$2,918,294
Allowance for doubtful accounts	3,384
2,921,678

Less: valuation allowance	(2,921,678)

Total deferred tax asset	$-

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for fiscal 2006 and 2005. The effective tax rate is 34% Federal and 6% Virginia State reduced by 2.4% Federal tax benefit:

	2006	2005
Computed "expected" tax benefit	(34.0)%	(34.0)%
State income taxes	(3.6)%	(3.6)%
Other permanent differences	9.5%	0.0%
Change in valuation allowance	28.1%	37.6%

Effective tax rate	0.0%	0.0%

The valuation allowance at September 30, 2006 was $2,921,678. The increase during fiscal 2006 was $1,086,384.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

NOTE 10 - CONCENTRATION OF CREDIT RISK

Bank Balances

The Company maintains its cash bank deposits at various financial institutions which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At September 30, 2006 the Company had approximately $270,000 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Major Customers

Sales to two customers represented approximately 43% and 37% of total sales for the years ended September 30, 2006 and 2005, respectively. As of September 30, 2006 approximately 51% of the Company's accounts receivable was due from these two customers.

NOTE 11 - STOCKHOLDERS' DEFICIT

Preferred Stock

The Company’s authorized capital includes 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,666,667 shares have previously been designated as Series A Convertible Preferred Stock. The Company’s Board of Directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In September 2005, the Company’s Board of Directors authorized a series of 833,334 shares of blank check preferred stock be designated as Series B Convertible Preferred Stock and on September 28, 2005, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of Delaware. On December 29, 2005, the Company filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock increasing the number of shares authorized under this series to 1,833,334 shares.

A) Series A Convertible Preferred Stock

The designations, rights and preferences of the Series A Convertible Preferred Stock provide:

•
no dividends are payable on the Series A Convertible Preferred Stock. So long as these shares are outstanding, the Company cannot pay dividends on its common stock nor can it redeem any shares of its common stock,

•	the shares of Series A Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,
•
so long as the shares are outstanding, the Company cannot change the designations of the Series A Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon the Company’s liquidation ranks senior to or equal with the Series A Convertible Preferred Stock or increase the number of authorized shares of Series A Convertible Preferred Stock,

•	the shares carry a liquidation preference of $0.60 per share,
•
each share of Series A Convertible Preferred Stock is convertible at the option of the holder into shares of our common stock, subject to adjustment in the event of stock splits and stock dividends, based upon a conversion value of $0.60 per share, and

•
so long as the shares of Series A Convertible Preferred Stock are outstanding, the Company cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value.

No conversion of the Series A Convertible Preferred Stock may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such conversion.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

On March 30, 2005, the Company entered into a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Under the terms of this agreement, the Company sold Barron Partners LP, an accredited investor, 1,666,667 shares of our Series A Convertible Preferred Stock and issued the purchaser the Common Stock Purchase Warrants "A", "B" and "C" to purchase an aggregate of 4,500,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $1,000,000. The Company received net proceeds of $900,000 after payment of expenses of $35,000 and a finder's fee to Liberty Company LLC of $65,000. The Company also issued Liberty Company LLC, a broker-dealer, a Common Stock Purchase Warrant "A" exercisable into 175,000 shares of our common stock with an exercise price of $0.70 per share as additional compensation for its services. The Company used these proceeds for general working capital and acquisitions. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

During fiscal 2006, Series A Preferred stockholders’ converted 410,000 share of Series A Preferred Stock into 410,000 shares of common stock.

On the date of issuance of the Series A Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. In fiscal 2005, the Company recorded a $1,000,000 preferred stock dividend related to the beneficial conversion feature and the fair value of the warrants granted in connection with the preferred stock.

The Preferred Stock Purchase Agreement provides:

•
The Company was required to appoint or elect four additional directors, of whom three directors are required to be independent. In addition, the audit and compensation committees of its Board of Directors are to be comprised solely of independent directors. If at any time after the closing its Board of Directors is not comprised of a majority of qualified independent directors, these independent directors do not make up a majority of the members of the audit and compensation committees of the Board of Directors the Company is required to pay Barron Partners LP liquidated damages of 24% of the purchase price per annum, payable monthly,

•
Messrs. John R. Signorello and James Bond, executive officers of the Company, agreed to exchange indebtedness in the principal amount of $325,000, of which approximately $170,000 principal amount was then outstanding, into an aggregate of 541,667 shares of the Company’s common stock,

•
For a period of three years the Company agreed not to issue any preferred stock, convertible debt or other equity instruments containing reset features. In addition, while the securities issued in the transaction are outstanding, the Company is prohibited from entering into any financing involving a variable rate feature,

•
Barron Partners LP was given the right of first refusal to participate in any funding transaction by the Company on a pro rata basis at 94% of the offering price or funding amount received in the transaction,

•
If the Company sells notes, shares of its common stock or shares of any class of preferred stock within 24 months from the closing of the offering at an effective price per share of common stock less than the conversion price of the Series A Convertible Preferred Stock then in effect the Company is required to reduce the conversion price of the Series A Convertible Preferred Stock to this lower price,

•
Mr. Signorello agreed not to sell any shares of the Company’s common stock in excess of 1% of its outstanding shares per quarter or at a price less than $1.50 per share during the two-year period following the closing date. In addition, the remaining officers and directors of our company cannot sell any shares of common stock owned by them for the two year period following the closing date,

•
that for a period of three years all employment and consulting agreements must have the unanimous consent of the compensation committee of its Board, and any awards other than salary are usual and appropriate for other officers, directors, employees or consultants holding similar positions in similar publicly held-companies,

•
For a period of three years from the closing date the Company agreed not to enter into any new borrowings of more than twice the sum of its EBITDA (earnings before income taxes, depreciation and amortization) from recurring operations over the past four quarters, other than short-term borrowings to purchase products to be resold by us.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

Warrants Issued In the Series A Convertible Preferred Stock Transaction

In connection with the sale of shares of our Series A Convertible Preferred Stock in March 2005, we issued the purchaser the following five-year common stock purchase warrants:

•	Common Stock Purchase Warrants "A" to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $2.00 per share,
•	Common Stock Purchase Warrants "B" to purchase an aggregate of 1,250,000 shares of our common stock at an exercise price of $4.80 per share, and
•	Common Stock Purchase Warrants "C" to purchase an aggregate of 1,250,000 shares of our common stock at an exercise price of $9.60 per share.

We also issued Liberty Company LLC, a broker dealer which served as finder for us in the transaction, a Common Stock Purchase Warrant "A" to purchase 175,000 shares of our common stock at an exercise price of $0.70 per share. Other than the exercise price, all other terms of the warrant issued to Liberty Company LLC are identical to the Common Stock Purchase Warrant "A" issued to the purchaser.

The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations.

In February 2006, the Company’s Board of Directors elected to reduce the exercise price of the Series A Preferred Stock Series “A”, “B”, and “C” warrants to $.80 per share.

Series A Convertible Preferred Stock and Related Warrants Registration Rights

The Company agreed to file a registration statement within 30 days of the closing for the common shares underlying the securities sold in this offering and to use its best efforts to cause the registration statement to be declared effective by the SEC within 120 days of the closing date of the transaction. The Company agreed to pay Barron Partners liquidated damages of 36% per annum for each day it did not file this registration statement after the initial 30 day period. As the Company did not file the registration statement within 30 days from the closing date of the offering, at June 30, 2005, the Company owed Barron Partners $36,000 representing the failure to file penalty. In addition, the Company agreed to pay Barron Partners liquidated damages of 36% per annum for each day the registration statement was not effective beginning on July 30, 2005 through the earlier of the effective date of the registration statement or March 30, 2007. The Company received a waiver from Barron, whereby Barron waived any penalties due pursuant to the Registration Rights Agreement.

B) Series B Convertible Preferred Stock

The designations, rights and preferences of the Series B Convertible Preferred Stock provide:

•
no dividends are payable on the Series B Convertible Preferred Stock. So long as these shares are outstanding, the Company cannot pay dividends on our common stock nor can it redeem any shares of its common stock,

•	the shares of Series B Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,
•
so long as the shares are outstanding, the Company cannot change the designations of the Series B Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B Convertible Preferred Stock or increase the number of authorized shares of Series B Convertible Preferred Stock,

•	the shares carry a liquidation preference of $0.2727 per share,

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

•
each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of the Company’s common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of the Company’s common stock. The conversion ratio is also subject to adjustment in the event the Company should sell any shares of its common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduced to the lesser price. No conversion of the Series B Convertible Preferred Stock may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion,

•
so long as the Series B Convertible Preferred Stock is outstanding, the Company has agreed not to issue any rights, options or warrants to holders of its common stock entitling the holders to purchase shares of its common stock at less than the conversion ratio without the consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. If the Company should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if the Company should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,

•	the shares of Series B Convertible Preferred Stock automatically convert into shares of the Company’s common stock in the event of change of control of the Company, and
•
so long as the shares of Series B Convertible Preferred Stock are outstanding, the Company cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B Convertible Preferred Stock.

On December 28, 2005, the Company consummated a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Under the terms of these agreements, the Company issued Barron Partners LP, an accredited investor, 1,833,334 shares of its Series B Convertible Preferred Stock and Common Stock Purchase Warrants “D”, “E” and “F” to purchase an aggregate of 2,250,000 shares of its common stock at exercise prices ranging from $2.00 to $9.60 per share, for an aggregate purchase price of $500,000. The Company received net proceeds of $475,000 after payment of commissions of $25,000 (before placement expenses). The Company is using these proceeds for general working capital. The transaction was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

On the date of issuance of the Series B Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. In fiscal 2006, the Company recorded a $500,000 preferred stock dividend related to the beneficial conversion feature and the fair value of the warrants granted in connection with the preferred stock.

Under the terms of the Preferred Stock Purchase Agreement, the Company agreed:

•
that all convertible debt in the Company would be cancelled and that for a period of three years from the closing date the Company will not issue any convertible debt or preferred stock. In addition, the Company agreed to cause all reset features related to any shares of its outstanding common stock to be cancelled and for a period of three years from the closing date to refrain from entering into any transactions that have reset features,

•
to maintain a majority of independent directors on its Board of Directors, and that these independent directors will make up a majority of the audit and compensation committees of its Board. If at any time the Company should fail to maintain these independent majority requirements, the Company is required to pay Barron Partners LP liquidated damages of 24% of the purchase price of the securities ($120,000) per annum, payable monthly in kind,

•
that if within 24 months from the closing date the Company consummates the sale of debt or equity securities with a conversion price less than the then effective conversion price of the Series B Convertible Preferred Stock, the Company will make a post-closing adjustment in the conversion price of the Series B Convertible Preferred Stock to such lower conversion price,

•
that for a period of three years all employment and consulting agreements must have the unanimous consent of the compensation committee of its Board, and any awards other than salary are usual and appropriate for other officers, directors, employees or consultants holding similar positions in similar publicly held-companies,

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

•
that for a period of two years from the closing the Company will not enter into any new borrowings of more than twice as much as the sum of EBITDA from recurring operations over the past four quarters, subject to certain exceptions,

•
that for long as Barron Partners LP holds any of the securities, the Company will not enter into any subsequent financing in which we issue or sell any debt or equity securities with a floating conversion price or containing a reset feature, and

•
that the Company will submit a proposal at its next annual meeting of stockholders to amend our Certificate of Incorporation to require the consent of the holders of a designated percentage of a designated class of its securities to waive or amend the terms of any rights, options and warrants approved by its Board.

Mr. John R. Signorello, the Company’s CEO, agreed not to sell any shares of the Company’s common stock that he may own in excess of 1% per quarter or at a price of less than $1.50 per share for a period ending August 30, 2007, and that the earliest any other insiders could sell their shares would be beginning two years from the closing date.

The Company granted Barron Partners LP a right of first refusal to participate in any subsequent funding the Company may undertake on a pro rata basis at 94% of the offering price.

Warrants Issued In the Series B Convertible Preferred Stock Transaction

In connection with the sale of shares of the Company’s Series B Convertible Preferred Stock, the Company issued the purchaser the following common stock purchase warrants:

•	Common Stock Purchase Warrants “D” to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $2.00 per share,
•	Common Stock Purchase Warrants “E” to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $4.80 per share, and
•	Common Stock Purchase Warrants “F” to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $9.60 per share.

The Company also issued Liberty Company LLC, a broker dealer which served as finder for the Company in the transaction, a Common Stock Purchase Warrant “G” to purchase 25,000 shares of its common stock at an exercise price of $1.00 per share. Other than the exercise price, all other terms of the warrant issued to Liberty Company LLC are identical to the Common Stock Purchase Warrants “E” and “F” issued to the purchaser.

The expiration date of the warrants is five years, or 18 months after effectiveness of a registration statement subsequent to the issuance hereof with such 18 months to be extended by one month for each month or portion of a month during which such registration statement’s effectiveness has lapsed or been suspended, whichever is longer. The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The holder cannot utilize the cashless exercise feature during the first six months of the term or so long as there is an effective registration statement covering the shares of common stock underlying the warrants. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, as well as if we issue common stock or securities convertible into common stock at an effective price less than the then current exercise price of the warrant.

As with the shares of Series B Convertible Preferred Stock, no exercise of these warrants may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.9% of the Company’s outstanding common shares following such exercise. This limitation, however, immediately terminates as to the warrants in the event of the sale of all or substantially all of the Company’s assets or a merger or consolidation in which the Company is not the surviving entity.

If the Company’s common stock trades at or above $2.85 per share for 20 consecutive trading days, upon notice from the Company the holder must exercise the Common Stock Purchase Warrant “D” within 45 days, or transfer the warrant to a third party. If the holder elects to so transfer the warrant, the new holder then has an additional 45 days to exercise the Common Stock Purchase Warrant “D”. If the Company called the warrants and all or any portion of the warrants are not exercised within these respective periods, the unexercised Common Stock Purchase Warrants “D” will terminate.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

In February 2006, the Company’s Board of Directors elected to reduce the exercise price of the Series B Preferred Stock Series “D”, “E”, and “F” warrants to $.80 per share.

Series B Convertible Preferred Stock and Related Warrants Registration Rights

The Company agreed to file a registration statement with the Securities and Exchange Commission within 30 days to register for resale the shares of common stock issuable upon the possible conversion of the Series B Convertible Preferred Stock and the exercise of the warrants, and to use our best efforts to cause such registration statement to be declared effective within 120 days from the closing date. The Company has also granted Barron Partners LP demand registration rights covering these securities, as well as piggy-back registration rights for a period of two years from the closing date. The Company paid all costs associated with these registration statements and have indemnified Barron Partners LP with respect thereto for any losses or claims related to material misstatements or material omissions by the Company in the registration statement(s). The Company received a waiver from Barron, whereby Barron waived any penalties due pursuant to the Registration Rights Agreement.

Common Stock

Fiscal 2005 Transaction

During the year ended September 30, 2005, the Company sold 503,129 shares of common stock to accredited investors for $469,477, such sale exempt from SEC registration pursuant to Section 4(2). The investors were sophisticated and had access to the consolidated financial statements of the corporation.

The Company issued 541,667 shares of common stock for cash and in exchange for or assumption of liabilities in the total amount of $403,230.

During the year ended September 30, 2005, 17,500 shares of common stock were issued in connection with the exercise of stock options.

Fiscal 2006 Transaction

During fiscal 2006, Series A preferred stockholders’ converted 410,000 shares of Series A Preferred Stock into 410,000 shares of common stock.

In March 2006, the Company cancelled 31,875 common shares.

On March 15, 2006, in connection with a 12-month consulting agreement, the Company issued 100,000 shares of common stock for investor relations services rendered and to be rendered in the future. The Company valued these common shares at the fair market value on the date of grant at per share price of $1.06 or $106,000. In connection with issuance of these shares, for the year ended September 30, 2006, the Company recorded stock-based consulting expense of $57,417 and deferred compensation of $48,583 which will amortized over the remaining service period.

As discussed in Note 13, on March 22, 2006, the Company issued 100,000 shares of common stock in connection with the acquisition of Patriotnet. The Company valued these common shares at the fair market value on the dates of the acquisition of $1.00 per share or $100,000 based on the trading price of common shares.

During March 2006, in connection with the exercise of 500,000 stock warrants, the Company issued 500,000 shares of common stock for cash proceeds of $400,000.

In May and June 2006, in connection with the exercise of 47,500 stock options, the Company issued 47,500 shares of common stock for cash proceeds of $32,000.

In connection with a note agreement, in June 2006, the Company issued 176,120 share of common stock. The Company valued these common shares at the fair market value on the dates of grant of $.72 per share or $126,805 based on the trading price of common shares. Accordingly, the Company recorded interest expense of $126,805.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

On June 16, 2006, in connection with a 24-month retailer marketing agreement (see Note 15), the Company issued 350,000 shares of common stock to a national retail organization. The Company valued these common shares at the fair market value on the date of grant at per share price of $1.00 or $350,000. In connection with issuance of these shares, for the year ended September 30, 2006, the Company recorded marketing expense of $50,998 and deferred compensation of $299,002 which will amortized over the remaining service period.

In connection with a note payable, on September 29, 2006, the Company issued 500,000 restricted shares of common stock to the note holder. The Company valued these common shares at the fair market value on the dates of grant of $.45 per share or $225,000 based on the trading price of common shares.

During fiscal 2006, the Company issued 213,877 shares of common stock to employees in exchange for services provided. The Company valued these common shares at the fair market value on the date of grant at per share prices ranging from $.88 to $1.15 or $196,536. In connection with issuance of these shares, for the year ended September 30, 2006, the Company recorded stock-based compensation expense of $196,536

Common Stock Warrants

In February 2006, the Company reduced the exercise price of common stock purchase warrants to purchase 4,500,000 shares of common stock, all of which are held by Barron Partners LP, to $1.00 per share through December 31, 2006. On March 17, 2006, the Company further reduced the exercise price of 500,000 warrants to purchase 500,000 shares of common stock to $.80 during the period from March 17, 2006 through March 31, 2006. On October 20, 2006, the Company further reduced the exercise price of warrants to purchase 1,000,000 shares of common stock to $.35 during the period from October 17, 2006 through November 10, 2006. To the extent that those warrants were not exercised by 5:30 PM, Eastern time, on November 10, 2006, the exercise price of those warrants reverted to $1.00 per share through December 31, 2006 and at that time the warrants reverted back to the original exercise price. During the year ended September 30, 2006, the warrant holder exercised 500,000 warrants at an exercise price of $.80 for net proceeds of $400,000.

A summary of the status of the Company's outstanding common stock warrants as of September 30, 2006 and changes during the period ending on that date is as follows:

	Year Ended September 30, 2006		Year Ended September 30, 2005
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Common Stock Warrants
Balance at beginning of year	5,490,000	$4.88	240,000	$7.68
Granted	2,300,000	3.74	5,250,000	4.76
Exercised	(500,000)	0.80	-	-
Forfeited	(235,000)	3.43	-	-
Balance at end of year	7,055,000	$4.88	5,490,000	$4.88

Warrants exercisable at end of year	7,055,000	$4.88
Weighted average fair value of warrants granted or re-priced during the year		$3.74

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

The following table summarizes information about common stock warrants outstanding at September 30, 2006:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2006	Weighted Average Exercise Price
$0.35	720,000	3.50 Years	$0.35	720,000	$0.35
0.70	175,000	3.50 Years	0.70	175,000	0.70
1.00	50,000	5.2 Years	1.00	50,000	1.00
2.00	1,785,000	4.0 Years	2.00	1,785,000	2.00
4.00	287,500	1.25 Years	4.00	287,500	4.00
4.80	1,875,000	3.75 Years	4.80	1,875,000	4.80
8.00	287,500	3.25 Years	8.00	287,500	8.00
9.60	1,875,000	3.75 Years	9.60	1,875,000	9.60
	7,055,000		$4.88	7,055,000	$4.88

NOTE 12 - STOCK OPTION PLAN

In August 2000, the Board of Directors adopted the 2000 Management and Director Equity Incentive and Compensation Plan the "Plan") for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of the Company at exercise prices determined by the Company’s Board of Directors. The Plan was approved by the Company’s stockholders in August 2001.

The purpose of the Plan is to advance the Company’s interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, the Company believes the Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include the Company’s officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the Plan in the form of Plan options, shares of the Company’s common stock subject to a vesting schedule based upon certain performance objectives ("Performance Shares") and shares subject to a vesting schedule based on the recipient's continued employment ("restricted shares"). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

As amended in fiscal 2006, the Plan permits the grant of options and shares for up to 2,500,000 shares of the Company’s common stock. The Plan terminates 10 years from the date of the Plan’s adoption by the Company’s stockholders.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Company’s common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. The Company used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

	Year Ended September 30,
	2006	2005
Expected volatility	80% - 572%
Expected term	5 Years	5 years
Risk-free interest rate	4.36% - 5.08%
Expected dividend yield	0%	0%

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

For the year ended September 30, 2006, total stock-based compensation charged to operations for option-based arrangements amounted to $429,913. At September 30, 2006, there was approximately $182,500 or total unrecognized compensation expense related to non-vested option-based compensation arrangements under the Plan.

A summary of the status of the Company's outstanding stock options as of September 30, 2006 and changes during the period ending on that date is as follows:

	Year Ended September 30, 2006		Year Ended September 30, 2005
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Stock options
Balance at beginning of year	882,479	$1.55	856,131	$1.99
Granted	1,049,375	0.62	470,250	1.21
Exercised	(47,500)	0.67	-	-
Forfeited	(390,548)	1.27	(443,902)	2.01
Balance at end of year	1,493,806	$1.00	882,479	$1.55

Options exercisable at end of year	946,331	$1.24

Weighted average fair value of options granted during the year		$0.62		$1.21

The following table summarizes information about employee stock options outstanding at September 30, 2006:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2006	Weighted Average Exercise Price
$0.47-0.51	375,000	4.93 Years	$0.48	16,800	$0.47
0.65-0.88	799,649	3.32 Years	0.73	619,967	0.72
1.20-1.60	89,157	1.60 Years	1.51	79,564	1.53
2.16-2.40	154,375	0.10 Years	2.26	154,375	2.26
3.20-3.80	75,625	2.00 Years	3.20	75,625	3.20
	1,493,806		$1.00	946,331	$1.24

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

NOTE 13 - ACQUISITION AND DISPOSITION

On March 22, 2006, the Company acquired certain assets and liabilities of PatriotNet, Inc. a professional Internet Service Provider (ISP) servicing over 3,500 customers with T-1, DSL, dial up lines and email services. In consideration for the purchase of the net assets and liabilities including accounts receivable, equipment and intangibles for customer contracts, the Company paid to PatriotNet (a non-related party to the Company) (a) the payment of cash consideration to PatriotNet of $190,000 at Closing and (b) the issuance by the Company of 100,000 (restricted under Rule 144) shares of its common stock at Closing, valued at $1.00 dollar per share of $100,000.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the fair value of net assets exceeded the purchase price by $390,600. The excess had been applied to goodwill. The results of operations of PatriotNet are included in the consolidated results of operations of the Company from the acquisition date. Subsequent to September 30, 2006, in November 2006, the Company sold PatriotNet to a third party for $150,000 in cash and the assumption of approximately $60,000 in liabilities by the purchaser. At September 30, 2006, the Company recorded an impairment to goodwill of $180,000 to reflect the net realizable value of goodwill based on the subsequent sale of PatriotNet.

NOTE 14 - SEGMENT REPORTING

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments with IceWEB for making operational decisions and assessments of financial performance.

IceWEB's chief operating decision-maker is considered to be the chief executive officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, IceWEB has determined that it operates in a single operating segment, specifically, web communications services. For the periods ended September 30, 2006 and 2005 all material assets and revenues of IceWEB were in the United States.

NOTE 15 - RETAILER MARKETING AGREEMENT

On June 16, 2006, the Company signed a Retailer Marketing Agreement (the “Marketing Agreement”) with a national retailing organization pursuant to which such retailing organization agreed to promote and sell the Company’s iceMAIL service. The terms of the Marketing Agreement provide for the Company to pay a commission on sales of it iceMail service originated by the retailing organization and create, host and maintain a co-branded website in a mutually agreed format. In connection with the Marketing Agreement, the Company issued the retailing organization 350,000 shares of common stock with a fair value of $350,000. The Marketing Agreement also provides the national retailer with pro rata preemptive rights with respect to private placements in which the Company sells and issues any equity securities of the Company, any debt securities that are convertible or exchangeable for any equity security, or any option, warrant or other right to purchase equity securities (other than options that may be issued to employees of the Company). The Marketing Agreement also provides the retailer with additional equity incentive pursuant to which the Company will issue additional common stock with a fair value of up to $350,000 in return for meeting milestones as defined in the Marketing Agreement related to sales and availability of product in such retailers’ stores. As of September 30, 2006, none of the additional milestones have been met and none of the additional equity incentive has been paid.

ICEWEB, INC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2006 and 2005

NOTE 16 - CONTINGENCIES

From time to time, the Company faces litigation in the ordinary course of business. Currently, we are involved with litigation with two prior employees, which in the Company’s opinion will not have a material adverse effect on its financial condition. The two related lawsuits have been filed against the Company in the Circuit Court of Fairfax County, Virginia. Both suits are brought by former shareholders of DevElements, Inc., the assets of which were purchased by a subsidiary of the Company. The plaintiffs seek money damages from the Company for alleged breach of the asset purchase agreement, and damages related to stock options. The Company intends to vigorously defend this litigation. The Company believes the litigation is without merit.

NOTE 17 - SUBSEQUENT EVENTS

On October 31, 2006, the Company entered into an Asset Purchase Agreement (the "Agreement") with True North Solutions, Inc., a Delaware corporation (“True North”) whereby the Company acquired all or substantially all of True North’s assets used in its Government Business. Upon the terms and subject to the conditions of the Agreement, the Company agreed to purchase, accept, and acquire from True North all right, title, and interest of True North in and to the Government Business, which is hereby defined and limited to (i) certain vendor agreements and (ii) all of those rights and assets, tangible or intangible, exclusively used in the performance of day to day business operations, as owned or held True North such as certain tangible assets, websites, databases, GSA schedules and other government contracts, Federal client lists, and contracts in progress. The aggregate purchase price for these assets was $350,000 of which $250,000 was paid in cash at closing and the balance shall be evidenced by a promissory note secured by collateral pledge of the assets, payable immediately upon accomplishment of the novation of the GSA Schedule.

During November 2006, in connection with the exercise of 720,000 stock warrants, the Company issued 720,000 shares of common stock for cash proceeds of $252,000.

During November 2006, in connection with the exercise of 100,000 stock options, the Company issued 100,000 shares of common stock for cash proceeds of $35,000.

During the three months ended December 31, 2006, the Company granted 215,000 stock options to employees at exercise prices ranging from $0.43 to $0.54 per share. The options vest over a 3-year period and expire five years from grant date.

On November 29, 2006, the Company granted 100,000 stock options to an employee at exercise prices of $.35 per share. The options vest immediately and expire five years from grant date.

IceWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2006
(Unaudited)

CURRENT ASSETS:
Cash	$288,901
Accounts receivable, net of allowance for bad debt of $9,000	1,433,302
Prepaid expenses	7,287

Total current assets	1,729,490

OTHER ASSETS:
Property and equipment, net	365,892
Goodwill	430,000
Deposits	53,956
Intangible assets, net of accumulated amortization of $60,000	35,000
Deferred financing costs, net	155,000

Total Assets	$2,769,338

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$1,242,811
Note payable - related party	181,599
Current portion of equipment financing payable	75,765
Accounts payable	1,529,424
Accrued expenses	322,977
Accrued interest payable	258,865
Advances from related party	19,860

Total current liabilities	3,631,301

LONG-TERM LIABILITIES:
Equipment financing payable, net of current portion	168,149
Note payable - related party	150,000

Total long-term liabilities	318,149

Total Liabilities	3,949,450

STOCKHOLDERS' DEFICIT:
Preferred stock ($.001 par value; 10,000,000 shares authorized)
Series A convertible preferred stock ($.001 par value; 1,256,667 shares
issued and outstanding)	1,257
Series B convertible preferred stock ($.001 par value; 1,833,334 shares
issued and outstanding)	1,833
Common stock ($.001 par value; 1,000,000,000 shares authorized;
9,777,909 shares issued and 9,615,409 shares outstanding)	9,779
Additional paid-in capital	10,558,462
Accumulated deficit	(11,461,108)
Deferred compensation	(277,335)
Treasury stock, at cost, (162,500 shares)	(13,000)

Total Stockholders' Deficit	(1,180,112)

Total Liabilities and Stockholders' Deficit	$2,769,338

See accompanying notes to unaudited consolidated financial statements

IceWEB, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31,
	2006	2005
	(Unaudited)	(Unaudited)

Sales	$2,581,777	$1,491,216

Cost of sales	2,295,410	1,241,409

Gross profit	286,367	249,807

Operating expenses:
Marketing and selling	60,216	47,189
Depreciation and amortization expense	65,541	19,371
General and administrative	760,366	513,987

Total operating expense	886,123	580,547

Loss from operations	(599,756)	(330,740)

Other income (expenses):
Gain from sales of net assets	138,586	-
Interest income	1,309	-
Interest expense	(130,205)	(20,918)

Total other income (expenses):	9,690	(20,918)

Net loss	(590,066)	(351,658)

Beneficial conversion feature -preferred stock	-	(500,000)

Net loss attributable to common shareholders	$(590,066)	$(851,658)

Net loss per common share available to common shareholders:
Basic and diluted loss per share	$(0.06)	$(0.13)

Weighted average common shares outstanding - basic and diluted	9,423,344	6,329,787

See accompanying notes to unaudited consolidated financial statements

IceWEB, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	December 31,
	2006	2005
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATIONS:
Net Loss	$(590,066)	$(351,658)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,541	9,371
Stock-based compensation	158,635	-
Gain on sales of net assets	(138,586)	-
Amortization of deferred finance costs	4,999	5,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(223,846)	(325,335)
Prepaid expense	2,384	(50,271)
Advances	-	(975)
Deposits	(860)	(16,855)
Increase (decrease) in:
Accounts payable	821,829	238,734
Accrued expense	(456,567)	53,441
Accrued interest payable	4,687	4,687
Deferred revenue	(39,156)	(1,075)

NET CASH USED IN OPERATING ACTIVITIES	(391,006)	(434,936)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,874)	(79,218)
Net cash received from sale of net assets	138,000	-
Cash used in acquisitions, net	(250,000)	-
Capitalized software	-	(160,773)

NET CASH USED IN INVESTING ACTIVITIES	(113,874)	(239,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment financing	(18,382)
Proceeds from notes payable - related party	30,000	6,521
Repayment of notes payable - related party	(26,500)	-
Net proceeds from related party advances	11,737	-
Proceeds from bank financing	-	339,476
Payment of placement fees and expenses	-	(46,398)
Proceeds from notes payable	242,041	-
Payments on notes payable	(200,000)	-
Proceeds from exercise of common stock options	35,000
Proceeds from exercise of common stock warrants	287,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	360,896	299,599

NET DECREASE IN CASH	(143,984)	(375,328)

CASH - beginning of year	432,885	557,175

CASH - end of period	$288,901	$181,847

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$125,518	$20,918
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Acquisition details:
Goodwill	$430,000	$-
Liabilities assumed	$180,000	$-
Cash paid	$250,000	$-

See accompanying notes to unaudited consolidated financial statements

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

IceWEB, Inc. (the “Company”) began trading publicly in April 2002. In June 2003, the Company added two subsidiaries, acquiring all of the outstanding stock of Interlan Communications Incorporated and The Seven Corporation. Interlan is a full service provider of computer equipment and integration services. The Seven Corporation provides network engineering services. On October 5, 2003, the Company acquired the software ownership rights and customers of Iplicity, Inc. of Virginia. Iplicity had developed a complete content management software platform based on open source architecture to run in any operating environment. Utilizing resources gained through acquisitions, the Company has developed two applications that are now available to the general public, IceWEB Vista which is a website portal development and management application, and IceMAIL which is a hosted Microsoft Exchange application service. In addition to the new application services, the Company also continues to provide customers with systems integration, network consulting, and customized software application services.

Complementing the online service offerings is the Company’s IceWEB Solutions Group. The IceWEB Solutions Group focuses on providing computer network security products such as access control, content filtering, email security, intrusion detection, and the latest layer 7 firewall technology.  IceWEB has certified technical and sales personnel who continuously build and maintain excellent relationships with key manufacturers of network security solutions. The combination of its vendor partners/manufacturers, customers, and Government contracting vehicles enables IceWEB to be successful in providing the industry’s best network security solutions to the Federal Government and commercial integrators who service the Government.

On October 31, 2006, the Company entered into an Asset Purchase Agreement (the "Agreement") with True North Solutions, Inc., a Delaware corporation (“True North”) whereby the Company acquired all or substantially all of True North’s assets used in its Government Business Company (see note 3).

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of the Company and its wholly and partially owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. These consolidated financial statements should be read in conjunction with the financial statements for the year ended September 30, 2006 and notes thereto contained on Form 10-KSB of the Company as filed with the Securities and Exchange Commission. The results of operations for the three months ended December 31, 2006 are not necessarily indicative of the results for the full fiscal year ending September 30, 2007.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern

The Company’s auditors stated in their report on the consolidated financial statements of the Company for the years ended September 30, 2006 and 2005 that the Company is dependent on outside financing and has had losses since inception that raise doubt about its ability to continue as a going concern. For the three months ended December 31, 2006, the Company incurred a net loss of $590,066 and used cash in operations of $391,006. The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans intended to increase the sales of the Company’s products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that the Company will be able to raise any additional funds.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2007 and 2006 include the allowance for doubtful accounts, the valuation of stock-based compensation, the useful life of property and equipment, and the valuation of goodwill.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists of normal trade receivables. The Company recorded a bad debt allowance of $9,000 as of December 31, 2006. Management performs ongoing evaluations of its accounts receivable. Management believes that all remaining receivables are fully collectable. Bad debt expense amounted to $0 and $0 for the three months ended December 31, 2006 and 2005, respectively.

Intangible Assets

Intangible assets, net consists of the cost of acquired customer relationships. The Company capitalizes and amortizes the cost of acquired intangible assets over their estimated useful lives on a straight-line basis. The estimated useful lives of the Company’s acquired customer relationships is five years.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided by using the straight-line method over the estimated useful lives of the related assets.

Property and equipment also includes costs incurred in connection with development on the Company’s software developed for internal use and website costs. The Company capitalized certain costs valued in connection with developing or obtaining internal use software in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. These costs, which consist of direct technology labor costs, are capitalized and amortized using the straight-line method over expected useful lives of three years.

Goodwill

Goodwill is recorded on a business combination to the extent the cost of an acquired entity exceeds the fair value of the net assets acquired.

The Company does not amortize goodwill but tests goodwill impairment at least on an annual basis, or earlier when events or changes in circumstances suggest the carrying amount may not be fully recoverable. Such evaluation is performed by comparing the implied fair value of a reporting unit to its carrying value, including goodwill. An impairment loss is recognized in the current period if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value. The Company performed its latest annual impairment test with regard to the carrying value of goodwill as of December 31, 2006. For the three months ended December 31, 2006, the Company did not record any impairment to goodwill.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenues from sales of products are generally recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

Revenue from services is recorded as it is earned. Commissions earned on third party sales are recorded in the month in which contracts are awarded. Customers are generally billed every two weeks based on the units of production for the project. Each project has an estimated total which is based on the estimated units of production and agreed upon billing rates. Amounts billed in advance of services being provided are recorded as deferred revenues and recognized in the consolidated statement of operations as services are provided.

Earnings per Share

The Company computes earnings per share in accordance with Statement of Accounting Standards No. 128, "Earnings per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded from the calculation if their effect is anti-dilutive. At December 31, 2006, there were options and warrants to purchase 7,759,032 shares of common stock and 3,090,001 shares issuable upon conversion of Series A and B preferred stock which could potentially dilute future earnings per share.

Stock-Based Compensation

Prior to October 1, 2006, the Company accounted for stock options issued under the Plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”).

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation (continued)

Effective October 1, 2005, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in the three months ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of December 31, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R).

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In September 2006, the U.S. Securities and Exchange Commission (SEC) released Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (SAB No. 108) which provides interpretive guidance on the SEC’s views regarding the process of quantifying materiality of financial statement misstatements. SAB No. 108 is effective for years ending after November 15, 2006, with early application for the first interim period ending after November 15, 2006. The Company does not believe that the application of SAB No. 108 will have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, 2006, property and equipment consisted of the following:

	Estimated Life
Office equipment	5 years	$176,840
Computer software	3 years	674,139
Furniture and fixtures	5 years	30,133
Leasehold improvements	3 years	4,553
		885,665

Less: accumulated depreciation		(519,773)

		$365,892

Depreciation expense for the three months ended December 31, 2006 and 2005 was $60,541 and $9,371 respectively.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 3 - ACQUISITION AND DISPOSITIONS

On March 22, 2006, the Company acquired certain assets and liabilities of PatriotNet, Inc. a professional Internet Service Provider (ISP) servicing over 3,500 customers with T-1, DSL, dial up lines and email services. In consideration for the purchase of the net assets and liabilities including accounts receivable, equipment and intangibles for customer contracts, the Company paid to PatriotNet (a non-related party to the Company) (a) the payment of cash consideration to PatriotNet of $190,000 at Closing and (b) the issuance by the Company of 100,000 (restricted under Rule 144) shares of its common stock at Closing, valued at $1.00 dollar per share of $100,000. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the purchase price exceeded the fair value of net assets by $390,600 which was applied to goodwill. In fiscal 2006, the Company recorded an impairment of goodwill of $180,000 which was charged to operations in fiscal 2006. In November 2006, the Company sold PatriotNet to a third party for $150,000 in cash and the assumption of approximately $60,600 in liabilities by the purchaser. No gain or loss was recognized on the sale.

In November 2006, the Company sold its interest in one of its subsidiaries (Integrated Power Solutions, Inc. or IPS) to a shareholder of the Company and related party for the payment of cash to the third party of $12,000, the assignment to the purchaser of accounts receivable of $54,609, and assumption by the purchaser of approximately $205,200 in accounts payable. In connection with this sale, the Company recorded a gain of $138,586.

On October 31, 2006, the Company entered into an Asset Purchase Agreement (the "Agreement") with True North Solutions, Inc., a Delaware corporation (“True North”) whereby the Company acquired all or substantially all of True North’s assets used in its Government Business. Upon the terms and subject to the conditions of the Agreement, the Company agreed to purchase, accept, and acquire from True North all right, title, and interest of True North in and to the Government Business, which is hereby defined and limited to (i) certain vendor agreements and (ii) all of those rights and assets, tangible or intangible, exclusively used in the performance of day to day business operations, as owned or held True North such as certain tangible assets, websites, databases, GSA schedules and other government contracts, Federal client lists, and contracts in progress. The aggregate purchase price for these assets was $430,000 of which $250,000 was paid in cash at closing and the balance shall be evidenced by a promissory note secured by collateral pledge of the assets, payable immediately upon accomplishment of the novation of the GSA Schedule. Additionally the Company accrued $80,000 in finder’s fees payable in connection with this acquisition. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the purchase price exceeded the fair value of net assets by $430,000 which was applied to goodwill. The Company is currently analyzing this acquisition and may reclassify a portion of this goodwill to amortizable intangible assets.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 4 - RELATED PARTY TRANSACTIONS

Note Payable - Related Party

During June to October 2006, a company that the Company’s chief executive officer is a shareholder in lent funds to the Company for working capital purposes. The loan was due no later than 30 days from that date of funding. As consideration for providing the funding, the Company agreed to issue 1.54 shares of common stock for each dollar lent under the loan. During the three months ended December 31, 2006, the Company borrowed $30,000 under this loan agreement and repaid approximately $26,500. At December 31, 2006, the Company owed this related party $181,599. Additionally, the related party is due 339,606 common shares under the loan agreement. In October 2006, the related party company waived any further common shares on funds received subsequent to September 30, 2006. At December 31, 2006, in connection with the common shares due under this agreement, the Company has reflected an accrued interest payable of $169,803 on the accompanying consolidated balance sheet.

Note Payable - Related Party - Long-term

At December 31, 2006, the Company owed $150,000 of principal under a promissory note to a shareholder of the Company. The note bears interest at the rate of 12.5% per annum and was due on demand. In May 2005, the Company issued to this stockholder 125,000 shares of common stock as consideration for the extension of the maturity date of the note by 10 years to September 30, 2014 which had been orally agreed to in fiscal 2004. The shares were valued at $200,000, the fair value at the date of issuance. The cost associated with these shares has been accounted for as deferred finance charges, and is being amortized over the life of the deferral period. For the three months ended December 31, 2006 and 2005, amortization of deferred financing costs amounted to $4,999 and $5,000, respectively, and is included in interest expense on the accompanying consolidated statements of operation. The note remains outstanding and at December 31, 2006, the Company owed the stockholder the $150,000 principal plus accrued interest of approximately $89,062.

Advances from Related Party

The Company’s Chief Executive Officer provides advances to the Company from time-to-time for operating expenses. These advances are short-term in nature and are non-interest bearing. At December 31, 2006, amounts due to this related party amounted to $19,860.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 5 - NOTES PAYABLE

Sand Hill Finance, LLC

On December 19, 2005, the Company entered into a Financing Agreement with Sand Hill Finance, LLC pursuant to which, together with related amendments, the Company may borrow up to 80% on the Company’s accounts receivable balances up to a maximum of $1,800,000. Amounts borrowed under the Financing Agreement are secured by a first security interest in substantially all of the Company’s assets. At December 31, 2006, the principal amount due under the Financing Agreement amounted to $1,242,811.

Interest is payable at a rate of 2% per month on the average balance outstanding during the year, equal to an annual interest of approximately 24% per year. The Company also agreed to pay an upfront commitment fee of 1% of the credit line upon signing of the Financing Agreement, half of which was due and paid upon signing (amounting to $9,000) and half of which is due on the first anniversary of the Financing Agreement. In addition, the Company is obligated to pay a commitment fee of 1% of the credit limit annually, such amount payable on the anniversary of the agreement.

The Financing Agreement contains a number of positive and negative covenants, including a requirement for the Company to provide monthly unaudited financial statements within 20 days of each month-end and audited financial statements together with an accountant’s opinion within 90 days of the end of each fiscal year.

The Financing Agreement has a term of one year, subject to mutual extension by both parties. As a result, the balance due to Sand Hill Finance, LLC is classified as a current liability on the accompanying consolidated balance sheet.

The terms of the Financing Agreement also restrict the Company from undertaking certain transactions without the written consent of the creditor including (i) permit or suffer a change in control involving 20% of its securities, (ii) acquire assets, except in the ordinary course of business, involving payment of $100,000 or less, (iii) sell, lease, or transfer any of its property except for sales of inventory and equipment in the ordinary course of business, (iv) transfer, sell or license any intellectual property, (v) declare or pay a dividend on stock, except payable in the form of stock dividends (vi) incur any indebtedness other than trade credit in the ordinary course of business and (vii) permit any lien or security interest to attach to any collateral.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 5 - NOTES PAYABLE (Continued)

Note Payable - Other

On September 29, 2006, the Company borrowed $200,000 from a shareholder. The note was payable on October 29, 2006 and bears interest at 12% per annum. The Company repaid this loan in October 2006.

NOTE 6 - EQUIPMENT FINANCING PAYABLE

On July 6, 2006, the Company entered into what is in essence a sale and leaseback agreement with respect to certain computer and office equipment. The Company received gross proceeds of $300,000 from the sale of the equipment to a third party. As part of the same transaction, the Company entered into an agreement to lease the equipment back from the third party for 36 monthly rent payments of $10,398 until August 2009. The Company accounted for this equipment financing arrangement as a capital lease. In connection with the agreement, the Company made an initial security deposit of $30,000 and is included in deposits in the balance sheet at December 31, 2006. The equipment had a net book value of $37,846 on the date of the transaction. In connection with the financing, the Company did not record any gain or loss. Imputed interest on this financing is 20% per annum. At December 31, 2006, the principal amount due under this equipment financing arrangement amounted to $243,914.

NOTE 7 - CONCENTRATION OF CREDIT RISK

Bank Balances

The Company maintains its cash bank deposits at various financial institutions which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2006, the Company had approximately $135,000 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Major Customers

Sales to two customers represented approximately 21% of total sales for the three months ended December 31, 2006. As of December 31, 2006, approximately 42% of the Company's accounts receivable was due from these two customers.

NOTE 8 - STOCKHOLDERS’ DEFICIT

Common stock

During November 2006, in connection with the exercise of 820,000 stock warrants, the Company issued 820,000 shares of common stock for cash proceeds of $287,000.

During November 2006, in connection with the exercise of 100,000 stock options, the Company issued 100,000 shares of common stock for cash proceeds of $35,000.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 8 - STOCKHOLDERS’ DEFICIT (continued)

Common Stock Warrants

A summary of the status of the Company's outstanding common stock warrants as of December 31, 2006 and changes during the period ending on that date is as follows:

	Number of Warrants	Weighted Average Exercise Price
Common Stock Warrants
Balance at beginning of year	7,055,000	$4.88
Granted	-	-
Exercised	(820,000)	0.35
Forfeited	-	-
Balance at end of period	6,235,000	$5.45

Warrants exercisable at end of period	6,235,000	$5.45

Weighted average fair value of warrants granted or re-priced during the period		$0.35

The following table summarizes information about common stock warrants outstanding at December 31, 2006:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2006	Weighted Average Exercise Price
$0.70	175,000	3.25 Years	$0.70	175,000	$0.70
1.00	50,000	4.95 Years	1.00	50,000	1.00
2.00	1,785,000	3.75 Years	2.00	1,785,000	2.00
4.00	187,500	1.00 Years	4.00	187,500	4.00
4.80	1,875,000	3.50 Years	4.80	1,875,000	4.80
8.00	287,500	3.00 Years	8.00	287,500	8.00
9.60	1,875,000	3.50 Years	9.60	1,875,000	9.60
	6,235,000		$5.45	6,235,000	$5.45

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 9 - STOCK OPTION PLAN

In August 2000, the Board of Directors adopted the 2000 Management and Director Equity Incentive and Compensation Plan the "Plan") for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of the Company at exercise prices determined by the Company’s Board of Directors. The Plan was approved by the Company’s stockholders in August 2001.

The purpose of the Plan is to advance the Company’s interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, the Company believes the Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include the Company’s officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the Plan in the form of Plan options, shares of the Company’s common stock subject to a vesting schedule based upon certain performance objectives ("Performance Shares") and shares subject to a vesting schedule based on the recipient's continued employment ("restricted shares"). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

As amended in fiscal 2006, the Plan permits the grant of options and shares for up to 2,500,000 shares of the Company’s common stock. The Plan terminates 10 years from the date of the Plan’s adoption by the Company’s stockholders.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Company’s common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 9 - STOCK OPTION PLAN (continued)

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. The Company used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

	December 31,
	2006	2005
Expected volatility	116% - 135%	111%
Expected term	5 Years	5 years
Risk-free interest rate	4.39% - 4.56%	4%
Expected dividend yield	0%	0%

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

For the three months ended December 31, 2006, total stock-based compensation charged to operations for option-based arrangements amounted to $88,385. At December 31, 2006, there was approximately $182,500 or total unrecognized compensation expense related to non-vested option-based compensation arrangements under the Plan.

A summary of the status of the Company's outstanding stock options as of December 31, 2006 and changes during the period ending on that date is as follows:

	Number of Options	Weighted Average Exercise Price
Stock options
Balance at beginning of year	1,493,806	$1.00
Granted	315,000	0.42
Exercised	(100,000)	0.35
Forfeited	(184,774)	2.00
Balance at end of period	1,524,032	$0.80

Options exercisable at end of period	893,920	$.98
Weighted average fair value of options granted during the year		$0.42

ICEWEB, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

NOTE 9 - STOCK OPTION PLAN (continued)

The following table summarizes information about employee stock options outstanding at December 31, 2006:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2006	Weighted Average Exercise Price
$0.47-0.54	590,000	4.62 Years	$0.47	119,476	$0.47
0.65-0.88	769,375	3.25 Years	0.73	618,662	0.73
1.20-1.60	89,157	1.17 Years	1.51	80,282	1.30
3.20-3.80	75,500	1.76 Years	3.21	75,500	3.20
	1,524,032		$0.80	893,920	$0.98

NOTE 11 - SEGMENT REPORTING

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments with IceWEB for making operational decisions and assessments of financial performance.

IceWEB's chief operating decision-maker is considered to be the chief executive officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. For the three months ended December 31, 2006 and 2005 all material assets and revenues of IceWEB were in the United States.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

ICEWEB, INC.

PROSPECTUS

________________, 2007

5,644,167 SHARES

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

(a) the officer or director conducted himself or herself in good faith;

(b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee **	$3,221
Legal Fees and Expenses*	50,000
Accounting Fees and Expenses*.	25,000
Financial Printing*	7,500
Transfer Agent Fees*.	500
Blue Sky Fees and Expenses*.	500
Miscellaneous*	279
TOTAL	$87,000

*	Estimated
**	Actual

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.

Between September 2002 and May 2003, we sold 299,375 units of our securities to 17 accredited investors in a private placement pursuant to exemptions from the registration requirements of the Securities Act available to us under an exemption Section 4(2) and Regulation D of the Securities Act. Each unit consisted of one share of common stock and one common stock purchase warrant. We received gross proceeds of $239,500.

In August 2003, notes payable totaling $97,000 plus accrued interest held by two accredited investors were converted to 56,250 shares of our common stock. This issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

Between June 2003 and April 2004 we sold 593,750 shares of common stock to 14 accredited investors in a private placement exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) and Regulation D of that act. We received gross proceeds of $575,000.

In October 2003, we issued 191,381 shares of our common stock to 12 individuals or entities as consideration for our acquisition of substantially all of the assets of Iplicity, Inc. of Virginia. The recipients were accredited or sophisticated or non-accredited who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

In May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, including software licenses, source code, potential patents and trademarks, cash, hardware, and equipment. In exchange for the 19% interest in DevElements, we issued to the 20 individuals who were the stockholders of DevElements 187,500 shares of our common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. The recipients were accredited, sophisticated or non-accredited investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

Between December 2004 and January 2005, we sold 250,000 units of our securities at a purchase price of $2.00 per unit to two accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. We issued these investors an aggregate of 250,000 shares of our common stock, 250,000 Series H Common Stock Purchase Warrants and 250,000 Series I Common Stock Purchase Warrants. The terms of the warrants are described earlier in this prospectus under "Description of Securities - Series H and Series I Common Stock Purchase Warrants." We received gross proceeds of $500,000 from this offering. Cove Partners LLC, who previously entered into an agreement with the company to provide assistance and advisory services to the company, including the structure of financing, strategic planning and business combinations, introduced the company to two accredited investors and received fees of $20,000 in cash and common stock purchase warrants to purchase an aggregate of 75,000 shares of our common stock at exercise prices ranging from $4.00 to $8.00 per share.

In March 2005, we sold an accredited investor 1,666,667 shares of our Series A Convertible Preferred Stock and issued the purchaser Common Stock Purchase Warrants "A", "B" and "C" to purchase an aggregate of 4,500,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $1,000,000. We received net proceeds of $900,000 after payment of expenses of $35,000 and a finder's fee to Liberty Company LLC, a broker dealer, of $65,000. We also issued Liberty Company LLC a warrant to purchase 175,000 shares of our common stock with an exercise price of $0.70 per share, the terms of which, other than the exercise price, are identical to the Common Stock Purchase Warrants "A" issued to the investor. We intend to use these proceeds for general working capital and acquisitions. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In April 2005 we issued Mr. James Bond, one of our key employees, 125,000 shares of our common stock in satisfaction of $77,000 owed him which represented the remaining portion of the cash consideration due him under the terms of our purchase of the stock of The Seven Corporation as described earlier in this prospectus. This amount was converted by Mr. Bond in accordance with the terms of the Preferred Stock Purchase Agreement with Barron Partners, L.P. This transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In April 2005 we also issued 416,667 shares of our common stock to an accredited investor as full payment for amounts due under a promissory note in the principal of $93,177 and a $50,000 subscription receivable. This transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2005 we issued a stockholder whom we owe $150,000 principal plus interest under an unsecured promissory note 125,000 shares of our common stock as consideration for a 10 year extension of the due date of the note. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In December 2005, we sold an accredited investor who had previously acquired our Series A Convertible Preferred Stock 1,833,334 shares of our Series B Convertible Preferred Stock and issued the purchaser Common Stock Purchase Warrants "D", "E" and "F" to purchase an aggregate of 2,250,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share for an aggregate purchase price of $500,000. We received net proceeds of $475,000 after payment of a finder's fee to Liberty Company LLC, a broker dealer, of $25,000. The proceeds were paid to us through the satisfaction of a liability to the purchaser for funds advanced to us in September 2005. We also issued Liberty Company LLC a warrant to purchase 25,000 shares of our common stock with an exercise price of $1.00 per share. We intend to use these proceeds for general working capital. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2006 we issued 100,000 shares of our common stock to a company as compensation for consulting services provided to us valued at $106,000. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2006 we acquired PatriotNet, Inc., an Internet service provider, for total consideration of $290,000 of which $190,000 was paid in cash and $100,000 was paid through the issuance of 100,000 shares of our common stock. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2006 we issued 10,031 shares of our common stock valued at $11,536 to Mr. John Younts, a key employee, as compensation for his services to us. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The shares were issued in a transaction that was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In April 2006 we issued 50,000 shares of our common stock valued at $50,000 to Mr. Brian Crooks, who was then our Chief Financial Officer, as compensation for his services to us. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In April 2006 we also issued 100,000 shares of our common stock valued at $100,000 to Mr. John Younts, a key employee, as compensation for his services to us. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The shares were issued in a transaction that was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

During June 2006 to December 2006, Blue Point Financial LLC, lent funds to us for working capital purposes. The stockholders of Blue Point Financial LLC include Mr. Robert Druzak, a principal stockholder of our company the brother of Mr. Joseph Druzak, a member of our Board of Directors, and Mr. John R. Signorello, our Chairman and CEO. The loan was due no later than 30 days from that date of funding. As consideration for providing the funding, we agreed to issue 1.54 shares of common stock for each dollar lent under the loan. In connection with this agreement, in June 2006, we issued 176,120 shares of common stock valued at $126,805. The recipients were accredited investors and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2006, under the terms of the Retailer Marketing Agreement with CompUSA, we issued CompUSA 350,000 shares of our common stock with a fair value of $350,000. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2006 we issued 53,846 shares of our common stock valued at $35,000 to Mr. Anthony Munno, our Chief Operating Officer, as compensation for his services to us. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2006, we borrowed $200,000 from Mr. Robert Druzak, a principal stockholder. The note was payable on October 29, 2006 and bore interest at 12% per annum. In connection with the note, we issued 500,000 shares of common stock valued at $225,000 as additional consideration to the note holder. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2007 we issued 339,606 shares of our common stock valued at $169,803 to Blue Point Financial, LLC, a related party, as additional interest under a short term loan to us. The recipient was an accredited investor and the transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description of Document

2.1	Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I. Inc.(4)
2.2	Agreement and Plan of Merger with IceWEB Communications, Inc. (8)
2.3	Agreement and Plan of Merger with Seven Corporation (9)
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to Certificate of Incorporation (1)
3.3	Certificate of Amendment to Certificate of Incorporation (1)
3.4	Certificate of Amendment to Certificate of Incorporation (1)
3.5	Certificate of Amendment to Certificate of Incorporation (2)
3.6	Certificate of Amendment to Certificate of Incorporation (3)
3.7	Certificate of Amendment to Certificate of Incorporation (11)
3.8	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.9	Certificate of Amendment to Certificate of Incorporation (13)
3.10	Bylaws (1)
4.1	Form of Common Stock Purchase Warrant "A" (12)
4.2	Form of Common Stock Purchase Warrant "B" (12)
4.3	Form of Common Stock Purchase Warrant "C" (12)
4.4	Form of Series H Common Stock Purchase Warrant *
4.5	Form of Series I Common Stock Purchase Warrant *
4.6	Form of $0.70 Common Stock Purchase Warrant "A" *
4.7	Form of Comerica Bank warrant *
4.8	Form of Common Stock Purchase Warrant "D" (16)
4.9	Form of Common Stock Purchase Warrant "E" (16)

4.10	Form of Common Stock Purchase Warrant "F" (16)
4.11	Form of Sand Hill Finance, LLC Warrant (17)
5.1	Opinion of Schneider Weinberger & Beilly LLP *
10.1	Acquisition Agreement with North Orlando Sports Promotions, Inc. (1)
10.2	Asset Purchase Agreement with Raymond J. Hotaling (5)
10.3	2000 Management and Director Equity Incentive and Compensation Plan (6)
10.4	Stock Purchase Agreement with Health Span Sciences, Inc. (7)
10.5	Stock Purchase and Exchange Agreement with Interlan Communications (9)
10.6	Preferred Stock Purchase Agreement dated March 30, 2005 (12)
10.7	Registration Rights Agreement with Barron Partners LP (12)
10.8	Asset and Stock Purchase Agreement for iPlicity, Inc.*
10.9	Asset and Stock Purchase Agreement for DevElements, Inc. of Virginia (15)
10.10	Form of Loan and Security Agreement with Comerica Bank*
10.11	Forbearance Agreement*
10.12	Sublease Agreement for principal executive offices*
10.13	Demand Promissory Note in the principal amount of $150,000 to John Signorello*
10.14	Form of Lease for principal executive offices*
10.15	Preferred Stock Purchase Agreement for Series B Convertible Preferred Stock (17)
10.16	Registration Rights Agreement for Series B Convertible Preferred Stock (17)
10.17	Financing Agreement with Sand Hill Finance, LLC (17)
10.18	Retailer Marketing Agreement with CompUSA (18)
10.19	Letter Agreement dated June 7, 2006 re: loans by Blue Point Financial, LLC and Mr. Robert Druzak *
10.20	Asset Purchase Agreement dated October 31, 2006 by and between Iceweb Virginia, Inc., True North Solutions, Inc., American Systems Corporation and ASC Acqusitions-TNS, Inc. *
10.21	Stock Purchase Agreement dated October 27, 2006 by and between John Younts, Integrated Power Solutions, Inc. and IceWeb, Inc. *
10.22	Stock Purchase Agreement dated February 16, 2007 by and between PC NET, The Seven Corporation of Virginia, Inc. and IceWeb, Inc. *
10.23	Form of Asset Purchase Agreement by and between IceWeb Online, Inc., IceWeb, Inc., PatriotNet, Inc. and Patriot Computer Group, Inc. *
10.24	Form of Asset Purchase Agreement dated November 22, 2006 by and between IceWeb Online, Inc. and Leros Online, Inc. *
14.1	Code of Business Conduct and Ethics*
21.1	Subsidiaries of the small business issuer *
23.1	Consent of Sherb & Co. LLP **
23.2	Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5) *

*	previously filed
**	filed herewith

(1)	Incorporated by reference to the Form 10-SB, file number 000-27865, filed with on October 28, 1999, as amended.
(2)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on June 18, 2001.

(3)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on June 26, 2001.
(4)	Incorporated by reference to the Report on Form 8-K as filed on June 6, 2001.
(5)	Incorporated by reference to the Report on Form 8-K as filed on July 26, 2001.
(6)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on July 23, 2001.
(7)	Incorporated by reference to the Report on Form 8-K as filed on December 4, 2001.
(8)	Incorporated by reference to the Report on Form 8-K as filed on April 4, 2002.
(9)	Incorporated by reference to the Report on Form 8-K as filed on August 1, 2003.
(10)	Incorporated by reference to the Report on Form 8-K/A as filed on February 20, 2004.
(11)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on August 20, 2004.
(12)	Incorporated by reference to the Report on Form 8-K as filed on April 5, 2005.
(13)	Incorporated by reference to the definitive Information Statement on Schedule14C as filed on April 4, 2005.
(14)	Incorporated by reference to Amendment No. 1 to the Report on Form 8-K/A as filed on February 20, 2004.
(15)	Incorporated by reference to the Report on Form 8-K as filed on July 23, 2004.
(16)	Incorporated by reference to the Annual Report on Form10-KSB for the fiscal year ended September 30, 2005.
(17)	Incorporated by reference to the Report on Form 8-K as filed on January 30, 2006.
(18)	Incorporated by reference to the Report on Form 8-K as filed on June 22, 2006.

ITEM 28. UNDERTAKINGS

The undersigned small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, the small business issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Herndon, State of Virginia on March 28, 2007.

ICEWEB, INC.

By: /s/ John R. Signorello
John R. Signorello, CEO, Principal executive officer,

By: /s/ Mark B. Lucky
Mark B. Lucky, Chief Financial Officer, principal accounting and financial officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ John R. Signorello	CEO and director,	March 28, 2007
John R. Signorello	principal executive officer,

/s/ Mark B. Lucky	Chief Financial Officer, principal	March 28, 2007
Mark B. Lucky	financial and accounting officer

/s/ Harold F. Compton	Director	March 28, 2007
Harold F. Compton

Director
Raymond J. Pirtle, Jr.

/s/ Joseph Druzak	Director	March 28, 2007
Joseph Druzak

/s/ Jack Bush	Director	March 28, 2007
Jack Bush

The foregoing represents a majority of the Board of Directors